Exhibit 4(b)6

Private & Confidential

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OR OTHER SCANNED DOCUMENTS OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Dated /16/ December 2009

INTERCREDITOR DEED

between

MAGYAR TELECOM B.V.

as Issuer or Parent

INVITEL TÁVKÖZLÉSI ZRT.

as Company

BNP PARIBAS TRUST CORPORATION UK LIMITED

as Security Trustee

BNY CORPORATE TRUSTEE SERVICES LIMITED

as FRN Note Trustee

BNY CORPORATE TRUSTEE SERVICES LIMITED

as SSB Note Trustee

and

CERTAIN OTHERS

THIS DEED (this “Deed”) is dated /16/ December 2009 and made between:

(1)	MAGYAR TELECOM B.V. as the issuer of the FRN Notes and the SSB Notes (the “Issuer”), and as the parent of the Company (the “Parent”);

(2)	INVITEL TÁVKÖZLÉSI ZRT. as the company (the “Company”);

(3)	MATEL HOLDINGS N.V. as the parent of the Issuer (the “Ultimate Parent”);

(4)	THE COMPANIES listed in Part 1 of Schedule 1 (The Parties) as the original Obligors (the “Original Obligors”);

(5)	THE COMPANIES listed in Part 2 of Schedule 1 (The Parties) as the Original Subordinated Intra-Group Creditors (the “Original Subordinated Intra-Group Creditors”);

(6)	BNY CORPORATE TRUSTEE SERVICES LIMITED as trustee for the SSB Noteholders (the “SSB Note Trustee”);

(7)	BNP PARIBAS TRUST CORPORATION UK LIMITED as security trustee (the “Security Trustee”);

(8)	BNY CORPORATE TRUSTEE SERVICES LIMITED as trustee for the FRN Noteholders (the “FRN Note Trustee”); and

(9)	THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (The Parties) as the original hedge counterparties (the “Original Hedge Counterparties”).

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Account Charges” means each Parent Account Charge, each Company Account Charge, each Invitel Technocom Account Charge, each Invitel Austria Account Charge, each Invitel International Holdings Account Charge, each Turkish Subsidiary Account Charge, each Invitel IH Account Charge and any other charges and/or pledge of bank accounts entered into in favour of the Security Trustee pursuant to the Finance Documents (for and on behalf of the Senior Creditors).

“Accounting Principles” means:

(a)	in relation to the Group, IFRS; and

(b)	in relation to the Company and any other member of the Group incorporated in Hungary, generally accepted accounting principles, standards and practices in Hungary.

“Additional Debt” in relation to any obligation or liability means:

(a)	any refinancing (including subsequent refinancings), novation, deferral or extension of that obligation or liability or any part thereof;

(b)	any further advance made under any agreement supplemental to any relevant Finance Document plus all related interest, fees, costs and other expenses;

(c)	any claim for damages or restitution in the event of rescission of any such obligation or liability or otherwise in connection with any relevant Finance Document;

(d)	any claim against any Obligor flowing from any recovery by an Obligor or any other person of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(e)	any amounts (such as post-insolvency interest) which would otherwise be included in any such obligation or liability but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Additional Obligor” means any Subsidiary of the Issuer that accedes to this Deed in accordance with Clause 23.3 (Additional Obligors).

“Amend” means amend, novate, vary, waive, supplement or the giving of any waiver or consent (and “Amendment” and “Amended” shall be construed accordingly).

“Block Notice” has the meaning given to it in Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date).

“Borrowed Money” means Indebtedness (including, for the avoidance of doubt, but without double counting, any guarantees of such Indebtedness) in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non recourse basis), (v) payments for assets or services acquired which provide for such payments to be deferred for a period of 180 days or more after the relevant assets or services were supplied and accepted, (vi) hire purchase contracts, (vii) principal elements of rental payments under Finance Leases, (viii) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts to the extent that the same are treated as borrowings in accordance with the generally accepted principles and practices used in the preparation of the most recent audited financial statements of the Group (ix) derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account) and (x) any other transaction (including without limitation forward sale or purchase agreements and issues of redeemable shares) having the commercial effect of a borrowing or raising of money entered into for the purpose of financing a person’s operational or capital requirements provided that in making any calculation of Borrowed Money under this Deed no Indebtedness shall be taken into account more than once.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Budapest, Luxembourg and Paris and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Company Account Charge” means any charge and/or pledge of bank accounts of the Company entered into (whether prior to, on or after the date of this Deed) by the Company in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Credit Facility” means one or more debt facilities, indentures, trust deeds or arrangements, as the case may be, or commercial paper facilities with banks, insurance companies or other investors, providing for revolving credit loans, term loans, notes, bonds, letters of credit or other forms of guarantees and assurances or other credit facilities or extensions of credit.

“Creditor” means the Senior Creditors, the FRN Creditors and the Subordinated Intra-Group Creditors.

“Debt” means any or all (as the context requires) of the Senior Debt, the Hedging Liabilities, the FRN Issuer Debt, the FRN Subordinated Debt, the FRN Funding Loan Debt and the Subordinated Intra-Group Debt.

“Deed of Accession” means a deed by which a person becomes a party to this Deed, substantially in the form of Schedule 2 (Form of Deed of Accession) with such amendments as the Security Trustee may approve or reasonably require.

“Default” means an Event of Default or potential Event of Default under (and as defined in) any Senior Revolving Credit Facility, the SSB Indenture or the FRN Indenture, as the context requires.

“Dutch Share Security” means (i) any pledge over the shares of the Parent entered into (whether prior to, on or after the date of this Deed) and (ii) any pledge over the shares of Invitel International Holdings entered into (whether prior to, on or after the date of this Deed), in each case, in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement or security interest of any kind securing any obligation of any person (including without limitation title transfer and/or retention arrangements having similar effect).

“Enforcement Action” means:

(a)	in relation to any Debt, any action whatsoever to:

(i)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of such Debt; or

(ii)	recover all or any part of such Debt (including, without limitation, by attachment, set-off, execution, combination of accounts or otherwise save, in the case solely of set-off, to the extent such set-off occurs automatically by operation of law and not as a result of any action or election and any amount so set-off is subject to Clause 8 (Turnover)); or

(iii)	exercise any right to crystallise, or require the Security Trustee to crystallise, any floating charge created pursuant to the Security Documents; or

(iv)	exercise or enforce or require the Security Trustee to exercise or enforce any rights under or pursuant to the provisions of any guarantee granted by a member of the Group in relation to all or any part of such Debt or any Encumbrance in relation to such Debt (including under the Security Documents) whether by sale, possession, appointment of a receiver or otherwise; or

(v)	petition for (or take any other steps or action which may lead to) an Insolvency Event in relation to any member of the Group; or

(vi)	sue or bring or support any legal, arbitral or regulatory proceedings, or otherwise exercise any remedy for the recovery of such Debt against any member of the Group,

(vii)	provided that the taking of any action (not falling within (a)(i) to (v) above) necessary to preserve the validity and existence of claims, including the registration of such claims before any court or governmental authority, shall not constitute Enforcement Action; and

(b)	in relation to the Hedging Liabilities:

(i)	any action whatsoever to declare an Early Termination Event under any Hedge Agreement or demand payment of any amount which would become payable following an Early Termination Date; or

(ii)	the occurrence of an Early Termination Date as a result of Automatic Early Termination for which a member of the Group is the Defaulting Party,

and for this purpose “Early Termination Date”, “Automatic Early Termination” and “Defaulting Party” shall have the meanings given to them in the ISDA 1992 or (as the case may be) 2002 Master Agreement published by the International Swaps and Derivatives Association.

“Enforcement Date” has the meaning given to it in Clause 15.2 (Loss sharing).

“Environmental Claim” means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise), relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law in each case by any competent authority, court or regulatory body.

“Environmental Laws” means all or any laws, statutes, regulations, treaties, and judgments of any governmental authority or agency or any regulatory body in any jurisdiction in which any member of the Group is formed or carries on business relating to Environmental Matters applicable to such member of the Group.

“Environmental Licence” includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law.

“Environmental Matters” means (i) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any waste or any Relevant Substance, (ii) nuisance, noise, defective premises, health and safety at work or elsewhere and (iii) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organism supported by the environment (both natural and built).

“EURIBOR” means in relation to any Debt under any Finance Document in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the relevant interest period of such Debt) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the relevant representative with respect to such Debt at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11a.m. Brussels time on the Quotation Day for the offering of deposits in euro for a period comparable to the interest period of the relevant Debt.

“Euroweb Romania” means Euroweb Romania S.A., a joint-stock company organised and existing under the laws of Romania, having the sole registration code (C.U.I.) 10347830 and registration number with the Commercial Registry J40/2587/1998, and the registered office at 102 Lipscani Street, Nouveau Center, Corp A, 3 Floor, Sector 3, Bucharest, Romania.

“Euroweb Romania General Security Agreement” means any general security agreement entered into (whether prior to, on or after the date of this Deed) by Euroweb Romania in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Euroweb Romania Share Pledges” means any share pledge over the shares in Euroweb Romania entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Existing Intercreditor Deed” means the intercreditor deed dated 6 August 2004 (as amended and restated pursuant to a supplemental deed dated 27 April 2007, a second supplemental deed dated 3 March 2008 and a third supplemental deed dated 4 March 2009) between, inter alios, the Issuer, the Company, the Ultimate Parent, the other Obligors, the Security Trustee, the FRN Note Trustee and the Hedge Counterparties.

“Exposure” means:

(a)	in relation to a Senior Creditor (other than a Hedge Counterparty), the aggregate amount of its participation (if any, and without double counting) in all utilisations or drawings outstanding under any Senior Finance Document at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) together with the aggregate amount of all accrued interest, fees and commission owed to it under the applicable Senior Finance Document; and

(b)	in relation to a Hedge Counterparty:

(i)	if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement in accordance with the terms of this Deed on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close out as of the date of termination or close out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedging Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii)	if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement on or prior to the Enforcement Date:

(A)	if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Obligor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount is to be certified by the relevant Hedging Counterparty and as calculated in accordance with the relevant Hedging Agreement.

“Fifth Supplemental FRN Indenture” means the fifth supplemental indenture dated as of February 2, 2009 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“Finance Document” means each of the Senior Finance Documents, the FRN Finance Documents and the Subordinated Intra-Group Documents.

“Finance Lease” means a lease treated as a finance lease pursuant to the Accounting Principles.

“Finance Party” means the Senior Creditors and the FRN Creditors.

“Financial Support” means any financial support including, without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment.

“First Supplemental FRN Indenture” means the supplemental indenture dated as of April 27, 2007 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“Floating Charges” means each Original Floating Charge, each Invitel Technocom Floating Charge, each Invitel IH Floating Charge and any other floating charges or equivalent security created by any member of the Group in favour of the Security Trustee.

“Fourth Supplemental FRN Indenture” means the fourth supplemental indenture dated as of March 14, 2008 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“FRN Creditor” means the FRN Noteholders, the FRN Trustee, the Security Trustee as security trustee of the FRN Creditors pursuant to the terms hereof and, in each case, any successor thereto and any assigns, transferees or substitutes thereof or therefore and including any person to whom FRN Debt may be payable or owing (whether or not matured) from time to time.

“FRN Debt” means the FRN Issuer Debt and the FRN Subordinated Debt.

“FRN Debt Permitted Refinancing” means any refinancing of the FRN Notes (the “Refinanced FRN Notes”) (other than any refinancing of the FRN Notes with the proceeds from the issuance of Senior Debt) provided that:

(a)	the issuer of the Refinanced FRN Notes shall be the Issuer;

(b)	the only members of the Group that guarantee the Refinanced FRN Notes shall have guaranteed the Senior Debt and the Hedging Liabilities;

(c)	to the extent that the Refinanced FRN Notes are to be guaranteed or secured, the guarantees shall be given by the same guarantors of the FRN Notes (the “Existing FRN Notes”) and the security shall be the same as the FRN Security Documents;

(d)	the maturity date of the Refinanced FRN Notes shall be no earlier than one year after the final maturity date of the Senior Debt and there shall be no scheduled amortisation of the Refinanced FRN Notes prior to such date;

(e)	the scheduled interest payments on the Refinanced Notes are no more than either, if calculated on the basis of a floating rate, EURIBOR plus a margin not exceeding 6 per cent. per annum or, if calculated on the basis of a fixed rate, 10.5 per cent. per annum;

(f)	the aggregate amount of any underwriting, arrangement, commitment or other like fee or remuneration in respect of the Refinanced FRN Notes shall not be substantially higher than the market rate for such payments at the time of the issue of such Refinanced FRN Notes;

(g)	the terms of the Refinanced FRN Notes relating to repayment, prepayment, representations and warranties, covenants and events of default shall, when taken as a whole, in no event be materially more favourable to the holders of the Refinanced FRN Notes than the equivalent provisions of the Existing FRN Notes;

(h)	if the Refinanced FRN Notes have the benefit of guarantees and security from any member of the Group, the guarantees and security therefore shall be subordinated on the terms of this Deed;

(i)	the gross proceeds arising from the issue of the Refinanced FRN Notes do not exceed the aggregate of the principal amount, accrued and unpaid interest and fees outstanding under the Existing FRN Notes and any costs (including fees and expenses) incurred in connection with the issue of the Refinanced FRN Notes; and

(j)	to the extent of an amount equal to the outstanding principal amount of the FRN Funding Loan Debt, the gross proceeds of the Refinanced FRN Notes shall be on lent to the Company and used to refinance in full the FRN Funding Loan Debt, provided, however, that any of the paragraphs (a) through (j) of this definition may be waived with the prior written consent of the Majority Senior Creditors and provided further, that if such written consent is obtained from the Majority Senior Creditors, then the consent of all other Parties to this Deed to such waiver(s) shall be deemed to have been given.

“FRN Default” means an Event of Default as defined in the FRN Indenture.

“FRN Discharge Date” means the date on which all FRN Debt has been defeased in accordance with the terms of the FRN Finance Documents or fully discharged in accordance with the FRN Finance Documents.

“FRN Finance Documents” means, together the FRN Notes, the FRN Indenture, the FRN Security Documents, the FRN Funding Loan Agreements, this Deed and all other documents evidencing the terms of the FRN Debt and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith.

“FRN Funding Loan” means the intercompany loan which satisfies the criteria set out in Schedule 4 (FRN Funding Loans).

“FRN Funding Loan Agreements” means each intercompany loan agreement documenting the FRN Funding Loans between the Issuer as lender and the Company, its Subsidiaries and/or Invitel Technocom as borrower.

“FRN Funding Loan Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Company, its Subsidiaries and Invitel Technocom to the Issuer under or in connection with the FRN Funding Loan Agreements, whether or not matured and whether or not liquidated.

“FRN Guarantee” means each senior subordinated guarantee, in respect of the FRN Issuer Debt, to be executed by each FRN Guarantor in favour of and for the benefit of the FRN Creditors.

“FRN Guarantor” means the Company, Euroweb Romania, Invitel Technocom, Invitel Austria, the Turkish Subsidiary, Invitel IH, Invitel International Holdings and each member of the Group that from time to time guarantees the FRN Issuer Debt in accordance with the terms of the FRN Finance Documents, the FRN Indenture and this Deed and provided further that such party has acceded to this Deed pursuant to Clause 23 (Changes to the Parties).

“FRN Indenture” means the note indenture dated as of April 27, 2007 (as amended and supplemented from time to time and pursuant to the Second Supplemental FRN Indenture, the Third Supplemental FRN Indenture, the Fourth Supplemental FRN Indenture, the Fifth Supplemental FRN Indenture, the Sixth Supplemental FRN Indenture and the Seventh Supplemental FRN Indenture) among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“FRN Issuer Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Issuer to the FRN Creditors or any of them under or in connection with the FRN Finance Documents or otherwise, whether or not matured and whether or not liquidated, including (i) any FRN Debt Permitted Refinancing and (ii) any Additional Debt (other than any refinancing Additional Debt referred to in paragraph (a) of such definition) in relation thereto.

“FRN Noteholders” means the holders from time to time of the FRN Notes.

“FRN Notes” means the floating rate notes issued by the Parent under the FRN Indenture.

“FRN Security Documents” means each of the following Security entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee for and on behalf of the FRN Trustee:

(a)	the second ranking security document over the shares of the Parent;

(b)	the second ranking security documents over the FRN Funding Loans;

(c)	the Hungarian Security Deposit Deeds;

(d)	the second ranking share pledge over the shares in Euroweb Romania;

(e)	the second ranking quota pledge over the shares in Invitel Technocom;

(f)	the second ranking share pledges over the shares in Invitel Austria;

(g)	the second ranking share pledge over the shares in the Turkish Subsidiary;

(h)	the second ranking quota pledge over the shares in Invitel IH;

(i)	the second ranking share pledge over the shares in Invitel International Holdings;

(j)	any pledge or (as the case may be) charge over the shares of any other Obligor provided that (A) such shares are simultaneously (by way of a first ranking pledge) charged or (as the case may be) pledged to the Senior Creditors and (B) such security is at all times second ranking to the Senior Security Documents by and subject to the terms of this Deed; and

(k)	all other mortgages, charges, pledges, guarantees, indemnities and other instruments from time to time entered into in favour of any FRN Creditor by way of guarantee or other assurance of and/or security for amounts owed to any FRN Creditor under or in connection with any of the FRN Finance Documents provided that:

(i)	such instruments are simultaneously (by way of first ranking security) charged to the Senior Creditors; and

(ii)	such instruments are at all times second ranking to the Senior Security Documents and subject to the terms of this Deed.

“FRN Subordinated Debt” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) due, owing or incurred by any FRN Guarantor to any FRN Creditors pursuant to any FRN Guarantees together with any related Additional Debt owed to any FRN Creditors pursuant to any FRN Guarantee provided that Additional Debt incurred pursuant to paragraph (a) of such definition shall only be permitted to the extent such Additional Debt is incurred in relation to a FRN Debt Permitted Refinancing.

“FRN Trustee” means the FRN Note Trustee in its capacity as trustee for the FRN Noteholders, or its successors from time to time or any other trustee for the FRN Noteholders having become party to this Deed pursuant to Clause 23 (Changes to the Parties).

“FRN Trustee Amount” means an amount not exceeding Euro 100,000 per annum with respect to all compensation for services provided by the FRN Trustee which is payable to the FRN Trustee pursuant to the FRN Indenture and all out-of-pocket costs and expenses properly incurred by the FRN Trustee, including, without limitation, (i) compensation for the costs and expenses of the collection by the FRN Trustee of any amount payable to the FRN Trustee for the benefit of the FRN Creditors and (ii) costs and expenses of the FRN Trustee’s agents and counsel and, for the avoidance of doubt, “FRN Trustee Amounts” shall not include any amount of principal or interest payable in respect of the FRN Notes.

“General Security Agreements” means the Euroweb Romania General Security Agreement and any other general security agreement created in favour of the Security Trustee pursuant to the Finance Documents (for and on behalf of the Senior Creditors).

“Group” means the Parent and its Subsidiaries from time to time.

“Hedge Agreement” means any agreement, document or instrument to be based on the 1992 or (as the case may be) 2002 ISDA Master Agreement (Multicurrency Cross-Border) or other ISDA standard documentation documenting an interest rate or currency swap and, prior to any such arrangement being duly documented, the terms of such arrangement as orally agreed.

“Hedge Counterparty” means any bank, firm or other financial institution who enters into a Hedge Agreement with the Parent or the Company in relation to all or any part of the Senior Debt (including in relation to Hedge Agreements in existence on the date of this Deed in relation to past Indebtedness) or the FRN Debt and which is named in Part 3 of Schedule 1 (The Original Parties) or accedes to this Deed as a Hedge Counterparty pursuant to a Deed of Accession.

“Hedging Letter” means the hedging letter dated on the date of this Deed between the Company and certain Hedge Counterparties.

“Hedging Liabilities” means all present and future liabilities (actual or contingent) due, owing or incurred by the Parent or the Company to the Hedge Counterparties or any of them under or in connection with the Hedge Agreements, whether or not matured and whether or not liquidated together with Additional Debt in relation thereto.

“Holding Company” means, in relation to any company or partnership, any person of which the first mentioned company or partnership is a Subsidiary.

“Hungarian Assignment Agreements” means the Pledge of Receivables of the Company in favour of the Security Trustee, the Pledge of Receivables of Invitel Technocom in favour of the Security Trustee, the Pledge of Receivables of Invitel IH in favour of the Security Trustee, and such other pledges of receivables entered into by any member of the Group incorporated in Hungary from time to time in accordance with the Senior Finance Documents, the FRN Finance Documents and this Deed, in each case as amended, restated, supplemented or replaced from time to time.

“Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt” has the meaning given thereto in Clause 27.8(a) (Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt).

“Hungarian Security Deposit Deeds” means any security deposit deeds over the shareholding in the Company entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors and the FRN Creditors).

“Hungarian Security Deposit Deeds Parallel Debt” has the meaning given thereto in Clause 27.6(a) (Hungarian Security Deposit Deeds Parallel Debt).

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

“Indebtedness” has the meaning given to it in the SSB Indenture.

“Insolvency Event” has the meaning given to it in Clause 10 (Subordination on Insolvency).

“Insolvent Obligor” has the meaning given to it in Clause 10 (Subordination on Insolvency).

“Intra-Group Loan Agreements” means any loan agreements entered into between members of the Group (including, without limitation, the FRN Funding Loan Agreements and the SSB Proceeds Loan Agreement).

“Investor” means Mid Europa Partners LLP and any investment fund or vehicle, advised, sponsored or managed directly or indirectly by Mid Europa Partners LLP or any successor thereto, or by an affiliate of such person or any successor.

“Invitel Austria” means Invitel International AG (formerly Memorex Telex Communications AG), a company incorporated under the laws of Austria with registered number FN 99090 x.

“Invitel Austria Account Charge” means any pledge of bank accounts of Invitel Austria entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel Austria Share Pledges” means any pledge over the shares of Invitel Austria entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel IH” means Invitel International Hungary Kft., a limited liability company incorporated under the laws of Hungary having its registered seat at 2040 Budaörs, Puskás Tivadar u. 8-10., Hungary, and registered with the Pest County Court as Court of Registration under registration number Cg. 13-09-124800.

“Invitel IH Account Charge” means any charge and/or pledge of bank accounts of Invitel IH entered into (whether prior to, on or after the date of this Deed) by Invitel IH in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel IH Floating Charge” means any floating charge entered into (whether prior to, on or after the date of this Deed) by Invitel IH in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel IH Share Security” means any pledge over the quota of Invitel IH (whether prior to, on or after the date of this Deed) entered into in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel International Holdings” means Invitel International Holdings B.V. a company incorporated in The Netherlands having its registered address at Locatellikade 1, 1076 AZ Amsterdam, The Netherlands.

“Invitel International Holdings Account Charge” means any charge and/or pledge of bank accounts of Invitel International Holdings entered into (whether prior to, on or after the date of this Deed) by Invitel International Holdings in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel Technocom” means Invitel Technocom Távközlési Korlátolt Felelösségü Társaság (formerly known as Pantel Technocom Távközlési Korlátolt Felelösségü Társaság), a company incorporated in Hungary with registration number Cg. 14-09-305167.

“Invitel Technocom Account Charge” means any charge and/or pledge of bank accounts of Invitel Technocom entered into (whether prior to, on or after the date of this Deed) by Invitel Technocom in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel Technocom Floating Charge” means any floating charge entered into (whether prior to, on or after the date of this Deed) by Invitel Technocom in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Invitel Technocom Share Security” means any pledge over the quota of Invitel Technocom (whether prior to, on or after the date of this Deed) entered into by the Parent in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Issuer” means Magyar Telecom B.V., having its registered office at Locatellikade 1, 1076 AZ Amsterdam, The Netherlands as issuer of the FRN Notes and the SSB Notes.

“Junior Obligations” means all payment obligations of any Obligor under the FRN Finance Documents (other than the obligations under the Junior Parallel Debt).

“Junior Parallel Debt” has the meaning given thereto in Clause 27.5(f).

“Junior Pledge of FRN Funding Loan” means the pledge or assignment of receivables entered into by the Issuer in favour of the Security Trustee (for and on behalf of the FRN Creditors).

“Licences” means (i) any notifications under the Hungarian Act C of 2003 on electronic communications, the Romanian Emergency Government Ordinance no. 79/2002 on the general communications regulatory framework, approved with amendments by Law no. 591 of 29 October 2002, as subsequently amended and completed, the Turkish Electronic Communications Law No. 5809, the Turkish Telegraph and Telephone Law No. 406, the Turkish Radio Law No. 2813, and the Turkish Regulation on Authorisation of Electronic Communication Sector and any other secondary legislation issued by the Turkish Information and Communication Technologies Authority, (ii) any licence issued by the Hungarian Communications Authority, the National Authority for Management and Regulation in Communications (ANCOM), the Turkish Information and Communication Technologies Authority and any replacement of any of the same required by the Group, and (iii) any additional or replacement concession or similar contracts under any Telecommunications Laws applicable in Austria, Hungary, Romania and Turkey to carry on the Telecoms Business of the Group.

“Majority Senior Creditors” means, at any time the holders of more than 50% of the principal amount of the following, taken as one class:

(a)	Senior Debt (other than Hedging Liabilities); and

(b)	(without double counting) undrawn uncancelled commitments for such Senior Debt under the Senior Finance Documents.

“Necessary Authorisations” means all approvals, authorisations and licences (other than the Licences) from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority necessary in order to enable each member of the Group to carry out the Telecoms Business which is carried on at the relevant time.

“Obligors” means the Original Obligors and any Additional Obligors.

“Original Floating Charges” means any floating charges entered into by the Company in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Original Obligors” means the Parent, the Company, Invitel Austria, Invitel IH, Invitel International Holdings, Invitel Technocom and the Turkish Subsidiary.

“Parent Account Charge” means any pledge of bank accounts of the Parent entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Party” means a party to this Deed.

“Permitted FRN Payments” has the meaning given to in Clause 7.3 (Permitted FRN Payments).

“Permitted FRN Subordinated Debt Payments” has the meaning given to in Clause 7.2 (Permitted FRN Subordinated Debt).

“Permitted Payments” means any payment by any Obligor to a Subordinated Intra-Group Creditor (whether of principal, interest or otherwise) from time to time when due, to the extent not prohibited by the Senior Finance Documents and the FRN Finance Documents.

“Pledges of Receivables” means any pledge or assignment of receivables entered into (whether prior to, on or after the date of this Deed) by (i) the Parent in favour of the Security Trustee (for and on behalf of the Senior Creditors); (ii) the Company in favour of the Security Trustee (for and on behalf of the Senior Creditors); (iii) Invitel Technocom in favour of the Security Trustee (for and on behalf of the Senior Creditors); (iv) Invitel Austria in favour of the Security Trustee (for and on behalf of the Senior Creditors; (v) the Turkish Subsidiary in favour of the Security Trustee (for and on behalf of the Senior Creditors) and (vi) any member of the Group in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Public Debt” means any bonds, debentures, notes or other indebtedness of a type that could be issued or traded in any market where capital funds (whether debt or equity) are traded, including private placement sources of debt and equity as well as organised markets and exchanges, whether such indebtedness is issued in a public offering or in a private placement to institutional investors or otherwise.

“Qualified Sale” means a sale or disposition of (as the case may be) the FRN Funding Loan or all or substantially all of the equity interests in the relevant Obligor where (i) such sale is for consideration all or substantially all of which is in the form of cash or cash equivalents, (ii) concurrently with the completion of such sale or disposal, (A) in the case of a sale or disposal of equity interests in an Obligor, the claims and security interests of the Senior Finance Parties and the claims of any other provider of pari passu or subordinated Public Debt against such Obligor and its subsidiaries, are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any affiliate thereof), or, as the case may be, (B) in the case of a sale or disposal of the FRN Funding Loan, the security interests of the Senior Finance Parties over the FRN Funding Loan are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any affiliate thereof), (iii) the sale is either made pursuant to a public auction (in which the FRN Creditors (in the case of a disposal pursuant to any Enforcement Action on the instructions of the Majority Senior Creditors) or the Senior Creditors (in the case of a disposal pursuant to any Enforcement Action on the instructions of the FRN Trustee) have the right to participate) or is otherwise made for fair market value, taking account the circumstances giving rise to the sale, as certified by an independent internationally recognised investment bank selected by the Security Trustee and (iv) the sale is made in compliance with all applicable laws (including, without limitation, in the case of equity interest in the Issuer or any other Obligor incorporated in the Netherlands, in accordance with book 3, heading 9 of the Dutch Civil Code (boek 3, title 9, Burgerlijk Wetboek)).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period; or

(b)	(if the currency is Forints), the date on which quotations would customarily be provided by leading banks in the Budapest interbank market for deposits in Forints for delivery on the first day of the relevant period, unless, in the case of paragraph (a), market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the relevant representative in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means any administrative receiver, receiver and/or manager or any other receiver, whether appointed pursuant to any Security Document, pursuant to any statute, by court or otherwise, of all or any of the Secured Assets.

“Reference Banks” means, in relation to EURIBOR BNP Paribas, Calyon and Credit Suisse or such other banks as may be agreed by the Security Trustee and the Issuer.

“Relevant Interbank Market” means in relation to euro, the European interbank market and in relation to Forints, the Budapest interbank market.

“Relevant Jurisdiction” means each jurisdiction in which a member of the Group is incorporated or formed or in which such member of the Group has its principal place of business or owns any material assets or in which any action contemplated by this Deed takes place or is to take place.

“Relevant Substance” means (i) any radioactive emissions, (ii) any electrical or electromagnetic emissions and (iii) any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which is capable of causing harm to man or any other material living organism supported by the environment (both natural and built), or materially damaging the environment (both natural and built) or public health or welfare.

“Screen Rate” means in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Senior Representatives may by agreement specify another page or service displaying the appropriate rate after consultation with the Issuer.

“Second Supplemental FRN Indenture” means the second supplemental indenture dated as of July 26, 2007 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“Secured Assets” mean the assets, undertaking, goodwill, property or rights which are the subject of the security created pursuant to any of the Security Documents.

“Secured Creditors” means the Senior Creditors and the FRN Creditors.

“Security” means the Encumbrances granted in favour of the Finance Parties (or any of them) in accordance with the terms of the Security Documents.

“Security Documents” means the Senior Security Documents and the FRN Security Documents.

“Security Provider” means any party other than a member of the Group or a Finance Party which enters into a Security Document.

“Security Trustee” means BNP Paribas Trust Corporation UK Limited of 55 Moorgate, London EC2R 6PA acting in its capacity as security trustee in relation to the Security Documents or such other person as may from time to time act in that capacity including, from and after the Senior Discharge Date, such other person as the FRN Trustee shall nominate for that purpose.

“Senior Creditor” means any Senior Finance Party.

“Senior Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by any Obligor to any of the Senior Finance Parties under or in connection with the Senior Finance Documents or otherwise, whether or not matured and whether or not liquidated, together with any Additional Debt in relation thereto.

“Senior Default” means an Event of Default as defined in any of the SSB Indenture or any Senior Revolving Credit Facility Agreement or any other Credit Facility for Senior Debt (not including, for the avoidance of doubt, any Hedging Agreement).

“Senior Discharge Date” means the date on which all Senior Debt has been irrevocably paid and discharged and all commitments under the Senior Finance Documents have been terminated or cancelled in accordance with the Senior Finance Documents.

“Senior Finance Documents” means the SSB Finance Documents, each Senior Revolving Credit Facility Agreement and each Finance Document (as defined therein), each Senior Security Document, this Deed, each Hedge Agreement including any master agreement, confirmation, schedule or other agreement entered into in relation to a Hedge Agreement and any Deed of Accession and any other document designed as such by any Senior Representative and the Issuer.

“Senior Finance Parties” means each of:

(a)	the Security Trustee;

(b)	the SSB Note Trustee and each SSB Noteholder;

(c)	each lender under a Senior Revolving Credit Facility Agreement and each Senior Revolving Credit Facility Agent;

(d)	any Hedge Counterparty;

(e)	the beneficiary of each indemnification obligation undertaken by any Obligor under the Senior Finance Documents;

(f)	any other Person with any claim in respect of Senior Debt; and

(g)	any successor, transferee, replacement or assignee of any of the above, including under any such Debt as Amended or refinanced.

“Senior Obligations” means all payment obligations of any Obligor under the Senior Finance Documents to one or more Senior Creditors (other than the obligations under the Senior Parallel Debt).

“Senior Parallel Debt” has the meaning given thereto in Clause 27.5(a).

“Senior Representative” means, with respect to the holders of any Senior Debt that is issued under or pursuant to a Credit Facility, the trustee, representative or agent (if any) of such holders under such Credit Facility. For the avoidance of doubt, each of the SSB Note Trustee and each Senior Revolving Credit Facility Agent is a Senior Representative.

“Senior Revolving Credit Facility Agent” means any person appointed from time to time as agent for the lenders under a Senior Revolving Credit Facility Agreement; provided that there shall not be more than one Senior Revolving Credit Facility Agent for any one Senior Revolving Credit Facility Agreement at any one time.

“Senior Revolving Credit Facility Agreement” means one or more senior revolving facility agreements entered into pursuant to and in accordance with Clause 3.1 (Senior Revolving Credit Facility Agreement).

“Senior Revolving Credit Facility Debt” means all present and future liabilities (actual or contingent), due, owing or incurred by the Issuer or any Obligor to the Senior Revolving Credit Facility Creditors or any of them under or in connection with the Senior Finance Documents or otherwise, whether or not matured and whether or not liquidated, including any Additional Debt in relation thereto.

“Senior Revolving Credit Facility Creditors” means each lender under a Senior Revolving Credit Facility Agreement and each Senior Revolving Credit Facility Agent.

“Senior Security Documents” means:

(a)	the first ranking security documents entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors) over the SSB Proceeds Loan;

(b)	the first ranking security documents entered into (whether prior to, on or after the date of this Deed) in favour of the Security Trustee (for and on behalf of the Senior Creditors) over the Subordinated Intra-Group Debt;

(c)	the Share Securities;

(d)	the Pledges of Receivables;

(e)	the Floating Charges;

(f)	the General Security Agreements;

(g)	the Turkish Subsidiary Commercial Enterprise Pledge

(h)	the Account Charges; and

(i)	all other mortgages, charges, pledges, assignments, guarantees, indemnities and other instruments from time to time entered into in favour of any Senior Finance Party by way of guarantee or other assurance of and/or security for amounts owed to any of the Senior Creditors under or in connection with any of the Senior Finance Documents.

“Seventh Supplemental FRN Indenture” means the seventh supplemental indenture dated as of December 11, 2009 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“Share Securities” means each Hungarian Security Deposit Deed, each Euroweb Romania Share Pledge, the Dutch Share Securities, each Invitel Technocom Share Security, each Invitel Austria Share Pledge, each Turkish Subsidiary Share Security, each Invitel IH Share Security and any other security deposit or interest, pledge, charge or mortgage over shares in any member of the Group entered into in favour of the Security Trustee.

“Sixth Supplemental FRN Indenture” means the sixth supplemental indenture dated as of March 26, 2009 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“SSB Creditor” means the SSB Noteholders, the SSB Note Trustee, the Security Trustee as security trustee of the SSB Creditors pursuant to the terms hereof and, in each case, any successor thereto and any assigns, transferees or substitutes thereof or therefore and including any person to whom SSB Debt may be payable or owing (whether or not matured) from time to time.

“SSB Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Issuer or any Obligor to the SSB Creditors or any of them under or in connection with the SSB Finance Documents or otherwise, whether or not matured and whether or not liquidated, including any Additional Debt in relation thereto (other than any refinancing Additional Debt referred to in paragraph (a) of such definition) in relation thereto).

“SSB Finance Documents” means, together, the SSB Notes, the SSB Indenture, the SSB Security Documents, the SSB Guarantee, this Deed and all other documents evidencing the terms of the SSB Debt and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith.

“SSB Guarantee” means each senior guarantee in respect of the SSB Issuer Debt executed or to be executed by each Obligor in favour of and for the benefit of the SSB Creditors.

“SSB Indenture” means a note indenture and/or other instrument pursuant to which the SSB Notes are issued including the SSB Guarantee.

“SSB Issuer Debt” means all present and future liabilities (actual or contingent) due, owing or incurred by the Issuer to the SSB Creditors or any of them under or in connection with the SSB Finance Documents or otherwise, whether or not matured and whether or not liquidated, including any Additional Debt in relation thereto (other than any refinancing Additional Debt referred to in paragraph (a) of such definition) in relation thereto).

“SSB Noteholders” means the holders from time to time of the SSB Notes.

“SSB Notes” means the fixed rate senior secured notes issued or to be issued by the Issuer pursuant to the SSB Indenture, including for the avoidance of doubt any further such notes issued as Additional Notes pursuant to and as defined in the SSB Indenture.

“SSB Note Trustee” means BNY Corporate Trustee Services Limited in its capacity as trustee for the SSB Noteholders, or its successors from time to time or any other trustee for the SSB Noteholders having become party to this Deed pursuant to Clause 23 (Changes to the Parties).

“SSB Proceeds Loan Agreement” means the intercompany loan agreement documenting the SSB Proceeds Loan.

“SSB Proceeds Loan” means the loan from the Issuer to the Company from the proceeds of the issuance of the SSB Notes.

“SSB Security Documents” means the Senior Security Documents.

“Standstill Period” has the meaning given to it in Clause 13.1 (Restrictions on FRN CreditorEnforcement Action).

“Subordinated Intra-Group Creditor” means the Original Subordinated Intra-Group Creditors and any member of the Ultimate Parent Group that accedes to this Deed in accordance with Clause 23.8 (Subordinated Intra-Group Creditors).

“Subordinated Intra-Group Debt” means (i) all present and future liabilities (actual or contingent) due, owing or incurred by the Obligors (in the capacity of subordinated debtors) or any of them to the Subordinated Intra-Group Creditors including, without limitation, under or in respect of any loan, loan stock, loan capital, preference shares or in any other respect (including, without limitation, the FRN Funding Loan Debt) and (ii) all present and future liabilities (actual or contingent) due, owing or incurred by the Obligors (in the capacity of subordinated debtor) or any of them to the Subordinated Intra-Group Creditors and/or any other person who may hold shares in the Obligors, in each case, in relation to the share capital of the Obligors.

“Subordinated Intra-Group Document” means any agreements or instruments under which the Subordinated Intra-Group Debt arises or is regulated (including, without limitation, the FRN Funding Loan Agreements).

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, for which purpose “control” means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise or the right to receive more than 50 per cent. of any distributions (of whatever nature) made in respect of the share capital or other ownership interests of such company or entity.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Telecoms Business” means the development, ownership or operation of telecommunications systems in Hungary and in Romania and/or provision of public telephone switching and data and internet services in Hungary and connecting to other countries and/or any business directly related thereto and reasonably considered to be financially beneficial to such business and the development, ownership or operation of wholesale data services in Austria, Bulgaria, Czech Republic, Italy, Slovakia, Serbia, Slovenia, Turkey and Ukraine.

“Telecommunications Laws” means all laws, statutes, regulations and judgments relating to telecommunications applicable to any member of the Group, and/or to the business carried on by any member of the Group (for the avoidance of doubt, not including laws, statutes, regulations or judgments relating solely to consumer credit, data protection or intellectual property).

“Third Supplemental FRN Indenture” means the third supplemental indenture dated as of March 5, 2008 among, inter alios, the Issuer, the subsidiary guarantors mentioned therein, BNY Corporate Trustee Services Limited as trustee, relating to the Issuer’s Floating Rate Senior Notes due 2013.

“Transaction Documents” means the Intra-Group Loan Agreements attached at Schedule 6 (Transaction Documents) hereto.

“Trust Property” means, collectively, (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by, and conferred on the Security Trustee under, the Security Documents, (ii) all assets paid or transferred to or vested in the Security Trustee or its agent or received or recovered by the Security Trustee or its agent in connection with any of the Security Documents whether from any Security Provider or Obligor or any other person and (iii) all rights, benefits, interests and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Trustee or its agent in respect of the same (or any part thereof).

“Turkish Asset Security” means the Turkish Subsidiary Commercial Enterprise Pledge, the Turkish Subsidiary Assignment of Receivables and the Turkish Subsidiary Account Charge.

“Turkish Security Documents” means the Turkish Subsidiary Commercial Enterprise Pledge, the Turkish Subsidiary Account Charge, the Turkish Subsidiary Assignment of Receivables and the Turkish Subsidiary Share Security.

“Turkish Subsidiary” means MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Şirketi, a company incorporated under the laws of Turkey with registered number of 622201 at the Istanbul Trade Registry.

“Turkish Subsidiary Account Charge” means any charge and/or pledge of bank accounts entered into (whether prior to, on or after the date of this Deed) by the Turkish Subsidiary in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Turkish Subsidiary Assignment of Receivables” means any assignment of receivables entered into (whether prior to or after the date of this Deed) by the Turkish Subsidiary in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Turkish Subsidiary Commercial Enterprise Pledge” means any commercial enterprise pledge of the Turkish Subsidiary entered into (whether prior to, on or after the date of this Deed) by the Turkish Subsidiary in favour of the Security Trustee (for and on behalf of the Senior Creditors).

“Turkish Subsidiary Share Security” means any pledge over the shares of the Turkish Subsidiary entered into (whether prior to, on or after the date of this Deed) by Invitel Austria in favour of the Security Trustee (for and on behalf of the Senior Creditors and the FRN Creditors).

“Turkish Subsidiary Share Security Parallel Debt” has the meaning given thereto in Clause 27.7(a).

“Ultimate Parent” means Matel Holdings N.V. (formerly Telemark N.V.), a limited liability company incorporated under the laws of Netherlands Antilles (Registered number: 86225) with its registered address at Schottegatweg Oost 44, Willemstad Curaçao, Netherlands Antilles.

“Ultimate Parent Group” means the Ultimate Parent and its Subsidiaries from time to time.

1.2	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.3	Construction of certain terms

In this Deed, unless the context otherwise requires:

(a)	references to a clause, a sub-clause, a paragraph or a schedule is a reference to a clause, sub-clause or paragraph of, or schedule to, this Deed.

(b)	words importing the plural shall include the singular and vice versa;

(c)	a reference to any party hereto or any party to a Finance Document includes their respective permitted successors, assigns, replacements, transferees and substitutes from time to time;

(d)	a reference to a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality or two or more of the foregoing;

(e)	references to a Senior Finance Document, an FRN Finance Document, a Subordinated Intra-Group Document or any other document or agreement is to that document or agreement as novated, supplemented, amended, varied or restated from time to time, but excluding for this purpose any amendment which is contrary to any provision of this Deed;

(f)	a payment includes a prepayment or a repayment and references to pay include repay and prepay;

(g)	references to “administrator” includes bewindvoerder, “moratorium” includes voorlopige surséance van betaling and definitieve surséance van betaling, “trustee in bankruptcy” includes curator and “winding-up” or “administration” includes bankruptcy (faillissement) and liquidation (felszámolas) of an entity;

(h)	references to “winding-up”, “dissolution”, “administration”, or “insolvency” where it relates to an Obligor incorporated in Romania, includes insolventa, reorganizare, judiciara, faliment (as regulated by, inter alia, the Romanian Law 85/2006 regarding insolvency procedures), lichidare and dizolvare;

(i)	references to “liquidator”, “receiver”, “administrator” or “similar officer” where it relates to a an Obligor incorporated in Romania, includes judecator sindic, administrator, administrator judiciar, administrator special or lichidator;

(j)	references to “winding-up”, “dissolution”, “administration”, or “insolvency” where it relates to an Obligor incorporated in Hungary, includes “csödeljárás”, “felszámolás”, “végelszámolás” and “törlés a cégnyilvántartásból”;

(k)	references to any statute, statutory instrument or enactment shall be deemed to include references to such statute, statutory instrument or enactment as re-enacted, amended or extended from time to time;

(l)	for the purposes of this Deed, to the extent that the Senior Debt has been irrevocably paid and discharged and all commitments under the Senior Finance Documents of the Senior Finance Parties to the Obligors have been terminated or cancelled in accordance with the Senior Finance Documents, any consents required to be given prior to the Senior Discharge Date by the Majority Senior Creditors shall instead be given by all the Hedge Counterparties; and

(m)	“Calyon” means Calyon Hungarian Branch Office.

1.4	Effect as a deed

This Deed is intended to take effect as a deed notwithstanding that a Party may have executed it under hand only.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in this Deed or as set forth in paragraph (c) below, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any person who is not a party is not required to rescind or vary this Deed at any time.

(c)	The Third Parties Rights Act shall apply to this Deed in respect of any SSB Noteholder which, by holding an SSB Note, has effectively agreed to be bound by the provisions of this Deed and will be deemed to receive the benefit of this Deed as if such person was a Party hereto.

1.6	Inconsistencies with other Finance Documents

(a)	If there is an inconsistency between the provisions of this Deed (regarding subordination, turnover, ranking and amendments only) and any other Senior Finance Document, FRN Finance Document or Subordinated Intra-Group Document, this Deed will prevail.

(b)

Notwithstanding anything to the contrary in this Deed, Clause 1.6(a) does not, as between any Senior Creditor, FRN Creditor and member of the Group, cure, postpone, waive or negate in any manner any default or event of default under any Senior Finance Document or FRN Finance Document as provided in that Senior Finance Document or FRN Finance Document, as applicable (but without prejudice to any restriction in this Deed on the ability of a Creditor to take any action consequent upon any such default or event of default).

1.7	Senior Representatives

(a)	Any Senior Representatives may execute and, if relevant, deliver any agreement, deed or instrument on behalf of the Senior Creditors in respect of which they are agent, trustee or representative to the extent the relevant Senior Creditors have consented to such agreement, deed or instrument or the matters affected thereby.

(b)	The Security Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any Senior Representative pursuant to the terms of this Deed without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by a Senior Representative properly acting.

1.8	Non-registrable interest

No part of this Deed is intended to or shall create a registrable security interest.

1.9	Failure of trusts

If any trust intended to arise under Clause 8 (Turnover) fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Party will pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security Trustee.

1.10	Existing Intercreditor Deed

Each of the Issuer, the Company, the Ultimate Parent, the other Obligors, the Subordinated Intra-Group Creditors, the Security Trustee, the FRN Note Trustee and the Hedge Counterparties acknowledges and agrees that this Deed supersedes and replaces the Existing Intercreditor Deed and that the terms and conditions of the Existing Intercreditor Deed are terminated as between each such entities.

2.	RANKING

2.1	Ranking

(a)	Unless expressly provided to the contrary in this Deed, the Debt of each Obligor shall rank with respect to such Obligor in right and priority of payment in the following order:

First: the Senior Debt and the FRN Issuer Debt (pari passu, without any preference between themselves);

Second: the FRN Subordinated Debt and the FRN Funding Loan Debt (pari passu, without any preference between themselves); and

Third: the Subordinated Intra-Group Debt (pari passu, without any preference between themselves).

For the avoidance of doubt, the FRN Subordinated Debt and the FRN Funding Loan Debt are not and may not be Debt of the Issuer and the FRN Issuer Debt is Debt only of the Issuer.

(b)	Unless expressly provided to the contrary in this Deed, the Security shall rank and secure the Debt (to the extent Security has been given in favour of such Debt), and the proceeds of enforcement shall rank in right and priority of payment, in the following order:

First: the Senior Debt (pari passu, without any preference between themselves); and

Second: the FRN Debt (pari passu, without any preference between themselves).

2.2	Ranking of Debt unaffected

The ranking and order of priority of Debt set out in Clause 2.1 (Ranking) shall apply notwithstanding:

(a)	the order of registration, notice or execution of any Security Document or other document;

(b)	when any Debt is incurred;

(c)	whether or when a Creditor is obliged to advance any Debt;

(d)	any fluctuation in the outstanding amount of, or any intermediate discharge of, any Debt;

(e)	the creation in favour of any Creditor in accordance with this Deed of any additional security over the undertaking, properties or assets of the Obligors, the Issuer and the Ultimate Parent (or any of them) or any asset which is subject to a floating charge in any Security Document becoming subject to a fixed charge or a crystallised floating charge; or

(f)	any contrary provisions in any Finance Document.

2.3	Classes of certain Debt inter se

This Deed does not purport to rank any element of the FRN Issuer Debt inter se or the FRN Subordinated Debt inter se or the Subordinated Intra-Group Debt inter se.

3.	LONG TERM FUNDING

3.1	Senior Revolving Credit Facility Agreement

The Creditors acknowledge that the Obligors (or any of them) may wish to incur incremental Debt or refinance amounts outstanding under any Senior Revolving Credit Facility Agreement from time to time by entering into one or more revolving credit or revolving loan facilities and related guarantees and security which is intended by such Obligors to constitute Senior Revolving Credit Facility Debt for the purpose of this Deed. The Creditors confirm that if and to the extent such a financing or refinancing and any related guarantee, such ranking and such security is permitted by the terms of the Finance Documents at such time, they will (at the cost of the Obligors) co-operate with the Obligors with a view to enabling such financing or refinancing, guarantees, security and ranking to take place. In particular, but without limitation, each Creditor hereby authorises its Senior Representative to execute any amendment to this Deed and the Security Documents required to reflect such arrangements, to the extent such financing or refinancing, guarantees, security and ranking is permitted by the relevant Finance Documents (including, without limitation, Sections 4.06, 4.10 and 4.22 of the SSB Indenture). The Parent may procure that, banks or financial institutions or other entities (or the representative of such banks, financial institutions or other entities) may accede to this Deed as Creditors under such Senior Revolving Credit Facility Debt pursuant to Clause 23 (Changes to the Parties).

3.2	Additional other Debt

The Creditors acknowledge that the Obligors (or any of them) may wish to incur incremental Debt or refinance Outstandings in relation to any existing Debt from time to time by entering into one or more Credit Facility which is intended by such Obligors to rank pari passu with any existing Debt and/or share pari passu in any existing Security and/or to rank behind any existing Debt and/or to share in any existing Security behind such existing Debt. The Creditors confirm that if and to the extent such a financing or refinancing and any related guarantees, such ranking and such Security is permitted by the terms of the Finance Documents at such time, they will (at the cost of the Obligors) co-operate with the Obligors with a view to enabling such financing or refinancing, guarantees, sharing of the Security and ranking to take place. In particular, but without limitation, each Creditor hereby authorises its Senior Representative to execute any amendment to this Deed and the Security Documents required to reflect such arrangements, to the extent such financing or refinancing is permitted by the relevant Finance Documents (including, without limitation, Sections 4.06, 4.10 and 4.22 of the SSB Indenture). The Parent may procure that, banks or financial institutions or other entities (or the representative of such banks, financial institutions or other entities) may accede to this Deed as Creditors under such Credit Facilities pursuant to Clause 23 (Changes to the Parties).

4.	UNDERTAKINGS/PROHIBITED PAYMENTS

4.1	Obligors/FRN Guarantors

(a)	Each FRN Guarantor undertakes to each of the Senior Creditors that, until the Senior Discharge Date, except to the extent permitted by the Senior Finance

Documents or otherwise with the prior written consent of the Majority Senior Creditors, such FRN Guarantor will not, and will procure that none of its Subsidiaries directly or indirectly:

(i)	pay, prepay or repay or make any distribution in respect of or on account of, or otherwise seek to reduce or redeem in whole, or in part any of the FRN Debt except (i) as permitted by Clauses 7 (Permitted Payments) or 13 (Enforcement Action) and (ii) as contemplated by Clause 10.3 (Filing of Claims);

(ii)	discharge any of the FRN Debt by set-off, any right of combination of accounts or otherwise except (i) as permitted by Clauses 7 (Permitted Payments) or 13 (Enforcement Action), (ii) as contemplated by Clause 10.3 (Filing of Claims), and (iii) subject to the provisions of Clause 8 (Turnover), if it is required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract);

(iii)	create or permit to subsist, or permit any member of the Group to create or permit to subsist, any Encumbrance over any of its assets for any of the FRN Debt except under the FRN Security Documents and the FRN Indenture;

(iv)	defease, purchase, acquire or agree to acquire or procure any other person to acquire on its account all or any part of the FRN Debt save as permitted by Clause 7 (Permitted Payments);

(v)	give any Financial Support other than the FRN Guarantee, the FRN Security Documents or the indemnities under the purchase agreement in respect of the FRN Notes, to any person in respect of the FRN Debt or to enable any person to do any of the things referred to in paragraph (i) above or this paragraph (v) except where such such FRN Guarantor gives (or has given) Financial Support to the Senior Creditors in relation to the Senior Debt in which case such Financial Support, in respect of the FRN Debt, shall be subordinated to the Senior Debt in accordance with the terms of this Deed; or

(vi)	take or omit to take any action whereby the ranking and/or subordination provided for in this Deed may be impaired.

(b)	Each Obligor undertakes to each of the Senior Creditors and the FRN Creditors that, until the Senior Discharge Date, except to the extent permitted by the Senior Finance Documents or otherwise with the prior written consent of the Majority Senior Creditors, and if prior to the FRN Discharge Date, to the extent permitted by the FRN Finance Documents or otherwise except as the FRN Trustee has previously consented in writing, such Obligor will not, and will procure that none of its Subsidiaries directly or indirectly:

(i)	pay, prepay or repay or make any distribution in respect of or on account of, or otherwise seek to reduce or redeem in whole or in part, any of the Subordinated Intra-Group Debt, (i) except as permitted by Clause 7 (Permitted Payments) and (ii) as contemplated by Clause 10.3 (Filing of Claims);

(ii)	discharge any of the Subordinated Intra-Group Debt by set-off, any right of combination of accounts or otherwise except (i) as permitted by Clause 7 (Permitted Payments), (ii) as contemplated by Clause 10.3 (Filing of Claims), and (iii) subject to the provisions of Clause 8 (Turnover), if it is so required to do so, or the same occurs automatically by operation of law, under any applicable law (not including, for the avoidance of doubt, under any contract);

(iii)	create or permit to subsist, or permit any member of the Group to create or permit to subsist, any Encumbrance over any of its assets for any of the Subordinated Intra-Group Debt;

(iv)	defease, purchase, acquire or agree to acquire or procure any other person to acquire on its account all or any part of the Subordinated Intra-Group Debt, save as permitted by Clause 7 (Permitted Payments);

(v)	give any Financial Support to any person in respect of the Subordinated Intra-Group Debt or to enable any person to do any of the things otherwise prohibited by paragraph (i) or this paragraph (v);

(vi)	take or omit to take any action whereby the ranking and/or subordination provided for in this Deed may be impaired;

(vii)	declare (in its capacity as shareholder of an Obligor), give notice of or pay any dividend, or any money in redemption or repurchase of, any share capital or make any other distribution in respect of its share capital to any other person except (i) as permitted under Clause 7 (Permitted Payments) and (ii) as contemplated by Clause 10.3 (Filing of Claims); or

(viii)	(i) take any step to wind up or (ii) claim in the insolvency, winding-up, liquidation or bankruptcy of, any member of the Group other than as contemplated by Clause 10.3 (Filing of Claims).

4.2	Subordinated Intra-Group Creditors

Each Subordinated Intra-Group Creditor undertakes to each Senior Creditor, and each FRN Creditor that, until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, and if prior to the FRN Discharge Date, except as the FRN Trustee has previously consented in writing, no Subordinated Intra-Group Creditor will directly or indirectly:

(a)	demand or receive payment, prepayment, repayment or redemption of or any distribution or repurchase in respect of (or on account of) any of the Subordinated Intra-Group Debt in cash or in kind or apply any money or property in or towards the discharge of any Subordinated Intra-Group Debt (i) except as permitted by Clause 7 (Permitted Payments) and (ii) save as contemplated by Clause 10.3 (Filing of Claims);

(b)	(without limiting the right to repay or prepay Subordinated Intra-Group Debt to the extent permitted by Clause 7 (Permitted Payments)) sell, transfer, assign or otherwise dispose of any Subordinated Intra-Group Debt other than in accordance with Clause 23.8 (Subordinated Intra-Group Creditors);

(c)	discharge or seek to discharge all or any part of the Subordinated Intra-Group Debt by set-off, any right of combination of accounts or otherwise except to the extent permitted by Clause 7 (Permitted Payments) and save as contemplated by Clause 10.3 (Filing of Claims) and subject to the provisions of Clause 8 (Turnover), save to the extent it is required to do so, or the same occurs automatically by operation of law (not including, for the avoidance of doubt, under any contract);

(d)	take, accept, create, permit to subsist or receive any Encumbrance or any Financial Support for, or in respect of, any of the Subordinated Intra-Group Debt;

(e)	commence any proceedings against the Obligors (or any of them) or take any action for or in respect of the recovery of any Subordinated Intra-Group Debt or any part thereof or otherwise claim or rank as a creditor in the insolvency, winding-up, examinership, bankruptcy, administration or liquidation of any member of the Group other than with respect to Subordinated Intra-Group Debt in accordance with the provisions of Clause 10.3 (Filing of Claims);

(f)	accelerate or put on demand any of the Subordinated Intra-Group Debt or call a default or event of default (or similar occurrences) under any of the Subordinated Intra-Group Documents;

(g)	(without prejudice to the generality of Clauses 4.2(a) or 4.2(f)) demand, give notice of or accept payment in respect of (i) any dividend or other distribution in respect of, or the redemption or repurchase of, any of the Obligors’ share capital for the time being in issue or (ii) any interest in respect of, or the repayment, redemption or repurchase of, any loan stock or loan notes or similar instruments issued by the Obligors except (i) as permitted under Clause 7 (Permitted Payments) and (ii) as contemplated by Clause 10.3 (Filing of Claims); or

(h)	take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired,

provided that this Clause 4 shall not prevent the Subordinated Intra-Group Creditors taking such action on the instructions of the Security Trustee in connection with Enforcement Action taken by the Security Trustee in accordance with the Senior Finance Documents or the FRN Finance Documents.

4.3	FRN Creditors

Each FRN Creditor undertakes to each of the Senior Creditors that until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, it will not:

(a)	in connection with any Obligor, demand or receive payment, prepayment, repayment or redemption of or any distribution or repurchase in respect of (or on account of) any of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt in cash or in kind or apply any money or property in or towards the discharge of any FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt except to the extent permitted by Clause 7 (Permitted Payments) or 13 (Enforcement Action) and save as contemplated by Clause 10.3 (Filing of Claims);

(b)	discharge or seek to discharge all or any part of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt by set-off, any right of combination of accounts or otherwise in connection with any Obligor except to the extent permitted by Clause 7 (Permitted Payments) and 13 (Enforcement Action) and save as contemplated by Clause 10.3 (Filing of Claims) and subject to the provisions of Clause 8 (Turnover), save to the extent it is required to do so, or the same occurs automatically by operation of law (not including, for the avoidance of doubt, under any contract);

(c)	take, accept, create, permit to subsist or receive any Encumbrance or any Financial Support for, or in respect of, any of the FRN Subordinated Debt or (as holder of the FRN Funding Loan Debt) any of the FRN Funding Loan Debt other than the FRN Security Documents, the FRN Guarantee and the FRN Indenture; or

(d)	take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired other than in accordance with the terms of this Deed.

4.4	Additional Undertakings

(a)	Finance Documents

Each of the Subordinated Intra-Group Creditors and the Obligors undertake not to challenge the validity and/or enforceability of any of the Finance Documents, the Senior Debt, the Hedging Liabilities or the FRN Debt.

(b)	Ultimate Parent/Company

(i)	Notwithstanding any other provision of the Senior Finance Documents, the Ultimate Parent undertakes to the Security Trustee that:

(A)	it will not at any time trade, establish or acquire any person, carry on any business or own any assets other than:

(1)	rights and obligations under the Senior Finance Documents;

(2)	rights and obligations of any Holding Company of the Ultimate Parent to the extent the Ultimate Parent is merged into or succeeded by such Holding Company; and

(3)	its shareholding in the Issuer;

(B)	it will not assume, incur or otherwise permit to be outstanding any Borrowed Money other than (i) that incurred to refinance any loans from the Investors and (ii) from the Investors provided that such Borrowed Money is immediately injected into the Company (indirectly through the Issuer) and provided further that such Borrowed Money is subordinated (including, for the avoidance of doubt) to the rights of the Senior Creditors and the FRN Creditors pursuant to this Deed; and

(C)	notwithstanding the forgoing, it will act as an intermediate Holding Company with respect to transactions between the Parent and its Subsidiaries and any Holding Company of the Ultimate Parent to the extent not prohibited by the SSB Indenture.

4.5	Changes to Senior Finance Documents

Subject to the terms hereof until (and including) the FRN Discharge Date, unless (whilst any FRN Debt is outstanding) the FRN Trustee (who shall take into account the interests of the FRN Creditors in accordance with the FRN Finance Documents) has agreed to the Amendment in writing:

(a)	no Senior Creditor shall assign or otherwise transfer rights and/or obligations under any Senior Finance Document unless, simultaneously with that assignment or transfer, the relevant transferee agrees to be bound by the provisions of this Deed by entering into a Deed of Accession; provided that a SSB Noteholder may assign or otherwise transfer any of its SSB Notes and the assignee or transferee shall be deemed bound by the provisions of this Deed by its acceptance of such SSB Notes and the execution hereof by the SSB Note Trustee;

(b)	no Senior Creditor will amend or agree to amend any Senior Finance Document which would prohibit, or create a default or event of default thereunder with respect to, any action or event that is expressly permitted under this Deed; and

(c)	for the avoidance of doubt any Amendment to any Hedge Agreement contemplated by the Hedging Letter as in effect on the date of this Deed shall be permitted.

4.6	Changes to FRN Finance Documents

(a)	Until (and including) the Senior Discharge Date, unless the Majority Senior Creditors have agreed to the Amendment in writing, none of the Obligors, or the FRN Creditors will Amend the terms of any FRN Finance Document:

(i)	relating to the entitlement of the FRN Creditors to receive guarantees and/or Encumbrances from members of the Ultimate Parent Group;

(ii)	if to do so would cause any change in the terms of the FRN Finance Documents relating to (i) the margin over EURIBOR, if calculated on the basis of a floating rate, or the rate, if calculated on the basis of a fixed rate, payable under the FRN Finance Documents being higher than the margin over EURIBOR or (as the case may be) fixed rate as specified in the FRN Finance Documents on the date of this Deed, (ii) the time for payment of interest or scheduled repayment dates to change to an earlier date than as specified in the FRN Finance Documents on the date of this Deed and (iii) any increase to the amount (including fees) or change to the currency of the amount to be repaid under any FRN Finance Document on the date of this Deed;

(iii)	if to do so might increase the amount of payments permitted by Clause 7 (Permitted Payments); or

(iv)	in a manner which would result in the FRN Guarantors being subject to obligations inconsistent with this Deed or if to do so would cause any change in the terms of the FRN Finance Documents relating to the subordination of the FRN Guarantors’ obligations or the ranking of security.

(b)	Each of the Obligors and the FRN Creditors agree:

(i)	to the extent any Amendment is made to the Senior Security Documents (other than the Hungarian Security Deposit Deeds, the Turkish Subsidiary Share Security and the Hungarian Assignment Agreements), such Amendment shall for all purposes be deemed to have also been made (on the same terms and conditions, mutatis mutandis) by the Obligors and the FRN Trustee on behalf of the FRN Creditors in respect of the corresponding provisions of the FRN Security Documents (other than the Hungarian Security Deposit Deeds and the Turkish Subsidiary Share Security) (and so that any FRN Default which arises or would arise under the FRN Finance Documents as a result of such Amendment shall not arise or, to the extent such FRN Default has already so arisen, such FRN Default shall be deemed to have been waived). Each Obligor and the FRN Trustee shall, at the Issuer’s expense, do all such things as are required to implement the same Amendment to the FRN Security Documents (other than the Hungarian Security Deposit Deeds and the Turkish Subsidiary Share Security); and

(ii)	to the extent any Amendment is made or agreed to by the Senior Creditors in respect of the Hungarian Security Deposit Deeds or (as the case may be) the Turkish Subsidiary Share Security (other than an Amendment which would result in the FRN Trustee (on behalf of the FRN Creditors) ceasing to be a beneficiary of the security created by the Hungarian Security Deposit Deeds or (as the case may be) the Turkish Subsidiary Share Security unless such Amendment also results in the Senior Creditors ceasing to be beneficiaries of such security), such Amendment shall for all purposes be deemed to have also been made by the FRN Trustee on behalf of the FRN Creditors (and so that any FRN Default which arises or would arise under the FRN Finance Documents as a result of such Amendment shall not arise or, to the extent such FRN Default has already so arisen, such FRN Default shall be deemed to have been waived). Each Obligor and the FRN Trustee shall, at the Issuer’s expense, do all such things as are required to implement the Amendment to the Hungarian Security Deposit Deeds or (as the case may be) the Turkish Subsidiary Share Security.

4.7	Changes to the Subordinated Intra-Group Documents

Except as the Majority Senior Creditors, until (and including) the Senior Discharge Date and also, if prior to the FRN Discharge Date, the FRN Trustee have agreed to the Amendment in writing, no Subordinated Intra-Group Creditor will amend the terms of any Subordinated Intra-Group Documents (including, without limitation, the FRN Funding Loan Agreements) except for Amendments which (a) reflect a similar amendment or modification to, or of a term of, a Finance Document or (b) would not adversely affect the rights or interests of the Secured Creditors or the ranking or subordination arrangements provided for in this Deed (as to which a certificate of the Security Trustee (acting reasonably) shall be conclusive).

5.	HEDGING TRANSACTIONS

5.1	Undertakings relating to Hedging Liabilities

Unless (i) the Majority Senior Creditors have previously agreed in writing or (ii) in accordance with the terms of the Hedging Letter in effect on the date of this Deed:

(a)	no Hedge Counterparty will (i) demand (except to terminate or close out any hedging transaction as permitted under Clause 5.1(b) below) or receive payment, prepayment or repayment of, or any distribution in respect of (or on account of) and no Obligor will pay or make any distribution in respect of (or on account of) any of the Hedging Liabilities in cash or in kind, or otherwise apply any money or property in or towards the payment or discharge of any Hedging Liabilities or otherwise take any Enforcement Action or (ii) discharge or seek to discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except for:

(i)	scheduled payments arising under the terms of the Hedge Agreements; and/or

(ii)	the proceeds of enforcement of the Senior Security Documents received and applied in the order permitted by paragraph 1 of Schedule 3 (Security Trustee);

(b)	no Hedge Counterparty will exercise any right to terminate or close out any hedging transaction under the Hedge Agreements prior to its stated maturity unless:

(i)	the Company or the Parent, as the case may be, has not paid when due an amount of Hedging Liabilities and such default continues for more than five (5) Business Days after the Hedge Counterparty has given notice of such default (and of the Hedge Counterparty’s intention to terminate) to each Senior Representative; or

(ii)	any Senior Representative has declared the Senior Debt due and payable and/or payable on demand and/or cancelled the commitments of the Senior Finance Parties under the Credit Facility for which it is a Senior Representative; or

(iii)	an Insolvency Event occurs in relation to the Company or the Parent, as the case may be (which is the counterparty under such hedging transaction); or

(iv)	upon:

(A)	it becoming contrary to any law or regulation for the Company, the Parent or such Hedge Counterparty to perform the payment obligations expressed to be assumed by it in respect of any relevant Hedge Agreement or such obligations become invalid or unenforceable against the Company or the Parent, as the case may be; or

(B)	any provision of any Hedge Agreement to which such Hedge Counterparty is a party relating to the termination thereof (including, without limitation, the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the Company or the Parent, as the case may be;

(v)	upon any exchange control, foreign currency or other consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Company or the Parent, as the case may be, to authorise, or required by the Company or the Parent, as the case may be, in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of any Hedge Agreement or the performance of its payment obligations thereunder being modified in a manner unacceptable to such Hedge Counterparty or not being granted or being revoked or terminated or expiring and not being renewed or otherwise ceasing to be in full force and effect; or

(vi)	with the prior written consent of the Majority Senior Creditors;

(c)	none of the Hedging Liabilities may be discharged by set-off, any right of combination of accounts or otherwise except to the extent such Hedging Liabilities is permitted to be paid under Clause 5.1(a) above; and

(d)	neither the Ultimate Parent nor any Obligor will (and each will procure that none of its Subsidiaries will) create or permit to subsist any Encumbrance over any of its assets, or give any Financial Support to any person, in each case for, in respect of or in connection with, any of the Hedging Liabilities other than under the Senior Security Documents and in accordance with the priority and ranking specified in this Deed.

5.2	Two Way Payments

Each Obligor and each Hedge Counterparty agrees that:

(a)	the Hedge Agreements will provide for “two way payments” or payments under the “Second Method” in the event of a termination of a hedging transaction whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedge Agreements), meaning that the defaulting party under these Hedge Agreements will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions effected under the Hedge Agreements is in its favour, and netting will only be permitted between hedging transactions that constitute Hedge Agreements and will not be permitted between any Hedge Agreements and any other interest rate or currency hedging arrangements which do not constitute Hedge Agreements (and, for the avoidance of doubt, to the extent that any such Hedge Agreements do not so provide, they will be deemed to so provide);

(b)	if, on termination or the closing out of any hedging transaction under a Hedge Agreement, a settlement amount or other net amount falls due from that Hedge Counterparty to the Company or the Parent, as the case may be, then that amount shall be paid by the relevant Hedge Counterparty to the Security Trustee and applied as set out in paragraph 1 of Schedule 3 (Security Trustee); and

(c)	promptly upon receipt by any Hedge Counterparty of a request from any Senior Representative, which follows the declaration by that Senior Representative of all of the Senior Debt with respect to which it is the Senior Representative immediately due and payable and/or payable on demand and/or the cancellation by that Senior Representative of the commitments, in each case under the Senior Finance Documents to which it is the Senior Representative, to exercise any rights such Hedge Counterparty may have to terminate the hedging transactions under the Hedge Agreements, such Hedge Counterparty will exercise such rights.

5.3	Hedge Agreements

Each Hedge Counterparty will promptly provide to the Security Trustee copies of all documents constituting the Hedge Agreements to which it is party and copies of all documents constituting or evidencing any hedging facilities provided to the Parent or the Company by that Hedge Counterparty.

5.4	Hedging Guarantee

Each Obligor confirms that they guarantee the payment of the Hedge Liabilities on the terms of the guarantee set out in Schedule 5 (Guarantee) and subject to any limitations therein.

5.5	Notification

Each Hedge Counterparty shall notify each Senior Representative and the Security Trustee of any default or any termination event (howsoever described) under each Hedge Agreement to which it is a party, but only if the Hedge Counterparty has actual knowledge of the event concerned. For the purpose of this Clause 5.5, the Hedge Counterparty shall not be treated as having actual knowledge of any matter of which any division outside its treasury department may become aware in the context of corporate finance, advisory or financing activities from time to time undertaken by the Hedge Counterparty for any member of the Group, the Ultimate Parent or any of their respective Subsidiaries or Associated Companies or any person which may be a trade competitor of, or may otherwise have commercial interests similar to those of, the same.

5.6	Consultation

Each of the Senior Representatives, the Security Trustee and each Hedge Counterparty shall consult generally with regard to any matter materially affecting the rights of the Senior Creditors as regulated by this Deed and, in particular, upon any insolvency proceeding taking place and prior to the taking of any enforcement action by the Security Trustee under any of the Senior Security Documents (for the avoidance of doubt, such consultation shall include, among other matters, discussion on the method of enforcement and realisation of security), provided that such consultation process shall not impose upon any such party (the “first party”) any obligation to accede to any requests made by any other such party in respect of the exercising of any of the rights of the first party nor shall the rights of the first party be fettered in any respect other than as expressly provided in this Deed.

5.7	Refinancing

If there is a refinancing of the entire Senior Debt, the Hedge Counterparties agree that they will release the Senior Security Documents provided that there is granted replacement security acceptable to each of them in their absolute discretion of at least an equivalent nature, value and ranking to the security granted under the Senior Security Documents.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Obligors represent and warrant to the Secured Creditors that the Subordinated Intra-Group Creditors comprise all of the persons to whom the Obligors owe any Subordinated Intra-Group Debt and the Subordinated Intra-Group Creditors represent and warrant to the Secured Creditors that the Obligors comprise all of the persons from whom the Subordinated Intra-Group Creditors are owed any Subordinated Intra-Group Debt.

6.2	Each of the Subordinated Intra-Group Creditors party hereto severally represents and warrants to the Senior Creditors in respect of itself only as follows:

(a)	Due Incorporation

Such Subordinated Intra-Group Creditor is duly incorporated and validly existing under the laws of the country of its incorporation as a limited company or a company with liability limited by shares (or as an entity with limited liability) and has power to carry on its business as it is no being and hereafter proposed to be conducted and to own its property and other assets.

(b)	Power to borrow/guarantee

Such Subordinated Intra-Group Creditor has all requisite power to execute, deliver and perform its obligations under this Deed; all necessary corporate, shareholder or other action had been taken by such Subordinated Intra-Group Creditor to authorise the execution, delivery and performance of the same.

(c)	Binding obligations

This Deed constitutes valid and legally binding obligations of such Subordinated Intra-Group Creditor enforceable in accordance with its terms subject to the qualifications contained in the legal opinions delivered to, or relied upon by, the SSB Note Trustee on or about the date of this Deed.

(d)	No conflict with other obligations

The execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed will not (i) contravene or conflict with the any Finance Documents, (ii) contravene in any material respect any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which such Subordinated Intra-Group Creditor is subject, (iii) contravene or conflict with any provision of the constitutive documents of such Subordinated Intra-Group Creditor, (iv) breach in any material respect any term of the Licences or the Necessary Authorisations, (v) conflict with in any material respect, or result in any material breach of any of the terms of, or constitute a material default under any agreement to which such Subordinated Intra-Group Creditor is subject or by which it or any of its property is bound or (vi) result in the creation or imposition of, or oblige such Subordinated Intra-Group Creditor to create, any Encumbrance (other than those created by the Security Documents) on it or any of its undertakings, assets, rights or revenues.

(e)	No filing required

Save for the filings, registrations and notarisations referred to in the legal opinions delivered to, or relied upon by, the SSB Note Trustee on or about the date of this Deed, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevent Jurisdiction on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of any Relevant Jurisdiction.

(f)	Consents obtained

Every consent, authorisation, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts (other than the Licenses and the Necessary Authorisations) required by such Subordinated Intra-Group Creditor in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by such Subordinated Intra-Group Creditor of its obligations under the same has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

6.3	The Ultimate Parent represents and warrants to the Senior Creditors that:

(a)	it does not have any direct or indirect interest in the share capital of any body corporate other than the Parent; and

(b)	the copies of the Transaction Documents and the amendments thereto are true, complete and accurate in all respects and have not been amended, varied or supplemented in any way; no other agreements or arrangements exist between any of the parties to the Transaction Documents which would materially affect the transactions or arrangements contemplated by Transaction Documents and/or the Finance Documents.

6.4	The representations and warranties in Clauses 6.1 and 6.2 shall be deemed to be repeated by the Subordinated Intra-Group Creditors, the Obligors and the Ultimate Parent (as applicable) on each third monthly anniversary of the date of this Deed.

7.	PERMITTED PAYMENTS

7.1	Senior Debt/Hedging Liabilities

Subject to Clause 5.1 (Undertakings relating to Hedging Liabilities):

(a)	all repayments and prepayments of principal, payments of interest and all other amounts (including fees and taxes) in respect of the Senior Debt and the Hedging Liabilities may be made and received freely at all times in accordance with the provisions of the Senior Finance Documents and the Hedge Agreements; and

(b)	for the avoidance of doubt, the Obligors may pay and the Hedge Counterparties may receive and retain any payment expressly provided for in the Hedging Letter.

7.2	Permitted FRN Subordinated Debt Payments

(a)	Subject to Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date) and Clause 8 (Turnover) until (and including) the Senior Discharge Date, the FRN Guarantors may pay and the FRN Creditors may receive and retain payments on any FRN Subordinated Debt (the “Permitted FRN Subordinated Debt Payments”) then due and owing (which FRN Subordinated Debt shall only be due or owing to the extent that the FRN Creditors acting together in accordance with Clause 13.1(b) (Restrictions on FRN Creditor Enforcement Action) are entitled to demand payment in accordance with Clause 13.1(b)).

(b)	Each Party hereto acknowledges that the FRN Subordinated Debt will not fall due (and no amount will become due and payable) until the events set out in Clause 13.1(b) occur and, subject to the provisions of Clause 13.1(d), the FRN Creditors demand payment in accordance with Clause 13.1(b).

(c)	After the Senior Discharge Date any payments on the FRN Subordinated Debt may be made and received freely in accordance with the terms of the FRN Finance Documents.

7.3	Permitted FRN Payments

(a)

Subject to Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date) and Clause 8 (Turnover) until (and including) the Senior Discharge Date, the Company or any FRN Guarantor may pay and the Issuer may receive and retain any cash payments, including (without limitation) (i) through dividends, loans or other distributions (“Permitted FRN Distributions”) or (ii) in respect of any FRN Funding Loan Debt (“Permitted FRN Funding Loan Debt Payments” together with Permitted FRN Distributions, the “Permitted FRN Payments”) provided that either (x) such payment is made solely for the purpose of enabling the Issuer to make a payment of interest in respect of the FRN Notes and provided further that such payment is not made earlier than 5 Business Days prior to the due date of a corresponding payment under the FRN Indenture or (y) such payment is permitted by the Finance Documents and is used by the Issuer to finance any payments by the Issuer on the FRN Notes, including by way of purchase, redemption, defeasance or other retirement for value of any FRN Notes.

(b)	After the Senior Discharge Date any payments by the Issuer on the FRN Notes or on the FRN Funding Loan Debt may be made and received freely in accordance with the terms of the FRN Finance Documents.

7.4	Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date

(a)	Until (and including) the Senior Discharge Date, no Permitted FRN Subordinated Debt Payment (other than FRN Trustee Amounts) or Permitted FRN Payment may be made without the prior written consent of the Majority Senior Creditors if:

(i)	any of the Senior Debt and/or Hedging Liabilities due on or prior to such date is unpaid on the date on which such payment would otherwise be made (after giving effect to any grace period contained in the relevant Senior Finance Document, as amended from time to time) and such default is continuing uncured or unwaived; or

(ii)	following the occurrence and continuance of a Senior Default (other than of the type specified in paragraph (a)(i) above) in respect of any Senior Debt, any Senior Representative serves a written notice (a “Block Notice”) on the FRN Trustee specifying such Senior Default and referring to this clause, until the earliest date on which one of the following applies:

(A)	179 days have elapsed since the service of such Block Notice, or if earlier, where a Standstill Period (as defined in Clause 13.1 (Restrictions on FRN Creditor Enforcement Action)) is in effect at any time during that 179 day period, the date on which that Standstill Period expires; or

(B)	the relevant Senior Default has been cured or waived by the Majority Senior Creditors in writing or has ceased to exist; or

(C)	each Senior Representative by notice in writing to the Issuer and the FRN Trustee cancels the Block Notice; or

(D)	the Senior Discharge Date occurs.

(b)	Unless otherwise agreed by the FRN Trustee, (a) a Block Notice may not be issued less than three hundred and sixty (360) days after the service of the immediately prior Block Notice and (b) a Senior Representative shall only serve a Block Notice on the FRN Trustee on or before the date falling 75 days after the date upon which the Senior Representative receives actual written notice of the relevant Senior Default.

(c)	A Senior Representative may only serve one Block Notice with respect to the same event or circumstance. This shall not affect the right of the Senior Representative to issue a Block Notice in respect of any other event or circumstance.

(d)	For the avoidance of doubt, this Clause 7.4 acts as a suspension of payment and not as a waiver of the right to receive payment when the suspension period has lapsed.

7.5	Subordinated Intra-Group Debt

Subject to Clause 8 (Turnover) until (and including) the Senior Discharge Date, so long as no Default is continuing or would result from any such payment or receipt, the Obligors may pay and the Subordinated Intra-Group Creditors may receive and retain Permitted Payments (other than in relation to the Permitted FRN Payments which are subject to the separate provisions of Clause 7.3 (Permitted FRN Payments)).

7.6	Suspension of Permitted Payments after the Senior Discharge Date

Commencing after the Senior Discharge Date until and including the FRN Discharge Date, the Obligors may pay and the Subordinated Intra-Group Creditors may receive and retain Permitted Payments in respect of Subordinated Intra-Group Debt in accordance with the terms of the FRN Finance Documents.

8.	TURNOVER

8.1	If, at any time up to (and including) the Senior Discharge Date, any Hedge Counterparty, FRN Creditor, Subordinated Intra-Group Creditor or the Issuer receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any of:

(a)	(in the case of a Hedge Counterparty) the Hedging Liabilities which are prohibited by Clause 5.1 (Undertakings relating to Hedging Liabilities); or

(b)	(in the case of any FRN Creditor) FRN Subordinated Debt from the FRN Guarantors otherwise than to the extent permitted by Clause 7.2 (Permitted FRN Subordinated Debt Payments); or

(c)	(in the case of any FRN Creditor) proceeds pursuant to any Enforcement Action (other than Enforcement Action against the Issuer to the extent such Enforcement Action is not Enforcement Action falling within paragraph (a)(iii) or (iv) of the definition of Enforcement Action);

(d)	(in the case of the Issuer or the FRN Creditors as potential holders of the FRN Funding Loan Debt) FRN Funding Loan Debt otherwise than to the extent permitted by Clause 7.3 (Permitted FRN Payments); or

(e)	(in the case of any Subordinated Intra-Group Creditor) Subordinated Intra-Group Debt (excluding FRN Funding Loan Debt) otherwise than to the extent permitted by Clause 7.5 (Subordinated Intra-Group Debt),

(each such payment or distribution being a “turnover receipt”) the receiving or recovering Hedge Counterparty, FRN Creditor, Subordinated Intra-Group Creditor or the Issuer (as the case may be) will (except for any FRN Noteholders) promptly notify the Security Trustee and, in each case will, pending payment to the Security Trustee hold the relevant turnover receipt on trust (or, in jurisdictions not recognising trusts, as fiduciary agent) in a segregated account (other than in the case of an FRN Noteholder) for the Senior Finance Parties (in the case of Clause 8.1(a)) or the Senior Creditors (in the case of Clauses 8.1(b), 8.1(c) and 8.1(d)) or the Secured Creditors (in the case of Clause 8.1(e)) and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.2	If, at any time up to (and including) the Senior Discharge Date, any FRN Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any FRN Debt from the Issuer which payment is made as a result of the Issuer in turn receiving or recovering that amount from an FRN Guarantor in contravention of Clauses 7.2 (Permitted FRN Subordinated Debt Payments) and 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date) (each such payment or distribution being a “turnover receipt”) the receiving or recovering FRN Creditor (including the FRN Trustee) will, provided that the FRN Trustee at the time it makes such payment had actual knowledge (in accordance with Clause 9.1 (SSB Note Trustee and FRN Trustee Provisions)) of the circumstances set out in Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date) (as a consequence of which the Issuer had made such prior payment in contravention of Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date)), pending payment to the Security Trustee hold the relevant turnover receipt on trust (or, in jurisdictions not recognising trusts, as fiduciary agent) in a segregated account (other than in the case of an FRN Noteholder) for the Senior Finance Parties and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.3

If, at any time after the Senior Discharge Date and up to (and including) the FRN Discharge Date, any Subordinated Intra-Group Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts) of, or on account of, any Subordinated Intra-Group Debt otherwise than to the extent permitted by Clause 7 (Permitted Payments) (each such payment or distribution being a “turnover receipt”) the receiving or recovering or Subordinated Intra-Group Creditor will promptly notify the Security Trustee and will, pending payment to the Security Trustee, hold the relevant turnover receipt on trust (or in jurisdictions not recognising trusts, as fiduciary agent) in a segregated account for the Security Trustee and will forthwith pay to the Security Trustee for application as provided in paragraph 1 of Schedule 3 (Security Trustee) such turnover receipt (after deducting from the amount received or recovered the costs, liabilities and expenses (if any) incurred by the relevant creditor in recovering such amount).

8.4	Nothing in this Clause 8 (Turnover) or any other provision of this Deed is intended to or shall create a charge or other Encumbrance.

9.	SSB NOTE TRUSTEE AND FRN TRUSTEE PROVISIONS

9.1	It is expressly understood and agreed by the parties that this Deed is executed and delivered by each of the SSB Note Trustee and FRN Trustee not individually or personally but solely in its capacity as trustee or (as applicable) agent in the exercise of the powers and authority conferred and vested in it under the SSB Finance Documents or (as applicable) the FRN Finance Documents and it shall have no liability for acting for itself or in any capacity other than as trustee or (as applicable) agent and nothing in this Deed shall impose on it any obligation to pay any amount out of its personal assets. Its obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and, on the date on which it acquires such actual knowledge, has not distributed to the SSB Noteholders or (as applicable) the FRN Noteholders in accordance with the SSB Indenture or (as applicable) FRN Indenture any such amount.

For the purposes of this Clause 9.1:

(a)	the FRN Trustee shall be treated as having “actual knowledge” for the purpose of Clause 8 (Turnover) if (i) a Block Notice is delivered to a Responsible Officer of the FRN Trustee in accordance with Clause 25 (Notices) prior to the entering into of an irrevocable payment instruction to pay the FRN Noteholders, (ii) a payment of principal is made on the FRN Notes, (iii) a payment of interest is made on the FRN Notes either after the service of a Block Notice or on a date which is not a scheduled repayment date, (iv) a notice (including, without limitation, a notice relating to Clause 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date)) is delivered to a Responsible Officer of the FRN Trustee in accordance with Clause 25 (Notices) and the FRN Trustee has confirmed receipt of such notice to the sender of the notice or, if earlier, a period of twenty four hours has elapsed since the time the notice was delivered, or (v) proceeds are received pursuant to any Enforcement Action that has been commenced by any FRN Creditor (other than an Enforcement Action against the Issuer to the extent such Enforcement Action is not Enforcement Action falling within paragraphs (a)(iii) or (iv) of the definition of Enforcement Action). For the avoidance of doubt, in the event a notice referred to in (i) and (iv) above is delivered prior to the notice of change of particulars in accordance with Clause 25 (Notices) being received by the relevant intended recipient, any such notice referred to in (i) or (iv) above shall be deemed to have been delivered in accordance with Clause 25 (Notices).

(b)	“Responsible Officer” means any officer within the corporate trust and agency department of the FRN Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the FRN Trustee who customarily performs functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Deed and the FRN Indenture provided that (i) as at the date of this Deed, the particulars of the relevant Responsible Officer shall be as specified in accordance with Clause 25.2(a) (Addresses) and (ii) from time to time as notified in accordance with Clause 25.2 (Addresses).

9.2	It is further understood by the parties that in no case shall the SSB Note Trustee or the FRN Trustee be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the SSB Note Trustee or (as applicable) the FRN Trustee in good faith in accordance with this Deed or (in the case of the SSB Note Trustee) any of the SSB Finance Documents or (in the case of the FRN Trustee) any of the FRN Finance Documents in a manner that the SSB Note Trustee or (as applicable) the FRN Trustee believed to be within the scope of the authority conferred on it by this Deed or any of the SSB Finance Documents or (as applicable) any of the FRN Finance Documents or by law or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other party, all such liability, if any, being expressly waived by the parties and any person claiming by, through or under such party; provided however, that the SSB Note Trustee (or any successor SSB Note Trustee) or the FRN Trustee (or any successor FRN Trustee) shall be personally liable under this Deed for its own gross negligence or wilful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent expressly covenanted or made in its individual capacity. It is also acknowledged that the SSB Note Trustee and the FRN Trustee shall not have any responsibility for the actions of any individual SSB Creditor or (as applicable) FRN Creditor (save in respect of its own actions).

9.3	Each of the SSB Note Trustee and the FRN Trustee shall not have any obligations to take any action under this Deed unless it is indemnified by the other SSB Creditors (in the case of the SSB Note Trustee) or the other FRN Creditors (in the case of the FRN Trustee) to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion incur.

9.4

The SSB Note Trustee and the FRN Trustee shall not be deemed to owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which any other Creditor shall be entitled by virtue of this Deed or otherwise. With respect to the SSB Creditors, the SSB Note Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the SSB Finance Documents pursuant to which it acts as trustee and this Deed and no implied agreement covenants or obligations with respect to the other Creditors shall be read into this Deed against the SSB Note Trustee. With respect to the FRN Creditors, the FRN Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the FRN Finance Documents pursuant to which it acts as agent or trustee and this Deed and no implied agreement, covenants or obligations with respect to the other Creditors shall be read into this Deed against the FRN Trustee.

9.5	The SSB Note Trustee and the FRN Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any Senior Representative or the Security Trustee pursuant to the terms of this Deed without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by a Senior Representative or the Security Trustee properly acting.

9.6	This Clause 9 is intended to afford protection to the SSB Note Trustee and the FRN Trustee only. No provision of this Clause 9 shall alter or change the rights and obligations as between the other parties to this Deed in respect of each other.

9.7	These provisions which protect the SSB Note Trustee and the FRN Trustee are to survive the termination of this Deed.

10.	SUBORDINATION ON INSOLVENCY

10.1	Insolvency

(a)	Each of the following is an “Insolvency Event” if it occurs in respect of an Obligor or its assets or its revenues:

(i)	enters into a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(ii)	any resolution is passed for its winding-up, administration, examinership or dissolution;

(iii)	an order for its winding-up, administration, examinership or dissolution is made;

(iv)	any marshalling of assets and liabilities;

(v)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it or any of its assets; or

(vi)	any other analogous step or procedure is taken in any jurisdiction.

(b)	For the purposes of this Clause 10, “Insolvent Obligor” means an Obligor (other than the Issuer) in respect of which an Insolvency Event has occurred.

10.2	Subordination

If any Insolvency Event occurs in relation to any Insolvent Obligor:

(a)	the claims against that Insolvent Obligor (unless otherwise required by each Senior Representative until (and including) the Senior Discharge Date) in respect of the FRN Subordinated Debt will be subordinate in right of payment to the claims against the relevant Insolvent Obligor in respect of the Senior Debt; and

(b)	the claims against that Insolvent Obligor (unless otherwise required by (A) each Senior Representative (until (and including) the Senior Discharge Date) and (B) the FRN Trustee (until (and including) the FRN Discharge Date)) in respect of the Subordinated Intra-Group Debt will be subordinate in right of payment to the claims against the relevant Insolvent Obligor in respect of the FRN Subordinated Debt and the Senior Debt.

10.3	Filing of Claims

(a)	If an Insolvency Event occurs, the Security Trustee may, and is irrevocably authorised, (i) until (and including) the Senior Discharge Date on behalf of the Senior Creditors, the FRN Creditors and the Subordinated Intra-Group Creditors, (ii) after the Senior Discharge Date until (and including) the FRN Discharge Date on behalf of the FRN Creditors and (iii) after the FRN Discharge Date on behalf of the Subordinated Intra-Group Creditors, to:

(i)	demand, claim, enforce and prove for, the Debt (other than the FRN Issuer Debt) owed by the Insolvent Obligor;

(ii)	file claims and proofs, give receipts and take all such proceedings and do all such things as the Security Trustee reasonably considers to be necessary or desirable to recover, as the case may be, any Debt (other than the FRN Issuer Debt); and

(iii)	receive all distributions of any kind whatsoever in respect of, or on account of, as the case may be, the Debt (other than the FRN Issuer Debt) for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee).

(b)	If and to the extent that the Security Trustee is not entitled to do anything mentioned in Clause 10.3(a) above, the Senior Creditors, the FRN Creditors and Subordinated Intra-Group Creditors (as the case may be) must do so promptly as and when requested by the Security Trustee from time to time (the Security Trustee to act reasonably in its requests to the FRN Creditors). The Senior Creditors, the FRN Creditors and the Subordinated Intra-Group Creditors may not otherwise take any of the actions referred to in Clause 10.3(a).

10.4	Distributions

(a)	If any Insolvency Event occurs then until (and including) the Senior Discharge Date:

(i)

each FRN Creditor and each Subordinated Intra-Group Creditor will, upon demand by the Security Trustee, pay an amount equal to the amount of all payments and distributions in cash or in kind received or receivable by it in consequence of such circumstances from an

Insolvent Obligor in respect of the FRN Subordinated Debt or the Subordinated Intra-Group Debt (as the case may be) to the Security Trustee for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee);

(ii)	to the extent permitted by applicable law, the trustee in bankruptcy, liquidator, examiner, assignee or other person distributing the assets of an Insolvent Obligor or their proceeds shall be directed by the relevant Creditor to pay all payments and distributions on the FRN Subordinated Debt and the Subordinated Intra-Group Debt (as the case may be) direct to the Security Trustee; and

(iii)	the FRN Creditors and the Subordinated Intra-Group Creditors (as the case may be) must give any notice and do anything which the Security Trustee may reasonably require to give effect to this Clause 10.4.

(b)	After the Senior Discharge Date, if any Insolvency Event occurs, then after the Senior Discharge Date but prior to and including the FRN Discharge Date:

(i)	each Subordinated Intra-Group Creditor will upon demand by the Security Trustee, pay an amount equal to the amount of all payments and distributions in cash or in kind received or receivable by it from an Insolvent Obligor in respect of the Subordinated Intra-Group Debt to the Security Trustee for application in the order provided in paragraph 1 of Schedule 3 (Security Trustee);

(ii)	to the extent permitted by applicable law, the trustee in bankruptcy, liquidator, examiner, assignee or other person distributing the assets of an Insolvent Obligor or their proceeds shall be directed by the relevant Creditor to pay all payments and distributions on the Subordinated Intra-Group Debt direct to the Security Trustee; and

(iii)	the Subordinated Intra-Group Creditors must give any notice and do anything which the Security Trustee may reasonably require to give effect to this Clause 10.4.

10.5	Voting

(a)	Following the occurrence of an Insolvency Event, until (and including) the Senior Discharge Date:

(i)	the Security Trustee for the benefit of the Senior Creditors may, and is hereby irrevocably authorised on behalf of each of the Subordinated Intra-Group Creditors and the FRN Creditors (other than in respect of convening meetings of FRN Creditors under the FRN Indenture) to, exercise all powers of convening meetings, voting and representation in respect of the Subordinated Intra-Group Debt or (as the case may be) the FRN Subordinated Debt; and

(ii)	the Subordinated Intra-Group Creditors and the FRN Creditors shall promptly execute and/or deliver to the Security Trustee such forms of proxy and representation as it may require to facilitate any such action.

(b)	If and to the extent that the Security Trustee does not exercise a power under Clause 10.5(a), each of the Subordinated Intra-Group Creditors and the FRN Creditors shall be entitled to exercise that power and agrees that it shall exercise that power to the extent the Security Trustee (acting on the instructions of the Majority Senior Creditors) directs and in accordance with such direction.

(c)	Nothing in this Clause 10.5 entitles the Security Trustee to exercise or require any Subordinated Intra-Group Creditor or FRN Creditor to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any Subordinated Intra-Group Debt or FRN Subordinated Debt.

(d)	This Clause 10.5 shall apply mutatis mutandis for the benefit of the FRN Creditors from the Senior Discharge Date in respect of the Subordinated Intra-Group Debt only.

11.	FRN GUARANTEE AND FRN SECURITY DOCUMENTS

11.1	Each FRN Security Document and each FRN Guarantee (as applicable) shall contain provisions which incorporate by reference or otherwise give legal effect to the provisions of Clause 4.6 (Changes to FRN Finance Documents), 7.2 (Permitted FRN Subordinated Debt Payments), 7.4 (Suspension of Permitted FRN Subordinated Debt Payments and Permitted FRN Payments until the Senior Discharge Date), 8 (Turnover), 10 (Subordination) and 12.1 (Ranking of Debt).

11.2	Each FRN Security Document and each FRN Guarantee (as applicable) shall contain provisions which incorporate by reference or otherwise give legal effect to the provisions relating to the release of guarantees and security set out in Clause 14 (Enforcement of Security).

12.	PRIORITY OF SECURITY

12.1	Ranking of Debt

(a)	All existing and future Encumbrances conferred by the Senior Security Documents (excluding the Hungarian Security Deposit Deeds, the Turkish Subsidiary Share Security, the Hungarian Assignment Agreements and the Turkish Asset Security):

(i)	will rank in all respects prior to existing and future Encumbrances conferred by those of any FRN Security Documents regardless of order of registration, recording, notice, execution or otherwise; and

(ii)	will secure all the Senior Debt in priority to the FRN Debt regardless of the date upon which the Senior Debt arises, regardless of whether a Senior Creditor is obliged to advance moneys included in Senior Debt and regardless of any fluctuations in the amount of Senior Debt outstanding or any intermediate discharge of the Senior Debt in whole or in part.

(b)	All existing and future Encumbrances conferred by the Hungarian Security Deposit Deeds and the Turkish Subsidiary Share Security will secure all the Senior Debt in priority to the FRN Debt regardless of the date upon which the Senior Debt arises, regardless of whether a Senior Creditor is obliged to advance moneys included in Senior Debt and regardless of any fluctuations in the amount of Senior Debt outstanding or any intermediate discharge of the Senior Debt in whole or in part.

(c)	All existing and future Encumbrances conferred by the Senior Security Documents on the Senior Creditors will, to the extent that they secure Senior Debt, secure all the Senior Debt pari passu between the Senior Creditors regardless of any fluctuations in the amount outstanding of any Senior Debt or any intermediate discharge in whole or part or the date upon which the Senior Debt arises and regardless of whether a Senior Creditor is obliged to advance monies included in any Senior Debt.

(d)	Until (and including) the Senior Discharge Date, the FRN Creditors shall not take any additional Encumbrances over the Issuer or any member of the Group for the FRN Debt other than those existing or permitted pursuant to the Senior Finance Documents and FRN Finance Documents.

(e)	The FRN Security Documents (other than the Hungarian Security Deposit Deeds and the Turkish Subsidiary Share Security) shall at all times be second ranking in priority to the Senior Security Documents.

(f)	Each of the Ultimate Parent and the Issuer undertake that the Subordinated Intra-Group Debt is and will remain unsecured.

12.2	Registration and Notice

Each Senior Representative, the Security Trustee, the SSB Note Trustee and the FRN Trustee will, at the Issuer’s expense, co-operate with a view to reflecting the priority of the security conferred by the Security Documents in any register or with any filing or registration authority and in giving notice to insurers and debtors liable for receivables covered by the security conferred by the Security Documents and other persons.

13.	ENFORCEMENT ACTION

13.1	Restrictions on FRN Creditor Enforcement Action

(a)	Subject to Clauses 13.1(b) and 13.1(c) below, until (and including) the Senior Discharge Date (without prejudice to Clause 10 (Subordination on Insolvency)), no FRN Creditor may, without the prior written consent of the Majority Senior Creditors, take any Enforcement Action in relation to the FRN Subordinated Debt, the security conferred by the FRN Security Documents (securing both the FRN Issuer Debt and the FRN Subordinated Debt) or, as holder of the FRN Funding Loan, in relation to the FRN Funding Loan Debt or the FRN Funding Loan Agreements.

(b)	If any of the events described in paragraphs (i), (ii), (iii) or (iv) below occur:

(i)	each of the following has occurred:

(A)	an FRN Default has occurred and is continuing (otherwise than solely pursuant to any cross default provisions by reason of a Senior Default);

(B)	the FRN Trustee has notified each Senior Representative in writing of that FRN Default;

(C)	a period of not less than 179 days has passed from the date of receipt by each Senior Representative of that notice (the “Standstill Period”); and

(D)	at the end of the Standstill Period, that FRN Default is continuing and has not been cured or waived;

(ii)	an order is made for the winding-up, dissolution, examinership or administration of an FRN Guarantor or a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed to the relevant FRN Guarantor provided that such order is not the result of actions by the FRN Creditors and provided such action may only be taken against the entity in respect of which such order or appointment is made;

(iii)	any Indebtedness outstanding under the Senior Finance Documents has been declared prematurely to be due and payable or payable on demand (and demand has been made) by reason of the occurrence of a Senior Default except that in these circumstances the FRN Trustee may only exercise the rights set out in paragraph (a)(i) of the definition of Enforcement Action; or

(iv)	any enforcement of, or an instruction to enforce (by the Majority Senior Creditors) (the “Security Enforcement Action”) any Encumbrance granted pursuant to the Senior Security Documents (including, for the avoidance of doubt, a sale or disposal of any asset as a result of such Security Enforcement Action of any Encumbrance granted pursuant to the Senior Security Documents) provided that, the FRN Creditors may only exercise the rights set out below with respect to the asset (including, for the avoidance of doubt, shares) in respect of which the Security Trustee (upon the instructions of the Majority Senior Creditors) is taking such Security Enforcement Action, then the holders of more than 50 per cent. in principal of the total amount of the outstanding FRN Notes acting together may, subject to Clause 13.1(d), (a) direct the FRN Trustee to take Enforcement Action in respect of the FRN

Subordinated Debt and the FRN Guarantees (including, without limitation, making a demand for payment under the FRN Guarantees) in an amount not exceeding the amount due and unpaid under the FRN Notes and/or (b), subject to Clause 14.2 (Enforcement of Security), direct the Security Trustee to take Enforcement Action (other than the Enforcement Action set out in paragraph (a)(iii) of the definition of Enforcement Action) including, without limitation, exercising its rights under the FRN Security Documents in relation to any due but unpaid FRN Debt secured by such documents).

(c)	Any amounts received by the Security Trustee and/or any FRN Creditor as a result of any Enforcement Action permitted to be taken under this Clause 13.1 shall be subject to Clause 8 (Turnover).

(d)	The FRN Creditors acknowledge and agree that if the Security Trustee (or any other Senior Finance Party) is taking all reasonable commercial efforts having regard to the circumstances to implement Enforcement Action against an FRN Guarantor or in respect of any Encumbrance conferred by an FRN Guarantor (or in respect of its shares), no FRN Creditor will take any Enforcement Action which would be reasonably likely to adversely affect such Enforcement Action or the amount of proceeds to be derived therefrom (for the avoidance of doubt the provisions of this Clause 13.1(d) shall not prejudice any rights of the FRN Creditors under this Deed to take Enforcement Action permitted under Clause 13.1(b) against any other Obligor and the exercise of any such rights shall be deemed not to adversely affect such Enforcement Action or such amount of the proceeds).

(e)	The FRN Trustee hereby agrees to give notice to each Senior Representative to the extent any Enforcement Action is taken following the occurrence of the events set out in Clause 13.1(b) provided that failure to give such notice by the FRN Trustee shall not limit the FRN Creditors’ rights to take such Enforcement Action.

(f)	To the extent that an event described in Clause 13.1(b)(ii) occurs and the insolvency laws of the relevant jurisdiction bar the making of a demand for payment under the FRN Guarantees then, in this circumstance only, without making a demand for payment, amounts due and unpaid under the FRN Notes the subject of the FRN Guarantees will automatically become due and payable without the FRN Creditors making a demand for payment.

13.2	Restrictions on Subordinated Intra-Group Enforcement Action

Until (and including) the last to occur of Senior Discharge Date and the FRN Discharge Date, no Subordinated Intra-Group Creditor may take any Enforcement Action in relation to Subordinated Intra-Group Debt.

14.	ENFORCEMENT OF SECURITY

14.1	Enforcement Instructions for Senior Security Documents

(a)	The Security Trustee may refrain from enforcing the security conferred by the Senior Security Documents unless and until instructed by the Majority Senior Creditors.

(b)	Subject to such security having become enforceable, the Majority Senior Creditors may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the Senior Security Documents as they see fit.

(c)	Any instructions given to the Security Trustee by the Majority Senior Creditors in respect of the Senior Security Documents will override any conflicting instructions given by any other Parties, other than under Clauses 14.2(b) and 14.2(c). The Security Trustee will be fully protected in complying with the instructions of the Majority Senior Creditors in this respect.

(d)	The Security Trustee shall enforce the security conferred by the Senior Security Documents (if then enforceable) in such manner as the Majority Senior Creditors instruct or, in the absence of such instructions, as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors.

(e)	No Senior Creditor shall be responsible to any FRN Creditor, any Subordinated Intra-Group Creditor or any Obligor for any failure or delay to enforce or maximise the proceeds of any enforcement of the Senior Security Documents (except to the extent arising from such person’s gross negligence or wilful default), and the Senior Creditors may cease any enforcement at any time.

14.2	Enforcement Instructions for FRN Security Documents

(a)	The Security Trustee may refrain from enforcing the security conferred by the FRN Security Documents unless and until instructed by:

(i)	until (and including) the Senior Discharge Date, the Majority Senior Creditors or, pursuant to and in accordance with Clause 13.1 (Restrictions on FRN Creditor Enforcement Action) and subject to Clauses 14.2(b) and 14.2(c), the FRN Trustee; or

(ii)	after the Senior Discharge Date, the FRN Trustee.

(b)

Subject to such security having become enforceable, and subject to Clause 14.2(c), until the Senior Discharge Date, the Security Trustee shall act, in relation to the security conferred by the FRN Security Documents, in accordance with the instructions of the Majority Senior Creditors (which, subject to Clause 14.2(c), shall override any conflicting instructions given by or on behalf of the FRN Trustee). The Majority Senior Creditors or the FRN Trustee may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the FRN Security Documents (in the case of the FRN Trustee, solely to the extent permitted by Clauses 13.1 (Restrictions on FRN Creditor Enforcement Action) and Clause 14.2(c)).

(c)	The FRN Trustee may instruct the Security Trustee in connection with any Enforcement Action in relation to the security conferred by the FRN Security Documents and the Security Trustee shall so act in accordance with the instructions given by or on behalf of the FRN Trustee provided that:

(i)	the FRN Trustee is permitted, in accordance with Clauses 13.1(b) and 13.1(d), to direct the Security Trustee to take a particular Enforcement Action in relation to the security conferred by the FRN Security Documents;

(ii)	all proceeds of such Enforcement Action shall be applied in accordance with paragraph 1 of Schedule 3 (Security Trustee); and

(iii)	the Senior Finance Parties have not commenced Enforcement Action in relation to the relevant Senior Security Documents or the Senior Finance Parties have taken such Enforcement Action in connection with the relevant Senior Security Document but are not pursuing it diligently or reasonably having regard to the fact, provided that if there is no undue delay in pursuing such Enforcement Action once proceedings have been commenced, the Senior Finance Parties are entitled to maximise the proceeds for their own benefit.

The Security Trustee will be fully protected in complying with the relevant instructions specified in Clauses 14.2(b) and 14.2(c).

(d)	The Security Trustee shall enforce the security conferred by the FRN Security Documents (if then enforceable) in such manner as instructed by the Majority Senior Creditors or (in accordance with this Deed) the FRN Trustee or, in the absence of instructions as it sees fit and, subject as required by applicable law, having first regard to the interests of the Senior Creditors and FRN Creditors, in that order.

(e)	Subject to the provisions of this Clause 14 (Enforcement of Security), no Senior Creditor or FRN Creditor shall be responsible to any Subordinated Intra-Group Creditor or Obligor for any failure or delay to enforce or maximise the proceeds of any enforcement of the FRN Security Documents (except to the extent arising from such person’s gross negligence or wilful default).

14.3	Release of Guarantees for Senior Debt and Senior Security Documents

Without prejudice to Clause 14.4 (Release of Encumbrances Under Certain Senior Security Documents):

(a)	If any assets are sold or otherwise disposed of (i) by (or on behalf of) the Security Trustee (or by any person appointed by the Security Trustee) in connection with any Enforcement Action in relation to any of the Security, (ii) as a result of a sale by an administrator or liquidator or similar person, or (iii) by an Obligor at the request of the Security Trustee (acting on the instructions of or with the consent of the Majority Senior Creditors), in each case, after a Senior Default has occurred and is continuing, the Security Trustee shall be authorised (at the cost of the Obligors) to execute or enter into, on behalf of and, without the need for any further authority from any of the Senior Creditors or Obligors:

(i)	any release of the Security granted pursuant to the Senior Security Documents or any other claim over that asset to any Senior Creditor and to issue any certificates of non-crystallisation of any floating charge that may, in the absolute discretion of the Security Trustee, be considered necessary or desirable;

(ii)	if the asset which is disposed of consists of all of the shares (which are either held by an Obligor or otherwise form part of the Security) in the capital of an Obligor or any direct or indirect Holding Company or Subsidiary of that Obligor, any release of that Obligor or Holding Company or Subsidiary from all liabilities it may have to any Senior Creditor or other Obligor, both actual and contingent in its capacity as a guarantor or borrower (including any liability to any other Obligor by way of guarantee, contribution, subrogation or indemnity and including any guarantee or liability arising under or in respect of the Senior Finance Documents) and a release of any Security granted pursuant to the Senior Security Documents granted by that Obligor or Holding Company or Subsidiary over any of its assets under any of the Senior Security Documents; and

(iii)	if the asset which is disposed of consists of all of the shares (which are either held by an Obligor or otherwise form part of the Security) in the capital of an Obligor or any Holding Company or Subsidiary of that Obligor and if the Security Trustee wishes to dispose of any Debt owed by that Obligor or any of its Subsidiaries, any agreement to dispose of all or part of that Debt on behalf of the relevant Senior Creditors, Obligors or Senior Representatives (with the proceeds thereof being applied as if they were the proceeds of enforcement of the Senior Security Documents) provided that the Security Trustee shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Trustee shall have no obligation to postpone any disposal in order to achieve a higher price), provided that (A) no liabilities of the Issuer in its capacity as a borrower or issuer under any Senior Finance Document, may be disposed of or released pursuant to this Clause 14.3, (B) any asset which is disposed of is released from the claims of all Senior Creditors, (C) the proceeds of such disposal are applied in accordance with paragraph 1 of Schedule 3 (Security Trustee) hereof, and (D) no guarantees of any notes issued by the Issuer under an indenture may be disposed of pursuant to sub-paragraph (iii) above but may, to the extent applicable, be released pursuant to sub-paragraph (ii) above.

14.4	Release of Encumbrances under Certain Senior Security Documents

(a)	If:

(i)	in connection with any Enforcement Action of any of the Senior Security Documents (other than the Hungarian Security Deposit Deeds, the Hungarian Assignment Agreements, the Dutch Share Securities, the Euroweb Romania Share Pledges, the Invitel Austria Share Pledges, the Turkish Subsidiary Share Security, the Turkish Asset Security and the Pledges of Receivables granted by the Issuer), the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of any asset on the instructions or with the consent of the Majority Senior Creditors; or

(ii)	an Obligor sells or otherwise disposes of an asset the subject of the Senior Security Documents at the request of the Security Trustee on the instructions or with the consent of the Majority Senior Creditors after a Senior Default has occurred (other than the assets the subject of the Hungarian Security Deposit Deeds, the Hungarian Assignment Agreements, the Dutch Share Securities, the Euroweb Romania Share Pledges, the Invitel Austria Share Pledges, the Turkish Subsidiary Share Security, the Turkish Asset Security and the Pledges of Receivables granted by the Issuer), the Security Trustee may execute on behalf of each Senior Creditor, each FRN Creditor, each Obligor, each Subordinated Intra-Group Creditor and the Ultimate Parent without the need for any further referral to or authority from such Senior Creditor, such FRN Creditor, such Obligor or the Ultimate Parent any release of any Encumbrance created by such Senior Security Documents and the FRN Security Documents over that asset, provided that the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in paragraph 1 of Schedule 3 (Security Trustee) excluding for this purpose any order of application relevant to the FRN Debt.

(b)	Each Senior Representative (on behalf of all of the Senior Creditors represented by it), each FRN Creditor, each Obligor, each Subordinated Intra-Group Creditor and the Ultimate Parent will promptly execute such releases as the Security Trustee may reasonably require to give effect to Clause 14.4(a) above. No such release will affect the obligations and liabilities of any other Obligor, any Subordinated Intra-Group Creditor or the Ultimate Parent under the Senior Finance Documents and the FRN Finance Documents.

14.5	Release of Encumbrances under Certain other Senior Security Documents

(a)	If:

(i)	in connection with any Enforcement Action of any of the Pledges of Receivables granted by the Issuer, the Dutch Share Securities, the Euroweb Romania Share Pledges and the Invitel Austria Share Pledges, the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of any asset on the instructions or with the consent of the Majority Senior Creditors; or

(ii)	an Obligor sells or otherwise disposes of an asset the subject of the Pledges of Receivables granted by the Issuer, the Dutch Share Securities, the Euroweb Romania Share Pledges or the Invitel Austria Share Pledges at the request of the Security Trustee on the instructions or with the consent of the Majority Senior Creditors after a Senior Default has occurred, the Security Trustee may execute on behalf of each Senior Creditor, each FRN Creditor, each Subordinated Intra-Group Creditor and each Obligor without the need for any further referral to or authority from such Senior Creditor, such FRN Creditor, such Subordinated Intra-Group Creditor or such Obligor:

(A)	any release of the security created by the Pledges of Receivables granted by the Issuer or, subject to Clause 14.6(b), the Dutch Share Securities, the Euroweb Romania Share Pledges, the Invitel Austria Share Pledges or the Junior Pledge of FRN Funding Loan, over that asset; and

(B)	if such asset comprises shares in the capital of the Issuer, a release of the Issuer from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor by way of contribution or indemnity) in its capacity as a guarantor under the Senior Debt, and in its capacity as a borrower or guarantor under the Subordinated Intra-Group Debt and, subject to Clause 14.5(b), a release of any Encumbrance granted by the Issuer over any of its assets under the Pledges of Receivables granted by the Issuer or the Dutch Share Securities,

(C)	if such asset comprises shares in the capital of Euroweb Romania, a release of Euroweb Romania from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor by way of contribution or indemnity) in its capacity as a guarantor under the Senior Debt, and in its capacity as a borrower or guarantor under the Subordinated Intra-Group Debt and, subject to Clause 14.5(b), a release of any Encumbrance granted by Euroweb Romania over any of its assets under the Euroweb Romania Share Pledges,

(D)	if such asset comprises shares in the capital of Invitel Austria, a release of Invitel Austria from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor by way of contribution or indemnity) in its capacity as a guarantor under the Senior Finance Documents, and in its capacity as a borrower or guarantor under the Subordinated Intra-Group Debt and, subject to Clause 14.5(b), a release of any Encumbrance granted by Invitel Austria over any of its assets under the Invitel Austria Share Pledges, provided that the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in paragraph 1 of Schedule 3 (Security Trustee) and provided further that such sale or disposal is a Qualified Sale.

(b)	Nothing in this Clause 14.5 (Release of Encumbrances under Certain other Senior Security Documents) shall authorise the Security Trustee (or oblige the FRN Creditors) to release the FRN Creditors’ second ranking security over the shares in the capital of the Issuer, Euroweb Romania or Invitel Austria.

(c)	Each Senior Representative (on behalf of all the Senior Creditors represented by it), the FRN Trustee (on behalf of all the FRN Creditors) and each of the Subordinated Intra-Group Creditors and Obligors will promptly execute such releases as the Security Trustee may reasonably require to give effect to Clause 14.5(a) above. No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Documents and the FRN Finance Documents.

14.6	Release of Encumbrances under the Hungarian Security Deposit Deeds, the Turkish Subsidiary Share Security and the FRN Security Documents (other than the Hungarian Assignment Agreements and the Turkish Asset Security) and release of Debt

(a)	If:

(i)	in connection with any Enforcement Action of any of the Hungarian Security Deposit Deeds or of the Turkish Subsidiary Share Security or any of the other FRN Security Documents, the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of all or substantially all of the shares of an FRN Guarantor or (as the case may be) assets of an Obligor subject to any Hungarian Security Deposit Deed or the Turkish Subsidiary Share Security or any FRN Security Document until (and including) the Senior Discharge Date, on the instructions or with the consent of the Majority Senior Creditors or, pursuant to and in accordance with Clause 13.1 (Restrictions on FRN Creditor Enforcement Action) and subject to Clause 14.2(c), on the instructions of the FRN Trustee and, after the Senior Discharge Date, on the instructions of the FRN Trustee; or

(ii)	an Obligor sells or otherwise disposes of an asset the subject of the Hungarian Security Deposit Deeds or the Turkish Subsidiary Share Security or any of the other FRN Security Documents, at the request of the Security Trustee on the instructions or with the consent of the Majority Senior Creditors after a Senior Default has occurred, the Security Trustee may execute on behalf of each Senior Creditor, each Obligor, each Subordinated Intra-Group Creditor and each FRN Creditor without the need for any further referral to or authority from such Senior Creditor, such FRN Creditor, such Subordinated Intra-Group Creditor or such Obligor:

(A)	any release of the security created by (A) in the case of a sale of all or substantially all of the shares of the Company, the Hungarian Security Deposit Deeds and the Junior Pledge of FRN Funding Loan, (B) in the case of a sale of all or substantially all of the shares of any other Obligor (other than the Issuer) the relevant Hungarian Security Deposit Deed or the Turkish Subsidiary Share Security or (as the case may be) FRN Security Document, (C) in the case of a sale of the FRN Funding Loan, the Junior Pledge of the FRN Funding Loan; and (D) in the case of a sale or disposal under Clause 14.6(a)(ii) above, the relevant Hungarian Security Deposit Deed or the Turkish Subsidiary Share Security or, as the case may be, the FRN Security Document, over that asset; and

(B)	if such asset comprises shares in the capital of an FRN Guarantor (or any Holding Company of it), a release of the FRN Guarantor from all present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a guarantor or borrower of the whole or any part of the FRN Subordinated Debt, the FRN Guarantees, the FRN Funding Loan Debt and the Subordinated Intra-Group Debt and a release of any Encumbrance granted by such Obligor and any of its Subsidiaries over any of its assets under any Security Documents, provided that (1) each Senior Representative or, as applicable, the FRN Trustee has approved the release or (2) such sale or disposal is a Qualified Sale and the proceeds of such Qualified Sale are concurrently with the completion of such Qualified Sale delivered to the Security Trustee for application in accordance with paragraph 1 of Schedule 3 (Security Trustee).

(b)	Each Senior Representative (on behalf of all the Senior Creditors represented by it), the FRN Trustee (on behalf of the FRN Creditors), each Subordinated Intra-Group Creditor and, where necessary, each Obligor, will execute promptly such releases as the Security Trustee may reasonably require to give effect to Clause 14.6(a) above. No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Documents and the FRN Finance Documents.

14.7	Release of Encumbrances under the Hungarian Assignment Agreements and the Turkish Asset Security and release of Debt

(a)	If:

(i)

in connection with any Enforcement Action of any of the Hungarian Assignment Agreements or any of the Turkish Asset Security, the Security Trustee or any person appointed by the Security Trustee, sells or otherwise disposes of all or substantially all of the assets of an Obligor subject to any Hungarian Assignment Agreement or any Turkish Asset Security until (and including) the Senior Discharge Date, on the instructions or with the consent of the Majority Senior Creditors; or

(ii)	an Obligor sells or otherwise disposes of an asset the subject of the Hungarian Assignment Agreements or the Turkish Asset Security, at the request of the Security Trustee on the instructions or with the consent of the Majority Senior Creditors after a Senior Default has occurred, the Security Trustee may execute on behalf of each Senior Creditor and each Obligor without the need for any further referral to or authority from such Senior Creditor or such Obligor, any release of the security created by such Hungarian Assignment Agreements or such Turkish Asset Security; provided that such sale or disposal is a Qualified Sale and the proceeds of such Qualified Sale are concurrently with the completion of such Qualified Sale delivered to the Security Trustee for application in accordance with paragraph 1 of Schedule 3 (Security Trustee).

(b)	Each Senior Representative (on behalf of all the Senior Creditors represented by it) and, where necessary, each Obligor, will execute promptly such releases as the Security Trustee may reasonably require to give effect to Clause 14.7(a) above. No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Documents.

14.8	Disposals

Without prejudice to this Clause 14, each Finance Party, each Subordinated Intra-Group Creditor and each Obligor hereby authorises the Security Trustee and, to the extent applicable, each Senior Representative and the FRN Trustee to release in any manner whatsoever any Encumbrance and any guarantee (including any SSB Guarantee or any FRN Guarantee) upon the sale or disposal of any asset (including shares) otherwise than pursuant to an Enforcement Action provided that:

(a)	no Default shall have occurred and be continuing; and

(b)	such sale is in compliance with the terms of the Finance Documents.

15.	LOSS SHARING

15.1	Equalisation Payments

If any Senior Creditor (a “Recovering Creditor”) receives an amount in discharge of the Senior Debt (a “Recovery”) after the date of enforcement of any of the Security Documents other than by reason of a payment from the Security Trustee dealt with by paragraph 1 of Schedule 3 (Security Trustee), then:

(a)	such Recovering Creditor will notify the Security Trustee with details of such Recovery within three (3) Business Days of receipt or recovery;

(b)	the Security Trustee will determine whether such Recovery is in excess of the amount (the amount of the excess being the “Recovery Excess”) which such Recovering Creditor would have received had such Recovery been effected by the Security Trustee pursuant to the Security Documents and applied as provided in paragraph 1 of Schedule 3 (Security Trustee), and shall notify such Recovering Creditor accordingly (without taking account of any Tax which would be imposed on the Security Trustee in relation to such Recovery);

(c)	such Recovering Creditor will, within three Business Days of demand by the Security Trustee pay an amount equal to the Recovery Excess to the Security Trustee, retaining the balance in pro tanto satisfaction of the amount due to it;

(d)	the Security Trustee shall treat the Recovery Excess as if it were the proceeds of enforcement of the Security Documents and shall deal with it in accordance with by paragraph 1 of Schedule 3 (Security Trustee) save that, for the avoidance of doubt, the Senior Creditor making the payment shall be treated as having already received its share of the Recovery; and

(e)	at the option of the Recovering Creditor (i) the liability of the relevant Obligor and/or Security Provider to such Recovering Creditor shall be increased (or treated as not having been reduced) by an amount equal to the Recovery Excess, or (ii) such Obligor and/or Security Provider shall fully indemnify such Recovering Creditor for the amount of the Recovery Excess.

15.2	Loss Sharing

If for any reason:

(a)	a Senior Revolving Credit Facility Agreement is in full force and effect and at such time, for any reason, any of the Senior Debt thereunder or Hedging Liabilities remains undischarged and any resulting losses are not being borne by the Senior Revolving Credit Facility Creditors and Hedge Counterparties pro rata to the amount which their respective Exposures bore to the aggregate Exposures of all Senior Revolving Credit Facility Creditors and Hedge Counterparties thereunder on the date of enforcement of any of the Security Documents (the “Enforcement Date”), such Senior Revolving Credit Facility Creditors and Hedge Counterparties shall make such payments between themselves as the Security Trustee shall require to ensure that after taking into account such payments such losses are borne by the Senior Revolving Credit Facility Creditors and Hedge Counterparties in those proportions; or

(b)	if no Senior Revolving Credit Facility Agreement is in full force and effect at such time, for any reason any of the Senior Debt remains undischarged and any resulting losses are not being borne by the Senior Creditors pro rata to the amount which their respective Exposures bore to the aggregate Exposures of all Senior Creditors under the Senior Finance Documents on the date of enforcement of any of the Security Documents (the “Enforcement Date”), the Senior Creditors shall make such payments between themselves as the Security Trustee shall require to ensure that after taking into account such payments such losses are borne in those proportions.

15.3	Exceptions

(a)	This Clause 15 shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Creditor is not obliged to share with any other Senior Creditor any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Senior Creditor of the legal or arbitration proceedings; and

(ii)	that other Senior Creditor had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

16.	CONSENTS AND LIMITS

16.1	Override

Any waiver or consent granted by the Majority Senior Creditors in respect of any default or restriction or the like contained in or referred to in any of the Senior Finance Documents shall for all purposes be deemed to have also been given (on the same terms and conditions, mutatis mutandis) by each of the Subordinated Intra-Group Creditors in respect of the Subordinated Intra-Group Documents.

16.2	Non-Objection

(a)	No Party shall have any claim or remedy against any of the Senior Creditors by reason of any agreement or transaction entered into between any of the Senior Creditors and any member of the Group which violates or is or causes a default under any of the provisions of (i) the FRN Finance Documents relating to the FRN Debt, or (ii) the Subordinated Intra-Group Documents relating to the Subordinated Intra-Group Debt provided that such agreement or transaction is not in breach of the terms of this Deed.

(b)	No Party shall have any claim or remedy against any of the FRN Creditors by reason of any agreement or transaction entered into between any of the FRN Creditors and any member of the Group which violates or is or causes a default under any of the provisions of the Subordinated Intra-Group Documents relating to the Subordinated Intra-Group Debt provided that such agreement or transaction is not in breach of the terms of this Deed.

16.3	Limit on Hedging Liabilities

An obligation or liability under any interest rate swap or currency or interest rate hedging transaction will not constitute Hedging Liabilities if it is owed by any Obligor to a Hedge Counterparty which is not one of the parties specified in Part 3 Schedule 1 (Hedge Counterparties) or permitted to accede to this Deed by Clause 23.4 (Hedge Counterparty Accession).

17.	INFORMATION

17.1	Amounts of Debt

Each of the Senior Representatives, the Hedge Counterparties, the FRN Trustee and the Subordinated Intra-Group Creditors will on written request by any of the others from time to time notify the others in writing of details of the amount of the outstanding Senior Debt (in the case of a Senior Representative, for which it is the Senior Representative), Hedging Liabilities, FRN Debt and Subordinated Intra-Group Debt (including the FRN Funding Loan Debt) as the case may be, so far as known to it.

17.2	Other Information

Subject to any contractual confidentiality or non-disclosure agreement between any Obligor and any Senior Finance Party or any FRN Creditor, each Obligor authorises each of the Senior Finance Parties and the FRN Creditors to disclose to each other and to shareholders or other investors in any Obligor all information relating to that Obligor, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Senior Finance Documents, the FRN Finance Documents or the Subordinated Intra-Group Documents.

17.3	Defaults

(a)	Upon a Senior Representative becoming aware of the occurrence of a Senior Default or the FRN Trustee becoming aware of a default in payment of any amounts due under the FRN Indenture or the FRN Notes (a “FRN Note Default”) respectively, the Senior Representative or (as the case may be) the FRN Trustee will promptly notify the others in writing of the relevant default.

(b)	Upon the waiver or remedy of a Senior Default in accordance with the Senior Finance Documents or an FRN Default in accordance with the FRN Finance Documents, the relevant Senior Representative or (as the case may be) FRN Trustee will promptly notify the other in writing of that waiver or remedy.

18.	SUBROGATION

18.1	Subrogation of SSB Creditors

18.2	If any Senior Revolving Credit Facility Debt or Hedging Liabilities is wholly or partially paid out of any proceeds received in respect or on account of the SSB Debt owing to the SSB Creditors, those SSB Creditors will to that extent be subrogated to any Senior Revolving Credit Facility Debt or Hedging Liabilities so paid and to all Encumbrances and guarantees for such Senior Revolving Credit Facility Debt or Hedging Liabilities.

18.3	Subrogation of FRN Creditors

If the Senior Debt is wholly or partially paid out of any proceeds received in respect or on account of the FRN Subordinated Debt owing to the FRN Creditors, those FRN Creditors will to that extent be subrogated to the Senior Debt so paid and to all Encumbrances and guarantees for that Senior Debt provided that the FRN Creditors may not, without the prior written consent of the Majority Senior Creditors, exercise such subrogation rights until after the Senior Discharge Date.

18.4	No Subrogation of Subordinated Intra-Group Creditors

The Subordinated Intra-Group Creditors will not under any circumstances be subrogated to any of the rights of the Senior Creditors or the FRN Creditors or any Encumbrances or guarantees arising under the Senior Finance Documents or the FRN Finance Documents.

19.	PROTECTION OF SUBORDINATION

19.1	Continuing Subordination

The subordination and priority provisions in this Deed constitute a continuing subordination and priority and benefit to the ultimate balance of the Senior Debt and the FRN Subordinated Debt respectively regardless of any intermediate payment or discharge of the Senior Debt or the FRN Subordinated Debt in whole or in part.

19.2	Waiver of Defences

Save as otherwise agreed by the Majority Senior Creditors and the FRN Trustee, the subordination and priority provisions in this Deed and the obligations of each FRN Creditor, each Subordinated Intra-Group Creditor and each Obligor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or priority provisions or any of those obligations in whole or in part, including without limitation:

(a)	any time, indulgence or waiver granted to, or composition with, any Obligor, FRN Creditor, Subordinated Intra-Group Creditor or any other person or the release of any other Obligor, FRN Creditor, Subordinated Intra-Group Creditor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(b)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or Subordinated Intra-Group Creditor or other person under the Senior Finance Documents or the FRN Finance Documents or any non presentment or non observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(c)	any variation (however fundamental) or replacement of any Senior Finance Document, any FRN Finance Document or other document;

(d)	any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or Subordinated Intra-Group Creditor or FRN Creditor or security under the Senior Finance Documents or the FRN Finance Documents or any other document or security or the failure by any member of the Group to enter into or be bound by any Senior Finance Document or any FRN Finance Document; or

(e)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor or Subordinated Intra-Group Creditor or FRN Creditor under any Senior Finance Document or any FRN Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

19.3	Variations

Without limiting the generality of Clause 19.2 (Waiver of Defences) (but without prejudice to the other provisions of this Deed), the Senior Creditors may, at any time and from time to time, without the consent of the FRN Creditors or the Obligors or the Subordinated Intra-Group Creditors, without incurring responsibility to the FRN Creditors or the Obligors or the Subordinated Intra-Group Creditors and without impairing or releasing the provisions of this Deed do any one or more of the following:

(a)	change the manner, place, terms or time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding;

(b)	sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

(c)	release any person liable in any manner for the collection or payment of Senior Debt; and

(d)	exercise or refrain from exercising any rights against any Guarantors of the Senior Debt and any other person.

19.4	Appropriations

(a)	Until (and including) the Senior Discharge Date, each Senior Creditor (or any trustee or agent on their behalf) may (subject to any provision of this Deed to the contrary):

(i)	apply any cash or property received under this Deed or from an Obligor or any other person against the Senior Debt owed to it, in such order as it sees fit;

(ii)	(if it so decides) apply any cash or property received from an Obligor or from any other person (other than money or property received under the Senior Finance Documents or under this Deed) against any liability other than the Senior Debt owed to it; and

(iii)	(unless such cash or property in the aggregate is sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Deed) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the FRN Creditors, the Subordinated Intra-Group Creditors or the Obligors or on account of the liability of any FRN Creditor, any Subordinated Intra-Group Creditor or any Obligor (as appropriate) under this Deed.

(b)	From the Senior Discharge Date until (and including) the FRN Discharge Date (in the case of an FRN Creditor), each FRN Creditor (or any trustee or agent on their behalf) may (subject to any provision of this Deed or any applicable FRN Finance Documents to the contrary):

(i)	apply any cash or property received under this Deed from an FRN Guarantor or from any other person against the FRN Subordinated Debt owed to it, in such order as it sees fit;

(ii)	(if it so decides) apply any cash or property received from an FRN Guarantor or from any other person (other than money or property received under the FRN Finance Documents or (as the case may be) or under this Deed) against any liability other than the FRN Subordinated Debt owed to it; and

(iii)	(unless and until such cash or property in the aggregate is sufficient to bring about the FRN Discharge Date if otherwise applied in accordance with the provisions of this Deed hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the Subordinated Intra-Group Creditors or the Obligors or on account of the liability of any Subordinated Intra-Group Creditor or Obligor (as appropriate) under this Deed.

19.5	Immediate Recourse

(a)	Until (and including) the Senior Discharge Date, each of the FRN Creditors, and Subordinated Intra-Group Creditors waives any right it may have of first requiring any Senior Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

(b)	Until (and including) the FRN Discharge Date (in the case of FRN Creditors), each of the Subordinated Intra-Group Creditors waives any right it may have of first requiring any FRN Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

20.	PRESERVATION OF DEBT/MARSHALLING

20.1	Preservation of Debt

In spite of any term of this Deed postponing, subordinating or preventing the payment of any of the Senior Debt, FRN Debt or Subordinated Intra-Group Debt as between the Obligors, the Senior Creditors, the FRN Creditors, and the Subordinated Intra-Group Creditors (as applicable), the Senior Debt, the FRN Debt and the Subordinated Intra-Group Debt shall remain owing or payable (and interest or default interest shall continue to accrue) in accordance with the terms of the Senior Finance Documents, the FRN Finance Documents or the Subordinated Intra-Group Documents (as the case may be). No delay in exercising rights and remedies under any of the FRN Finance Documents, or the Subordinated Intra-Group Documents by reason of any term of this Deed postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

20.2	Marshalling

Each of the FRN Trustee (for and on behalf of each FRN Creditor) hereby waives any rights that the FRN Creditors may have under applicable law to assert the doctrine of marshalling or to otherwise require the Security Trustee to marshal all or any portion of the assets the subject of any Security Documents for the benefit of the FRN Creditors.

21.	POWER OF ATTORNEY

21.1	Secured Creditor

By way of security for the obligations of each Secured Creditor, each Secured Creditor by the execution hereof by its Senior Representative irrevocably appoints the Security Trustee as its attorney to do anything which the Secured Creditor (a) has authorised the Security Trustee to do under this Deed and (b) is required and legally able to do by this Deed but has failed to do for a period of five Business Days after receiving notice from the Security Trustee requiring it to do so.

21.2	Obligor/Subordinated Intra-Group Creditors

By way of security for the performance of its obligations hereunder, each Obligor and each Subordinated Intra-Group Creditor hereby irrevocably appoints each of the Security Trustee, any Receiver of the Trust Property or any part of it and their delegates and sub-delegates to be its attorney acting severally (or jointly with any other such attorney or attorneys) and on its behalf and in its name or otherwise to do any and every thing which:

(a)	such Obligor or (as the case may be) Subordinated Intra-Group Creditor is obliged to do under the terms of this Deed but has failed to do so for a period of five Business Days after notice from the Security Trustee to do the same; or

(b)	following a Senior Default, such Obligor or (as the case may be) Subordinated Intra-Group Creditor is obliged to do under the terms of this Deed but has failed to do so for a period of two Business Days after notice from the Security Trustee to do the same; or

(c)	following an Enforcement Event, such attorney considers necessary or desirable in order to enable the Security Trustee or such attorney to exercise the rights conferred on it by this Deed or by law.

22.	EXPENSES

22.1	Enforcement Costs

Each Obligor and Subordinated Intra-Group Creditor shall, within three Business Days of demand, pay to each Senior Finance Party or FRN Creditor the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor or Subordinated Intra-Group Creditor (as the case may be) of such person’s rights against it under this Deed.

22.2	Legal Expenses and Taxes

The costs and expenses referred to above include, without limitation, the properly incurred fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

23.	CHANGES TO THE PARTIES

23.1	Successors and Assigns

This Deed is binding on the successors and assigns of the parties hereto.

23.2	Obligors

No Obligor may assign or transfer any of its rights (if any) or obligations under this Deed.

23.3	Additional Obligors

If any member of the Group borrows, guarantees or otherwise becomes liable for any Debt, or is required under the terms of any Finance Document to provide security in favour of any Finance Party, for Debt owed to any Creditor, the Issuer will procure that such Additional Obligor becomes a party to this Deed as an Obligor by the execution and delivery to the Security Trustee of a duly completed Deed of Accession.

23.4	Hedge Counterparty Accession

(a)	No person entering into any Hedge Agreements with any Obligor will be entitled to share in any of the security constituted by the Senior Security Documents in respect of any of the liabilities or debt arising under such Hedge Agreements or benefit from the undertakings of the Parties to this Deed and thereafter until:

(i)	such person is specified in Part 3 of Schedule 1 (Original Parties); or

(ii)	such person is a Senior Finance Party or an affiliate of a Senior Finance Party and has executed and delivered to the Security Trustee a duly completed Deed of Accession.

(b)	Upon delivery of such a Deed of Accession to the Security Trustee such person will, subject to this Clause 23.4, acquire all its rights and assume all its obligations as a Hedge Counterparty under this Deed in relation to any Hedge Agreements to which it is a party that are entered into other than in breach of the Senior Finance Documents.

(c)

Each party to this Deed agrees and acknowledges that a Hedge Counterparty may assign or transfer all or any of its rights, liabilities or obligations under this Deed to any person described in Clause 23.4(a)(ii) above, provided that such assignment or transfer is contemporaneous with and to the same person as an assignment or transfer by the relevant Hedge Counterparty of its corresponding obligations and/or rights in respect of the relevant Hedge Agreements and provided further that any such assignment or transfer shall be conditional upon the relevant assignee having executed a Deed of Accession by which such assignee agrees to be bound by and comply with the Obligations incumbent upon the relevant Hedge Counterparty under this Deed as if it had been a party to the Deed in place of the Hedge Counterparty.

23.5	Senior Revolving Credit Facility Creditors

No Senior Revolving Credit Facility Creditor will assign, transfer or dispose of any of the Senior Debt owing to it or its proceeds or any interest in that Senior Debt or its proceeds, or any security therefore, to or in favour of any person, or transfer by novation or otherwise any of its rights or obligations under any Senior Finance Document to any person, unless that person agrees with the parties hereto that it is bound by all the terms of this Deed as a Senior Revolving Credit Facility Creditor by the execution and delivery to the Security Trustee of a Deed of Accession.

23.6	SSB Note Trustee and FRN Trustee

Neither the SSB Note Trustee nor the FRN Trustee will assign, transfer or dispose of any of its rights or obligations under any SSB Finance Documents or (as the case may be) FRN Finance Documents to any person, unless that person is a bank, trust or other financial institution not prohibited from having such involvement by the terms of the SSB Finance Documents or (as the case may be) the FRN Finance Documents and that person agrees with the parties hereto that it is bound by all the terms of this Deed as the SSB Note Trustee or (as applicable) the FRN Trustee by executing a Deed of Accession.

23.7	Accession and Resignation of Security Trustee/Senior Representatives

Neither the Security Trustee nor any Senior Representative may resign or be removed except as specified in Schedule 3 (Security Trustee), or in the Senior Finance Documents (as the case may be) and (save as set out in Schedule 3 (Security Trustee)) only if a replacement Security Trustee or Senior Representative (as the case may be) agrees with all other parties hereto to become party to and bound by all the terms of this Deed as the replacement agent or trustee (as the case may be).

23.8	Subordinated Intra-Group Creditors

(a)	None of the Subordinated Intra-Group Creditors will, except with the consent of each Senior Representative (on the instructions of the Majority Senior Creditors) and any Senior Creditor (in respect of which there is no applicable Senior Representative) if prior to the Senior Discharge Date and/or the FRN Trustee, if after the Senior Discharge Date but prior to the FRN Discharge Date, subordinate any of the Subordinated Intra-Group Debt owing to it or its proceeds to any sums owing by any Obligor to any person (other than Senior Debt, Hedging Liabilities and the FRN Subordinated Debt).

(b)	To the extent that a Subordinated Intra-Group Creditor is entitled to assign or transfer any Subordinated Intra-Group Debt it shall do so in accordance with the terms of the relevant Subordinated Intra-Group Document provided that:

(i)	the assignee or transferee is a person approved by the Security Trustee, acting on the instructions of the Majority Senior Creditors until the Senior Discharge Date (in each case, acting reasonably in the case of a transfer to a Holding Company or Subsidiary); and

(ii)	such assignment or transfer is conditional upon the relevant assignee or transferee having first acceded to this Deed by executing and delivering to the Security Trustee a duly completed Deed of Accession.

(c)	Any person may accede to this Deed as a Subordinated Intra-Group Creditor by executing and delivering to the Security Trustee a duly completed Deed of Accession. The Security Trustee shall, as soon as reasonably practicable after receipt of a duly completed Deed of Accession appearing on its face to comply with the terms of this Deed and delivered in accordance with the terms of this Deed, execute that Deed of Accession.

23.9	Transfer Certificates and Accession Agreements

Each of the other parties hereto hereby irrevocably authorises the Security Trustee and, in the case of a Transfer Certificate under any Senior Revolving Credit Facility Agreement, the Senior Revolving Credit Facility Agent, as its agent to sign on its behalf, any Transfer Certificate (as defined in any Senior Revolving Credit Facility Agreement) entered into pursuant to any Senior Credit Revolving Facility Agreement as well as any Deed of Accession to be entered into pursuant hereto, solely in order that such Transfer Certificate or Deed of Accession may be supplemental to this Deed and be binding on and enure to the benefit of all the parties hereto.

23.10	Validity

If any person intended to be bound by this Deed does not become party to it or is not bound by it for any reason that shall not affect the rights and obligations of the other persons party to this Deed.

23.11	Senior Representatives who are indenture trustees

The Finance Documents in relation to each series or class of Senior Debt in relation to which the Senior Representative is an indenture trustee shall provide that each Senior Creditor with respect to such Senior Debt, by accepting such Senior Debt, shall be deemed to have agreed to and accepted the terms and conditions of this Deed.

24.	STATUS OF OBLIGORS

None of the Obligors has any rights under this Deed against any of the Senior Creditors and the FRN Creditors and none of the undertakings given by the Senior Creditors and the FRN Creditors are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors (save that after the application of any proceeds in the manner provided in the first to fifth sub-paragraphs of paragraph 1.1 of Schedule 3 (Security Trustee) the Obligor concerned or other person entitled thereto shall be entitled to any surplus proceeds).

25.	NOTICES

25.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)	in the case of the Ultimate Parent, the Issuer, the Company, the Subordinated Intra-Group Creditors, the Original Hedge Counterparties, the SSB Note Trustee (being a Responsible Officer (as defined in Clause 9 (The SSB Note Trustee and the FRN Trustee Provisions)), the FRN Trustee (being a Responsible Officer as defined in Clause 9 (The SSB Note Trustee and the FRN Trustee Provisions)), that identified with its name in Schedule 2 below;

(b)	in the case of any Finance Parties party to a Senior Revolving Credit Facility Agreement, that applying for the purposes of such Senior Revolving Credit Facility Agreement; and

(c)	that specified in the relevant Deed of Accession for any person who is not a Party at the date hereof,

or any substitute address, fax number or department or officer as the Party may notify to the Security Trustee (or the Security Trustee may notify to the other Parties, if a change is made by the Security Trustee) by not less than five Business Days’ notice.

25.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in a correctly addressed envelope;

and, if a particular department or officer is specified as part of its address details provided under Clause 25.2 (Addresses), if addressed to that department or officer.

25.4	Obligors

(a)	All formal communications under this Deed to or from the Issuer shall be sent through the Security Trustee.

(b)	All formal communications under this Deed to or from an Obligor or a Subordinated Intra-Group Creditor (other than the Issuer) shall be sent through the Issuer.

(c)	Each Obligor and Subordinated Intra-Group Creditor (other than the Issuer) irrevocably appoints the Issuer to act as its agent:

(i)	to give and receive all communications under this Deed;

(ii)	to supply all information concerning itself to any Party; and

(iii)	to sign all documents under or in connection with this Deed.

(d)	Any communication given to the Issuer in connection with this Deed will be deemed to have been given also to the other Obligors and the Subordinated Intra-Group Creditors.

(e)	Each Senior Representative, the Security Trustee, the SSB Note Trustee and the FRN Trustee may assume that any communication made by the Issuer is made with the consent of each other Obligor.

(f)	The Security Trustee agrees to notify each Senior Representative promptly of the contents of each notice, certificate and other document received by the Security Trustee from the Obligors or any Subordinated Intra-Group Creditor.

25.5	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 25.2 (Addresses) above or changing its own address, fax number or telex number, the Security Trustee shall notify the other Parties.

25.6	Electronic communication

(a)	Any communication to be made between a Senior Representative, the SSB Note Trustee or the Security Trustee and a Senior Finance Party or the FRN Trustee under or in connection with this Deed may be made by electronic mail or other electronic means, if the relevant Senior Representative, the Security Trustee and the relevant Creditor:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between a Senior Representative or the Security Trustee and a Senior Finance Party, a Hedge Counterparty, the SSB

Note Trustee or the FRN Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Senior Finance Party, a Hedge Counterparty, the SSB Note Trustee or the FRN Trustee to a Senior Representative or the Security Trustee only if it is addressed in such a manner as the relevant Senior Representative or Security Trustee shall specify for this purpose.

25.7	English language

(a)	Any notice given under or in connection with this Deed must be in English.

(b)	All other documents provided under or in connection with this Deed must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

25.8	Restrictions on Notices to Austria

No communication under or in connection with this Deed shall be made to or from an address located inside of the Republic of Austria. The forgoing sentence applies mutatis mutandis to any communication made by fax, electronic message or in other written form.

26.	WAIVERS, REMEDIES CUMULATIVE

No failure to exercise, nor any delay in exercising, on the part of any Senior Creditor or any FRN Creditor, any right or remedy under this Deed or the Senior Finance Documents or the FRN Finance Documents (as applicable) shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

27.	THE SECURITY TRUSTEE

27.1	Appointment

Each Senior Finance Party and the FRN Trustee irrevocably appoints the Security Trustee to act as its agent and trustee hereunder and with respect to (in the case of the Senior Finance Parties) the Senior Security Documents and (with respect to the FRN Note Trustee) the FRN Security Documents, respectively, on the terms set out in Schedule 3 (Security Trustee).

27.2	Security Trustee’s acceptance

The Security Trustee accepts its appointment under Clause 27.1 (Appointment) above as trustee of the Trust Property with effect from the date of this Deed to hold the Trust Property on trust for itself and the other Secured Parties on and subject to the terms set out in Schedule 3 (Security Trustee) and the Security Documents.

27.3	Conflict

Each Obligor and Subordinated Intra-Group Creditor agrees to the terms set out in Schedule 3 (Security Trustee). In the event of any conflict between the terms of Schedule 3 (Security Trustee) and the Senior Finance Documents and/or the FRN Finance Documents, the terms of Schedule 3 (Security Trustee) shall prevail.

27.4	Non-Trust Jurisdictions

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be created by this Deed, the relationship of the Secured Creditors to the Security Trustee shall be construed as one of principal and agent but, to the extent permissible until the laws of such jurisdiction, all the other provisions of this Deed shall have full force and effect between the parties hereto.

27.5	Senior Parallel Debt/Junior Parallel Debt

Without prejudice to the generality of Clause 27.4 (Non-Trust Jurisdictions) other than with respect to the Hungarian Security Deposit Deeds, the Turkish Subsidiary Share Security, the Hungarian Assignment Agreements and the Turkish Asset Security:

(a)	For the purpose of ensuring and preserving the validity and continuity of the Senior Security Documents and the Encumbrances created or to be created pursuant thereto, each Obligor hereby irrevocably and unconditionally undertakes with the Security Trustee to pay, as primary obligor and not as a surety, to the Security Trustee amounts equal to and in the currency of the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Senior Parallel Debt”).

(b)	Every payment of monies made to the Security Trustee by the Company shall be in satisfaction pro tanto of the covenant by the Company contained in Clause 27.5(a) above.

(c)	Notwithstanding any of the other provisions of this Clause 27.5:

(i)	the total amount due and payable under the Senior Parallel Debt shall be decreased to the extent that an Obligor shall have paid any amounts to the Senior Creditors or any of them to reduce the Senior Obligations; and

(ii)	the total amount due and payable under the Senior Obligations shall be decreased to the extent that an Obligor shall have paid any amounts to the Security Trustee in respect of the Senior Parallel Debt.

(d)	Notwithstanding anything to the contrary in any of the Finance Documents, each Obligor, Subordinated Intra-Group Creditor and each Finance Party acknowledges that the Security Trustee shall be the joint and several Creditor of each and every Senior Obligation and accordingly will have its own independent claim as creditor of any Senior Obligations as a result of the Senior Parallel Debt.

(e)	In the event of a resignation of the Security Trustee or the appointment of a new Security Trustee, the retiring Security Trustee shall assign the Senior Parallel Debt owed to it, to the successor Security Trustee pursuant to paragraph 19 of Schedule 3 (Security Trustee).

(f)	For the purpose of ensuring and preserving the validity and continuity of the FRN Security Documents and the Encumbrances created or to be created pursuant thereto, the Issuer and each FRN Guarantor hereby irrevocably and unconditionally undertake with the Security Trustee to pay, as primary obligor and not as a surety, to the Security Trustee amounts equal to and in the currency of the Junior Obligations from time to time due in accordance with the terms and conditions of the Junior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof, the “Junior Parallel Debt”).

(g)	Every payment of monies made to the Security Trustee by the Issuer shall be in satisfaction pro tanto of the covenant by the Issuer contained in Clause 27.5(f) above.

(h)	Notwithstanding any of the other provisions of this Clause 27.5:

(i)	the total amount due and payable under the Junior Parallel Debt shall be decreased to the extent that the Issuer or, as the case may be, an FRN Guarantor shall have paid any amounts to the FRN Creditors or any of them to reduce the Junior Obligations; and

(ii)	the total amount due and payable under the Junior Obligations shall be decreased to the extent that the Issuer or, as the case may be, an FRN Guarantor shall have paid any amounts to the Security Trustee in respect of the Junior Parallel Debt.

(i)	The Issuer, each FRN Guarantor and each Subordinated Intra-Group Creditor acknowledges that the Security Trustee will have its own independent claim as creditor of any Junior Obligations as a result of the Junior Parallel Debt.

(j)	In the event of a resignation of the Security Trustee or the appointment of a new Security Trustee, the retiring Security Trustee shall assign the Junior Parallel Debt owed to it, to the successor Security Trustee pursuant to paragraph 19 of Schedule 3 (Security Trustee).

27.6	Hungarian Security Deposit Deeds Parallel Debt

(a)	For the purpose of ensuring and preserving the validity and continuity of the Hungarian Security Deposit Deeds, and the Encumbrances created or to be created pursuant thereto, the Issuer and each FRN Guarantor (in each case in relation to the Junior Obligations) and the Company and the Obligors (in relation to the Senior Obligations) hereby irrevocably and unconditionally undertake with the Security Trustee to pay, as primary obligor and not as surety, to the Security Trustee amounts equal to and in the currency of the Junior Obligations and the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations and the Junior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Hungarian Security Deposit Deeds Parallel Debt”).

(b)	Every payment of monies made to the Security Trustee by the Issuer, the Company or any other Obligor shall be in satisfaction pro tanto of the covenant by the Issuer or (as the case may be) the Company or (as the case may be) any other Obligor contained in Clause 27.6(a) above.

(c)	Notwithstanding any of the other provisions of this Clause 27.6:

(i)	the total amount due and payable under the Hungarian Security Deposit Deeds Parallel Debt shall be decreased to the extent that (A) the Issuer, or, as the case may be, any FRN Guarantor shall have paid any amounts to the FRN Creditors or any of them or, as the case may be, (B) the Issuer, or, as the case may be, the Company or, as the case may be, any Obligor shall have paid any amounts to the Senior Creditors, to reduce the Senior Obligations or (as the case may be) Junior Obligations; and

(ii)	the total amount due and payable under the Senior Obligations or, as the case may be, the Junior Obligations shall be decreased to the extent that the Issuer, any FRN Guarantor, the Company or any Obligor shall have paid any amounts to the Security Trustee in respect of the Hungarian Security Deposit Deeds Parallel Debt. Any such payments applied in accordance with the provisions of this Deed.

(d)	Notwithstanding anything to the contrary in any of the Finance Documents, each Obligor, Subordinated Intra-Group Creditor and each Finance Party acknowledges that the Security Trustee shall be the joint and several Creditor of each and every Junior Obligation or, as the case may be, every Senior Obligation and accordingly will have its own independent claim as creditor of any Junior Obligations or, as the case may be, any Senior Obligations as a result of the Hungarian Security Deposit Deeds Parallel Debt.

27.7	Turkish Subsidiary Share Security Parallel Debt

(a)

For the purpose of ensuring and preserving the validity and continuity of the Turkish Subsidiary Share Security, and the Encumbrances created or to be created pursuant thereto, the Issuer and each FRN Guarantor and (in each case in relation to the Junior Obligations) and the Company and the Obligors (in relation to the Senior Obligations) hereby irrevocably and unconditionally undertake with the Security Trustee to pay, as primary obligor and not as surety, to the Security Trustee amounts equal to and in the currency of the

Junior Obligations and the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations and the Junior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Turkish Subsidiary Share Security Parallel Debt”).

(b)	Every payment of monies made to the Security Trustee by the Issuer, the Company or any other Obligor shall be in satisfaction pro tanto of the covenant by the Issuer or (as the case may be) the Company or (as the case may be) any other Obligor contained in Clause 27.7(a) above.

(c)	Notwithstanding any of the other provisions of this Clause 27.7:

(i)	the total amount due and payable under the Turkish Subsidiary Share Security Parallel Debt shall be decreased to the extent that (A) the Issuer, or, as the case may be, any FRN Guarantor shall have paid any amounts to the FRN Creditors or any of them or, as the case may be, or (B) the Issuer, or, as the case may be, the Company or, as the case may be, any Obligor shall have paid any amounts to the Senior Creditors to reduce the Senior Obligations or (as the case may be) Junior Obligations; and

(ii)	the total amount due and payable under the Senior Obligations or, as the case may be, the Junior Obligations shall be decreased to the extent that the Issuer, any FRN Guarantor, the Company or any Obligor shall have paid any amounts to the Security Trustee in respect of the Turkish Subsidiary Share Security Parallel Debt. Any such payments applied in accordance with the provisions of this Deed.

(d)	Notwithstanding anything to the contrary in any of the Finance Documents, each Obligor, Subordinated Intra-Group Creditor and each Finance Party acknowledges that the Security Trustee shall be the joint and several Creditor of each and every Junior Obligation or, as the case may be, every Senior Obligation and accordingly will have its own independent claim as creditor of any Junior Obligations or, as the case may be, any Senior Obligations as a result of the Turkish Subsidiary Share Security Parallel Debt.

27.8	Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt

(a)	For the purpose of ensuring and preserving the validity and continuity of the Hungarian Assignment Agreements and the Turkish Asset Security, and the Encumbrances created or to be created pursuant thereto, the Issuer and the Company and the Obligors (in relation to the Senior Obligations) hereby irrevocably and unconditionally undertake with the Security Trustee to pay, as primary obligor and not as surety, to the Security Trustee amounts equal to and in the currency of the Senior Obligations from time to time due in accordance with the terms and conditions of the Senior Obligations as and when the same shall become due, owing or incurred (such payment undertaking and the obligations and liabilities which are the result thereof the “Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt”).

(b)	Every payment of monies made to the Security Trustee by the Issuer, the Company or any other Obligor shall be in satisfaction pro tanto of the covenant by the Issuer or (as the case may be) the Company or (as the case may be) any other Obligor contained in Clause 27.8(a) above;

(c)	Notwithstanding any of the other provisions of this Clause 27.8:

(i)	the total amount due and payable under the Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt shall be decreased to the extent that the Issuer or, as the case may be, the Company or, as the case may be, any Obligor shall have paid any amounts to the Senior Creditors to reduce the Senior Obligations; and

(ii)	the total amount due and payable under the Senior Obligations shall be decreased to the extent that the Issuer, the Company or any Obligor shall have paid any amounts to the Security Trustee in respect of the Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt. Any such payments applied in accordance with the provisions of this Deed.

(d)	Notwithstanding anything to the contrary in any of the Finance Documents, each Obligor, Subordinated Intra-Group Creditor and each Finance Party acknowledges that the Security Trustee shall be the joint and several Creditor of each and every Senior Obligation and accordingly will have its own independent claim as creditor of any Senior Obligations as a result of the Hungarian Assignment Agreement/Turkish Asset Security Parallel Debt.

27.9	Amendments

Subject to Clause 27.10 (Technical Amendments), each Senior Representative, the FRN Trustee and each agent or trustee for any other Debt (together the “Relevant Agents”) may, from time to time, agree with the Issuer to amend this Deed and any amendments so made shall be binding on all the parties hereto, provided that any amendment which would:

(a)	materially and adversely affect any rights of any holders of any Debt may not be made without the prior written consent of the Relevant Agent for such Debt acting in accordance with the terms of such Debt;

(b)	impose or vary any obligation of the holders of any Debt may not be made without the prior written consent of the Relevant Agent for such Debt acting in accordance with the terms of such Debt;

(c)	change or vary in any way the terms set out at Schedule 5 (Guarantee) may not be made without the prior written consent of the Hedging Counterparties; or

(d)	affect any rights or obligations of the Security Trustee may not be made without the Security Trustee’s prior written consent.

27.10	Technical Amendments

Notwithstanding Clause 27.9 (Amendments), the Relevant Agents may, from time to time agree with the Issuer and the Security Trustee and determine administrative matters and make technical amendments arising out of a manifest error on the face of this Deed, where such amendments would not prejudice or otherwise be adverse to the position of the holders of any Debt (other than Debt held by the Issuer or subsidiaries of the Issuer), without the consent of any holders of such Debt.

27.11	Acting Reasonably

The Obligors acknowledge that, in acting under the Security Documents, the Security Trustee, save when given a discretion to enable it to protect its own interests rather than those of the Secured Parties, is, prior to the Senior Discharge Date, acting only upon the instructions of the Majority Senior Creditors and, after the Senior Discharge Date, the FRN Trustee, and that each provision of the Security Documents requiring the Security Trustee to act reasonably shall mean, prior to the Senior Discharge Date, the Security Trustee acting on the instructions of the Majority Senior Creditors and, after the Senior Discharge Date, the FRN Trustee. Each of the Secured Parties shall, in giving such instructions, act reasonably whenever the Security Trustee is required pursuant to the provisions of the Security Documents to so act. The Obligors shall not make any claim or demand against the Security Trustee in respect of any alleged unreasonableness under any provision of the type described in the preceding sentence, but any such claim or demand may be made against the Finance Parties directly.

28.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

29.	PARTIAL INVALIDITY

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or on connection with it shall be governed by English law.

31.	JURISDICTION

31.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	Subject to Clause 31.1(c), the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 31.1 (Jurisdiction) is for the benefit of the Senior Finance Parties, the SSB Note Trustee and the FRN Trustee only. As a result, no Senior Finance Party, the SSB Note Trustee or the FRN Trustee shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties, the SSB Note Trustee and the FRN Trustee may take concurrent proceedings in any number of jurisdictions.

31.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Subordinated Intra-Group Creditor, the Issuer (in its capacity as Obligor, Subordinated Intra-Group Creditor and Issuer) and each other Obligor (in its capacity as Obligor and Subordinated Intra-Group Creditor) irrevocably appoints Law Debenture Corporate Services Limited of Fifth floor, 100 Wood Street, London, EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with any this Deed and agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

31.3	Waiver of Immunity

Each Obligor, FRN Trustee and Subordinated Intra-Group Creditor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

31.4	Waiver of trial by jury

Each Party waives any right it may have to a jury trial of any claim or cause of action in connection with or arising out of this Deed or any transaction contemplated by this Deed. This Deed may be filed as a written consent to trial by court.

31.5	Inconvenient Forum

Each Obligor, FRN Trustee and Subordinated Intra-Group Creditor waives any objection it may have now or hereafter to the laying of venue of any action or proceedings in any court or jurisdiction referred to in Clause 31.1 (Jurisdiction) and any claim it may have now or hereafter that any action or proceedings brought in such courts or jurisdiction has been brought in an inconvenient forum

32.	PLACE OF PERFORMANCE OUTSIDE AUSTRIA

The Parties agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Deed shall be at the registered office of the Security Trustee in England or any other place reasonably designated by the Security Trustee but in any case a place outside the Republic of Austria, which in particular, but without limitation, means that the payment of all amounts, if any, under this Deed or any Finance Document must be made from and to, respectively, a bank account outside the Republic of Austria. It is expressly agreed between the parties hereto that any such performance within the Republic of Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any Party hereto. Further, the Parties hereto agree that the fulfilment of any contractual obligation under this Deed within the Republic of Austria does not result in a discharge of debt.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

THE PARTIES

Part 1

The Original Obligors

Name	Registered Addresses

Magyar Telecom B.V.	Locatellikade 1 1076 AZ Amsterdam The Netherlands

Invitel Távközlési Zrt.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel Technocom Távközlési Szolgáltató Korlátolt Felelösségü Társaság (formerly known as Pantel Technocom Távközlési Szolgáltató Korlátolt Felelösségü)	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel International Holdings B.V.	Locatellikade 1 1076 AZ Amsterdam The Netherlands

Invitel International Hungary Kft.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel International AG (formerly known as Memorex Telex Communications AG)	Ortsstraße 24 2331, Vosendarf Austria

MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Şirketi	Eski Büyükdere Cad. Bilek Íşmerkezi No. 29, D. 7, 4. Levent, Istanbul, Turkey and, from the time of its accession in accordance with section 4.24 of the SSB Indenture:

Euroweb Romania S.A.	102 Lipscani Street, Nouveau Centre, Corp A, 3rd Floor, 3rd District, Bucharest, Romania

Part 2

The Original Subordinated Intra-Group Creditors

Obligor name	Registered Addresses

Magyar Telecom B.V.	Locatellikade 1 1076 AZ Amsterdam The Netherlands

Invitel Távközlési Zrt.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Euroweb Romania S.A.	102 Lipscani Street Nouveau Centre Corp A 3rd Floor 3rd District Bucharest Romania

Invitel Technocom Távközlési Szolgáltató Korlátolt Felelösségü Társaság	2040 Budaörs Puskás Tivadar u.8-10 Hungary

Invitel International AG (formerly known as Memorex Telex Communications AG)	Ortsstraße 24 2331, Vosendarf Austria

Invitel International Holdings B.V.	Locatellikade 1 1076 AZ Amsterdam The Netherlands

Invitel International Hungary Kft.	2040 Budaörs Puskás Tivadar u.8-10 Hungary

MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Şirketi	Eski Büyükdere Cad. Bilek Işmerkezi No. 29, D. 7, 4. Levent, Istanbul, Turkey and, from the time of its accession in accordance with section 4.24 of the SSB Indenture:

Euroweb Romania S.A.	102 Lipscani Street, Nouveau Centre, Corp A, 3rd Floor, 3rd District, Bucharest, Romania

Part 3

The Original Hedge Counterparties

Name of Hedge Counterparty	Address	Fax No./Contact

BNP Paribas	10 Harewood Avenue London NW1 6AA	Attention: Angelina Georgievska Fax: +44 (0)20 7595 6558

	With a copy to: 37 Place du Marché Saint- Honoré 75001, Paris France	Attention: Jean-Philippe Rouane / Guilhem Donnard Fax: +33 1 42 98 1065/0979

Calyon	9 quai du Président Paul Doumer 92920 PARIS LA DEFENSE France	Attention: Bruno Pezy/ Gabor Burchner Fax: +33 1 41 89 91 91

	With a copy to: Calyon Hungarian Branch Office 1051 Budapest József nádor tér 7 Hungary	Attention: Peter Bakos Fax: +36 1 327 9150

SCHEDULE 2

FORM OF DEED OF ACCESSION

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY OTHER DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OR OTHER SCANNED DOCUMENTS OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

THIS DEED dated [—], [—] is supplemental to an intercreditor deed (the “Intercreditor Deed”) dated December, 2009 between, inter alia, Matel Holdings N.V. as the Ultimate Parent and certain of its Subsidiaries as Obligors, the Hedge Counterparties, the Issuer, the SSB Note Trustee, the FRN Trustee and BNP Paribas Trust Corporation UK Limited as Security Trustee.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

[Name of Subordinated Intra-Group Creditor/New Obligor/Hedge Counterparty/Security Trustee/SSB Note Trustee/FRN Note Trustee/Senior Revolving Credit Facility Agent/Senior Revolving Credit Facility Creditor] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as [a[n]/the] *[Subordinated Intra-Group Creditor/Obligor/Hedge Counterparty/ Security Trustee/Agent/SSB Note Trustee/FRN Note Trustee/Senior Revolving Credit Facility Agent/Senior Revolving Credit Facility Creditor] as if it had been party originally to the Intercreditor Deed in that capacity and that it shall perform all of the undertakings and agreements set out in the Intercreditor Deed and given by [a[n]/the] *[Subordinated Intra-Group Creditor/Obligor/Hedge Counterparty/ Security Trustee/SSB Note Trustee/FRN Note Trustee/Senior Revolving Credit Facility Agent/Senior Revolving Credit Facility Creditor].

[The details of the Senior Revolving Credit Facility Agreements and the Senior Revolving Credit Facility Debt covered by this Deed are as follows [—]].

[The details of Hedge Agreements and Hedging Liabilities covered by this Deed are as follows [—]].

[The details of Subordinated Intra-Group Documents covered by this Deed are as follows [—]].

The address for notices of *[[Subordinated Intra-Group Creditor/Obligor/Hedge Counterparty/ Security Trustee/SSB Note Trustee/FRN Note Trustee/Senior Revolving Credit Facility Agent/Senior Revolving Credit Facility Creditor] for the purposes of Clause 25 (Notices) of the Intercreditor Deed is:

[—].

This document takes effect as a deed notwithstanding that the Security Trustee only executes under hand.

This Deed, and any non-contractual obligations arising out of or in connection with it, is governed by English law.

[Insert any other jurisdiction specific provisions that may be required]

[Insert appropriate execution language]

*[—] Delete as applicable

Acknowledged.

[Security Trustee]

By:

SCHEDULE 3

SECURITY TRUSTEE

1.	Order of application

1.1.	Order of application

Subject to the rights of any creditor (not including a Creditor hereunder) with prior security or preferential claims and subject to the proviso below, the Security Trustee agrees to apply all proceeds of the enforcement of the security conferred by the Security Documents, all recoveries by the Secured Creditors under guarantees of the Debt and all amounts paid to the Security Trustee or the FRN Trustee under this Deed (whether under the turnover provisions or otherwise) in the following order:

First	pro rata (i) in payment of all unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the Senior Finance Documents) incurred by or on behalf of the Security Trustee and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretion under the Security Documents and the remuneration of the Security Trustee and every receiver under the Security Documents, (ii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the SSB Indenture) (the “SSB Note Trustee Fees”) incurred by or on behalf of the SSB Note Trustee and any receiver, attorney or agent up to Euro 100,000 in aggregate which SSB Note Trustee Fees are incurred in connection with the enforcement or recovery of payment in carrying out its duties and exercising its power and discretion under the SSB Indenture (excluding any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any SSB Creditor against any of the Senior Creditors), and (iii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities (and all interest thereon as provided in the FRN Indenture) (the “FRN Trustee Fees”) incurred by or on behalf of the FRN Trustee and any receiver, attorney or agent up to Euro 100,000 in aggregate which FRN Trustee Fees are incurred in connection with the enforcement or recovery of payment in carrying out its duties and exercising its power and discretion under the FRN Indenture (excluding any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any FRN Creditor against any of the Senior Creditors);

Second	in payment of all unpaid costs and expenses incurred by or on behalf of any Senior Finance Party in connection with such enforcement, including for the avoidance of doubt any such unpaid costs and expenses incurred by or on behalf of the SSB Note Trustee not provided for under paragraph “first” above;

Third	if a Senior Revolving Credit Facility Agreement is in full force and effect at such time, in payment to the Senior Revolving Credit Facility Agent(s) for application towards the Senior Credit Facility Revolving Debt and the Hedging Liabilities, pari passu, between themselves;

Fourth	pro rata (i) in payment to each Senior Representative for application towards the Senior Debt and (to the extent not discharged under “Third” above), pari passu, between themselves and (ii) in payment of all reasonable unpaid fees, costs, charges, expenses and liabilities incurred by or on behalf of (A) the SSB Note Trustee and any receiver, attorney or agent (to the extent not provided for under sub-paragraph (ii) of “First” above) in connection with carrying out its duties and exercising its powers and discretions under the SSB Notes, the SSB Indenture, the Security Documents, the SSB Proceeds Loan Agreement, this Deed and certain other related documents and the reasonable remuneration of the SSB Note Trustee (excluding (a) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any SSB Creditor against any other Senior Creditor and (b) any payment made directly or indirectly in respect of amounts owing under any SSB Notes (including principal, interest, premium or any other amounts) to any of the SSB Noteholders)) and, (B) the FRN Trustee and any receiver, attorney or agent (over and above the amounts set out in sub-paragraph (iii) of “First” above) in connection with carrying out its duties and exercising its powers and discretions under the FRN Finance Documents and the reasonable remuneration of the FRN Trustee (excluding (a) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any FRN Creditor against any of the Senior Creditors and (b) any payment made directly or indirectly in respect of amounts owing under any FRN Notes (including principal, interest, premium or any other amounts) to any of the FRN Noteholders);

Fifth	pro rata in payment to the FRN Trustee for application towards the FRN Debt; and

Sixth	in payment of the surplus (if any) to the Obligors or other person entitled thereto.

provided that, in respect of Security provided under the Senior Security Documents other than the Hungarian Security Deposit Deeds, the Hungarian Assignment Agreements, the Dutch Share Securities, the Euroweb Romania Share Pledges, the Invitel Austria Share Securities, the Turkish Asset Security and the Pledges of Receivables granted by the Issuer and in respect of the guarantees of the Senior Debt, all recoveries in respect thereof shall be applied in the order set out above excluding any order of application relating to FRN Debt (namely, excluding sub-paragraph (iii) of the first order of application, sub-paragraph (ii)(B) of the fourth order of application and the fifth order of application in its entirety).

For the avoidance of doubt, no amounts paid by the Issuer in relation to FRN Issuer Debt shall be the subject of the order of application referred to above other than to the extent (i) such payment is a turnover receipt the subject of Clause 8 (Turnover) or (ii) such amount is recovered in connection with Enforcement Action under the security conferred by the Security Documents.

The Security Trustee shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to it, save that (without prejudice to any other provision contained in any of the Security Documents)

the Security Trustee or any Receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Security Trustee or such Receiver may from time to time determine with a view to preserving the rights of the Secured Parties or any of them to prove for the whole of their respective claims against any Obligor, Security Provider or any other person liable.

The Security Trustee shall obtain a good discharge in respect of the amounts expressed to be due to the Senior Representatives and the Senior Finance Parties under the terms of this Deed by paying such amounts to each Senior Representative or the relevant Senior Finance Parties (if there is no Senior Representative) for distribution in accordance with each relevant Credit Facility. The Security Trustee shall obtain a good discharge in respect of the amounts expressed to be due to (i) the SSB Creditors under the terms of this Deed by paying such amounts to the SSB Note Trustee and (ii) the FRN Creditors under the terms of this Deed by paying such amounts to the FRN Trustee.

2.	Perpetuities

The trusts constituted or evidenced in or by the Security Documents shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of 80 years from the date of this Deed; and

(b)	receipt by the Security Trustee, at any time when it is satisfied that all of the Obligors and Security Providers are solvent, of confirmation in writing from each Senior Representative, the SSB Note Trustee and the FRN Trustee that there is no longer outstanding any indebtedness (actual or contingent (other than any contingent indebtedness which is fully cash collateralised to the satisfaction of the relevant Secured Party), and no obligation on any Secured Party to make available any indebtedness, which is secured or guaranteed by or under any of the Security Documents or such later date on which all of the Security Documents have been released in accordance with their terms, and the parties to this Deed declare that the perpetuity period applicable to the Security Documents shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 80 years from the date of this Deed.

3.	Powers and duties of the Security Trustee as trustee of the security

In its capacity as trustee in relation to the Security Documents, the Security Trustee:

(a)	Powers generally: shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Deed or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Trustee by this Deed and/or any Security Document but so that the Security Trustee may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Deed;

(b)	Power to invest: shall (subject to paragraph 1 (Order of application) above) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by the Security Documents which, in the reasonable opinion of the Security Trustee, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Security Trustee as the Security Trustee may think fit without being under any duty to diversify the same and the Security Trustee shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Trustee’s gross negligence or wilful misconduct;

(c)	Power to engage agents: may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being any international or local lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such employment and (ii) the Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of such agent;

(d)	Deposit of documents: may place all deeds, certificates and other documents relating to the property and assets subject to the Security Documents which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Trustee exercising reasonable care or with any firm of solicitors selected by the Security Trustee exercising reasonable care and may make any such arrangements as it thinks fit for allowing the Company access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors; and

(e)	Certificates: in the event that the Security Trustee is required, pursuant to the terms of a Security Document, to issue certificates on behalf of the Secured Creditors confirming the termination and release of all or part of the Security granted pursuant to such Security Document, it may do so without the need for further authority from the Secured Parties or any of them.

4.	All enforcement action through the Security Trustee

4.1.	None of the other Secured Parties shall have any independent power to enforce any of the security conferred by the Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by any of the Security Documents except through the Security Trustee other than to the extent set out in Clause 10.4 (Distributions).

4.2.	Save for the Security Trustee and as may otherwise be permitted by the Majority Senior Creditors none of the Finance Parties nor any person on their behalf or appointed by any of them may sue for or institute legal proceedings to recover any amount owing under the Senior Security Documents, nor petition or apply for or vote in favour of any resolution for the winding-up, dissolution, administration of or voluntary arrangement in relation to the Company or any Obligor in respect (wholly or partly) of any such amount.

5.	Co-operation to achieve agreed priorities of application

The other Secured Parties shall co-operate with each other and with the Security Trustee and any Receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with paragraph 1 (Order of application) above.

6.	Indemnity from Trust Property

In respect of all liabilities, costs, claims, charges or expenses for which the Obligors and Security Providers are liable under this Deed, the Security Trustee and every employee, officer, agent or other person appointed by it in connection with its appointment under the Security Documents (each an “Indemnified Party”) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by an Indemnified Party:

(a)	in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Security Documents;

(b)	as a result of any breach by any Obligor or any Security Provider of any of its obligations under any Security Document;

(c)	in respect of any Environmental Claim made or asserted against an Indemnified Party which would not have arisen if the Security Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Security Documents relating to the Trust Property or the provisions of any of the Security Documents.

The rights conferred by this paragraph 6 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Security Documents entitling the Security Trustee or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, damages, costs, claims, charges or expenses incurred or suffered by it in connection with any of the Security Documents or the performance of any duties under any of the Security Documents. Nothing contained in this paragraph 6 shall entitle the Security Trustee or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person’s own gross negligence or wilful misconduct.

Any third party referred to in this paragraph 6 as an Indemnified Party may enjoy the benefit and enforce the terms of this paragraph 6 in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

The Security Trustee may refrain from taking any step (or further step) to protect or enforce the rights of any Secured Party under this Deed or any Security Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result.

7.	Secured Parties to provide information

The Secured Parties shall provide the Security Trustee with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Trustee to make the calculations and applications contemplated by paragraph 1 (Order of application) of this Schedule above and to apply amounts received under, and the proceeds of realisation of, the Security Documents on and after the Enforcement Date as contemplated by the Security Documents and paragraph 1 (Order of application) of this Schedule above.

8.	Limit on Security Trustee’s responsibility

The Security Trustee shall not have any responsibility to any Secured Party:

8.1.	to ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any Security Document have been so deposited; or

8.2.	to investigate or make any enquiry into the title of any Obligor to the Secured Assets; or

8.3.	for the failure to register any Security Document in accordance with the requirements of any applicable law or regulation; or

8.4.	for the failure to register any Security Document in accordance with the provisions of the documents of title of any Obligor to any of the Secured Assets; or

8.5.	for the failure to take or require any Obligor to take any steps to render any Security Document effective as regards Secured Assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned; or

8.6.	for the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document; or

8.7.	for the collectability of amounts payable under any Finance Document; or

8.8.	for the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document; or

8.9.	to obtain any licence, consent or other authority for the creation of any security; or

8.10.	for any failure, omission or defect in perfecting or protecting the Security constituted by any Security Document or any Security created hereby; or

8.11.	to hold any title deeds, share certificates, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Trustee may permit the relevant Obligor or any lawyer or firm of lawyers to retain all such title deeds, share certificates and other documents in its possession if it reasonably considers that it is appropriate in all the circumstances; or

8.12.	on account of the failure of any Obligor or Security Provider to perform any of its obligations under any of the Security Documents; or

8.13.	for the financial condition of any Obligor or Security Provider.

9.	Further Exoneration of the Security Trustee

9.1.	Neither the Security Trustee nor any of its personnel or agents shall be:

(a)	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in this Deed or the Security Documents or any notice or other document delivered under this Deed or the Security Documents;

(b)	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this Deed or any Security Document;

(c)	obliged to enquire as to the occurrence or continuation of any Default or as to the accuracy or completeness of any representation or warranty made by any person;

(d)	responsible for any failure of any Obligor or any Secured Party duly and punctually to observe and perform their respective obligations under this Deed or any Security Document;

(e)	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with this Deed or any Security Document;

(f)	liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Secured Parties in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this Deed; or

(g)	liable for anything done or not done by it under or in connection with this Deed or any Security Document, save in the case of its own negligence or wilful misconduct.

10.	Retention of deeds and documents; power to grant access

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Secured Assets deposited with it under or pursuant to the Security Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing the Obligor concerned access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession (other than as a result of gross negligence or wilful misconduct on the part of the Security Trustee).

11.	No mortgagee in possession

Nothing in any of the Security Documents shall oblige the Security Trustee to become a mortgagee in possession.

12.	Assistance to the Security Trustee

12.1.	The Security Trustee may, in relation to any Security Document, engage and pay for the services of any international or local lawyer, accountant, banker, broker or other person engaged in any profession or business whose advice, services or opinion may to it seem necessary, expedient or desirable provided that the Security Trustee must advise each Senior Representative, the SSB Note Trustee and the FRN Trustee accordingly.

12.2.	Without affecting its liability as set out in Clause 8 of this schedule, the Security Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of the rights, powers and discretions vested in it by any of the Security Documents and such delegation may be made upon such terms and subject to such conditions (including power to sub-delegate) and subject to such regulations as the Security Trustee may think fit. The Security Trustee is not and shall not be bound to supervise the proceedings of any such delegate or sub-delegate.

12.3.	The Security Trustee is and shall be entitled at any time to appoint (and subsequently to dismiss) such other person or persons as it thinks fit to become additional security trustees in respect of any of the Security Documents to assist it in carrying out its duties under the same and each such additional security trustee is and shall be entitled to the same rights and subject to the same obligations under the same as the Security Trustee.

12.4.	Each person from time to time acting as security trustee under this Deed may by deed appoint any other person (including for the avoidance of doubt any such other person incorporated or carrying on business in any part of the world whether or not such other person is the sole co-security trustee under this Deed of such security trustee) as its attorney for any period of time or without limitation and to do anything such security trustee could itself do under or in connection with the Security Documents.

13.	Appointment

13.1.	Each Senior Finance Party, Hedge Counterparty and FRN Trustee irrevocably authorises the Security Trustee on its behalf to:

(a)	enter into any and each Security Document; and

(b)	perform such duties and exercise such rights and powers under this Deed and the Security Documents as are specifically delegated to the Security Trustee by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto.

13.2.	The Security Trustee shall have only those duties which are expressly specified in this Deed and/or the Security Documents. The Security Trustee’s duties under this Deed and/or the Security Documents are of a mechanical and administrative nature.

14.	Directions

14.1.	Save as expressly set out in this Deed in the absence of any right or power and as to any matter not expressly provided for by this Deed or any of the other Finance Documents the Security Trustee, prior to the Senior Discharge Date, shall act in accordance with the instructions of the Majority Senior Creditors and, after the Senior Discharge Date, shall act in accordance with the instructions of the FRN Trustee and shall have no liability to any party hereto in so doing. Any such instructions shall be binding on all the Senior Finance Parties, all the Hedge Counterparties, the FRN Creditors and the FRN Trustee.

14.2.	In the absence of any such instructions and/or any relevant contrary requirement contained in this Deed, the Security Trustee may act or refrain from acting with respect to any right, power or discretion and as to any matter not expressly provided for in this Deed or the other Senior Finance Documents or the FRN Security Documents as it shall see fit and the Security Trustee will not be liable for any action taken or not taken in by it under or in connection with any Finance Document.

15.	Relationship

15.1.	The relationship between (i) each Senior Finance Party, each Hedge Counterparty and the FRN Trustee and (ii) the Security Trustee is that of principal and agent save only that the benefits of the Security Documents are held by the Security Trustee as agent and trustee for the Senior Finance Parties, the Hedge Counterparties or the FRN Trustee (to the extent that any amount is or is capable of being secured thereby).

15.2.	The Security Trustee shall not be liable to any Party for any breach by any other Party of this Deed or any other Senior Finance Document, any Hedge Agreement or any FRN Finance Document.

16.	Reliance

The Security Trustee may rely on any certificate given by any Senior Representative, any Hedge Counterparty, the SSB Note Trustee, the FRN Trustee, any Senior Finance Party or the Issuer as to the identity of, and amounts owing to, any Senior Finance Party, such Hedge Counterparty or any Subordinated Intra-Group Creditor, as the case may be, under any of the Senior Finance Documents, the Hedge Agreements, the FRN Finance Documents or the Subordinated Intra-Group Documents, as the case may be, and shall be protected in so relying.

17.	Information

17.1.	The Security Trustee has no duty, unless the Deed provides otherwise:

(a)	to provide any Party with any credit or other information (other than, (i) if requested by a Senior Finance Party or Hedge Counterparty information in the Security Trustee’s possession specifically concerning the Senior Security Documents or (ii) if requested by the FRN Trustee, information in the Security Trustee’s possession specifically concerning Security Documents relating to the FRN Debt; or

(b)	unless specifically requested to do so by a Senior Finance Party, a Hedge Counterparty or the FRN Trustee in accordance with this Deed or any of the Security Documents, to request any certificates or other documents from any Obligor.

17.2.	The Security Trustee need not disclose any information if such disclosure would or might in the reasonable opinion of the Security Trustee constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

18.	Indemnity

18.1.	Each Senior Finance Party and each Hedge Counterparty agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the Senior Creditors, under this Deed and/or the Senior Security Documents or in the performance of its duties, obligations and responsibilities under the Senior Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct. Such indemnification by each Senior Finance Party and Hedge Counterparty shall be pro rata to its entitlement in or to the Senior Debt and Hedge Liabilities.

18.2.	The SSB Note Trustee agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Senior Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the SSB Note Trustee under this Deed and/or the SSB Security Documents or in the performance of its duties, obligations and responsibilities under the SSB Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct.

18.3.	It is expressly understood and agreed by the parties to this Deed that this Deed is executed and delivered by the SSB Note Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the SSB Finance Documents for and on behalf of the noteholders for which it acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose any obligation to pay any amount out of its personal assets.

18.4.	The FRN Trustee agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any FRN Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as Security Trustee for the FRN Trustee under this Deed and/or the FRN Security Documents or in the performance of its duties, obligations and responsibilities under the FRN Finance Documents or this Deed, except to the extent arising directly from the Security Trustee’s gross negligence or wilful misconduct.

18.5.	It is expressly understood and agreed by the parties to this Deed that this Deed is executed and delivered by the FRN Note Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the FRN Finance Documents for and on behalf of the noteholders for which it acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Deed shall impose any obligation to pay any amount out of its personal assets.

19.	Resignation

19.1.	Up to (and including) the Senior Discharge Date, the Security Trustee may resign by giving notice to each Senior Representative and the FRN Trustee and may be removed by the Majority Senior Creditors giving notice to that effect to the Security Trustee and the Issuer. After the Senior Discharge Date, the Security Trustee may resign by giving notice to the FRN Trustee and may be removed by the FRN Trustee giving notice to that effect to the Security Trustee and the Issuer. Up to (and including) the Senior Discharge Date, the Majority Senior Creditors may appoint a successor Security Trustee, and after the Senior Discharge Date, the FRN Trustee may appoint a successor Security Trustee, in each case, which successor shall be a reputable and experienced bank.

19.2.	If within 30 days after such notice of resignation or removal being given, no successor Security Trustee shall have been appointed by the Majority Senior Creditors and the FRN Trustee (as the case may be) and shall have accepted such appointment, the retiring Security Trustee, after consultation with each Senior Representative up to (and including) the Senior Discharge Date, and after consultation with the FRN Trustee following the Senior Discharge Date, shall have the right to appoint a successor Security Trustee, in each case, which successor shall be a reputable and experienced bank.

19.3.

Subject as otherwise provided in Clauses 19.4 and 19.5 of this Schedule below, the resignation or removal of the retiring Security Trustee and the appointment of any successor Security Trustee shall both become effective upon the successor Security Trustee notifying each Senior Representative, the Hedge Counterparties and the FRN Trustee (and after the Senior Discharge Date, the FRN Trustee) in writing that it accepts such appointment and executing and delivering to each Senior Representative (and after the Senior Discharge Date, to the FRN Trustee) a duly completed Deed of Accession, whereupon the successor Security Trustee shall succeed to the position of the retiring Security Trustee and the term “Security Trustee” in all of the Senior Finance Documents and the FRN Finance Documents shall include such successor Security Trustee where appropriate. The provisions of this Schedule 3 (Security Trustee) shall continue to benefit a retiring Security Trustee in respect of any action taken or omitted by it while it was a Security Trustee.

19.4.	The resignation or removal of a Security Trustee shall not become effective until each Senior Representative (until the Senior Discharge Date) and the FRN Trustee (until the FRN Discharge Date) is satisfied (on the basis of such legal advice as they may require) that all of the Senior Security Documents and the FRN Security Documents (as the case may be) or replacements therefore provide for perfected and enforceable security in favour of the successor Security Trustee, the Senior Finance Parties and the Hedge Counterparties or the FRN Creditors(as the case may be).

19.5.	The Obligors shall take such action as each Senior Representative or the FRN Trustee may consider necessary, and the Security Trustee at the request of such Senior Representative and the FRN Trustee (and at the cost of the Company) shall take such action as may be practicable, in order that the Senior Security Documents or the FRN Security Documents (as the case may be) or replacements therefore shall provide for perfected and enforceable security in favour of any successor Security Trustee, the Senior Finance Parties, the Hedge Counterparties or the FRN Creditors (as the case may be), including making available to the successor Security Trustee such documents and records as the successor Security Trustee shall reasonably request.

20.	Conflict with Security Documents

If there is any conflict between the provisions of this Deed and any Security Documents with regard to instructions to or other matters affecting the Security Trustee, this Deed will prevail.

21.	Remuneration

The Security Trustee shall be entitled to such remuneration as it may from time to time agree with the Issuer. The Security Trustee shall not by virtue of receiving any such remuneration or other payment be deprived of any rights, powers, privileges or immunities which a gratuitous trustee would have had in relation to this Deed or any of the Security Documents.

22.	Default

22.1.	The Security Trustee is not obliged to monitor or enquire as to whether or not a Default has occurred and will not be deemed to have knowledge of the occurrence of a Default unless the Security Trustee has actual knowledge thereof. If the Security Trustee receives notice from a party to this Deed, describing a Default or stating that the occurrence of some event is a Default, it shall promptly notify each Senior Representative and the FRN Trustee.

22.2.	The Security Trustee may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may suffer or incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences such proceeding or takes such action.

23.	Exoneration

23.1.	Without limiting paragraph 23.2 below, the Security Trustee will not be liable for any action taken or not taken by it under or in connection with any Finance Document, except to the extent caused by its gross negligence or wilful misconduct.

23.2.	No party to this Deed may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

24.	Reliance

The Security Trustee may:

24.1.	accept as sufficient evidence, a certificate signed or purported to be signed on behalf of such relevant Senior Representative to the effect that any particular dealing, transaction, step or thing is, in the opinion of such Senior Representative suitable or expedient or as to any other fact or matter upon which the Security Trustee may require to be satisfied and the Security Trustee shall be in no way bound to call for further evidence or to be responsible for any loss that may be occasioned by acting on any such certificate;

24.2.	assume that the identity of each Senior Representative is as notified to it at the date of this Deed subject to any Deed of Accession amending the same;

24.3.	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

24.4.	rely on any statement made by a director, partner or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

24.5.	engage, pay for an rely on legal or other professional advisers selected by it (including those in the Security Trustee’s employment and those representing a party to this Deed other than the Security Trustee).

25.	Other Capacity and Business

The Security Trustee may from time to time be a Creditor or act in any other capacity and shall in any such event be entitled, notwithstanding that it is also Security Trustee, to take or refrain from taking any action which it would be entitled to take if it were not the Security Trustee and shall not be precluded, by virtue of its position as a Creditor or acting in any other capacity, from exercising any of its discretions, powers and duties as a Security Trustee. The Security Trustee may enter into any financial or business contracts or any other transaction or arrangement with any Obligor or any other person and shall be in no way accountable to such Obligor or any other person for any profits or benefits arising from any such contract or transaction.

26.	Unlawful Acts

Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.	Certificates of amounts due

In determining the amount of any payment to be made to any person pursuant to paragraph 1 of Schedule 3 (Security Trustee) the Security Trustee shall act in accordance with the information given to it by any Senior Representative (in the case of Senior Debt), any Senior Finance Party (where there is no applicable Senior Representative) and the FRN Trustee (in connection with the FRN Debt). The Security Trustee may call for a certificate from each Senior Representative (in the case of Senior Debt), any Senior Finance Party (where there is no applicable Senior Representative) and the FRN Trustee (in connection with the FRN Debt) representing each person entitled, or representing each person which the Security Trustee believes may be entitled, to receive any amount pursuant to paragraph 1 of Schedule 3 (Security Trustee), such certificate to be dated a date specified by the Security Trustee (not being earlier than 21 days prior to the proposed date of payment), as to:

27.1	whether all amounts due to the relevant person have been paid and discharged in full;

27.2	the amount owing to the relevant person and the identity of that person, and details thereof;

27.3	the currency in which any amount owing is denominated;

27.4	the nature of any amount owing and the date or dates on which it is payable or repayable; and

27.5	such other matters as any Senior Representative and/or the Security Trustee may deem necessary or desirable to enable the Security Trustee to make a distribution.

28.	Further Assurances

Each Creditor shall take all such action as is available to it (including giving all instructions) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

29.	Existing Intercreditor Deed

Each of the Parties:

29.1.	acknowledges that the Security Trustee is party to the Existing Intercreditor Deed at the date of this Deed;

29.2.	waives any conflict of interest in relation to any duty that may arise on the part of the Security Trustee under the Existing Intercreditor Deed as a result of its entry into and performance of this Deed; and

29.3.	confirms that until the outstanding amounts under each of the Senior Facilities Agreement, the HY Notes and the Subordinated Loan (each as defined in the Existing Intercreditor Deed) have been repaid in full, the Security Trustee will not be liable under this Deed as a result of the performance of its obligations under the Existing Intercreditor Deed.

SCHEDULE 4

FRN FUNDING LOANS

A loan will only qualify as an FRN Funding Loan for the purposes of this Deed if it satisfies the following criteria:

(a)	the borrower is the Company or one of its Subsidiaries or Invitel Technocom;

(b)	the lender is the Issuer;

(c)	it pays interest (including gross up amounts, if any) in cash in amounts sufficient (but no more than sufficient) to enable payments of interest (including gross up amounts, if any) or (as the case may be) the FRN Notes, together with an additional margin of no more than 0.22 per cent. (which shall be classified as interest) and such amounts are paid no earlier than 5 Business Days prior to the due date of the correspondent payment under the FRN Notes;

(d)	it provides for repayments of principal no earlier than the final maturity date of the FRN Notes (but may be prepaid before its maturity date in compliance with Clause 7.3 (Permitted FRN Payments);

(e)	it does not benefit from any Encumbrance granted by any member of the Group;

(f)	it does not benefit from any guarantee, indemnity or similar undertaking given by any member of the Group;

(g)	it is in a maximum principal amount not exceeding the principal amount of the FRN Notes; and

(h)	it is expressed to be subject to (and does not contain any provisions which conflict with the terms of) this Deed.

SCHEDULE 5

GUARANTEE

1.	Covenant to pay

Each Obligor irrevocably and unconditionally, jointly and severally:

(a)	guarantees to each Hedge Counterparty, punctual performance by each member of the Group (other than such Obligor) of all of such member’s payment obligations (if any) under each Hedge Agreement to which such Hedge Counterparty is a party (each, a “Relevant Hedge Agreement”);

(b)	undertakes with such Hedge Counterparty that whenever such member does not pay any amount when due from such member under a Relevant Hedge Agreement, that Obligor shall immediately on demand pay that amount as it if was the principal obligor; and

(c)	indemnifies such Hedge Counterparty immediately on demand against any cost, loss or liability suffered by that Hedge Counterparty if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Hedge Counterparty would otherwise have been entitled to recover, each such Obligor being a “Hedge Guarantor”.

2.	Continuing security and other matters

The guarantee and indemnity under this Schedule 5 (the “Hedge Guarantee”) shall:

(a)	extend to the ultimate balance from time to time owing to the Hedge Counterparties by, the members of the Group and shall be a continuing guarantee, notwithstanding any settlement of account or other matter whatsoever;

(b)	be in addition to any present or future Security, right or remedy held by or available to any Finance Party; and

(c)	not be in any way prejudiced or affected by the existence of any such Security, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Finance Parties or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable under the Finance Documents.

3.	New accounts

If this Hedge Guarantee ceases to be continuing for any reason whatsoever, each Hedge Counterparty may nevertheless continue any account of any member of the Ultimate Parent Group or open one or more new accounts, and the liability of each Obligor under this Hedge Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

4.	Liability unconditional

The liability of each Hedge Guarantor shall not be affected nor shall this Hedge Guarantee be discharged or reduced by reason of:

(a)	the incapacity or any change in the name, style or constitution of any member of the Group or any other person liable under the Finance Documents; or

(b)	any of the Finance Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any member of the Ultimate Parent Group or any other person liable under the Finance Documents or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any member of the Ultimate Parent Group or any other person liable under the Finance Documents; or

(c)	any act or omission which would not have discharged or affected the liability of such Obligor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate such Obligor; or

(d)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security; or

(e)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

5.	Collateral Instruments

None of the Finance Parties shall be obliged to make any claim or demand on any member of the Ultimate Parent Group or to resort to any Security or other means of payment now or hereafter held by or available to them or it before enforcing this Hedge Guarantee and no action taken or omitted by any of the Finance Parties in connection with any such Security or other means of payment shall discharge, reduce, prejudice or affect the liability of any Hedge Guarantor under this Hedge Guarantee nor shall any of the Finance Parties be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Security or other means of payment in reduction of the respective Guaranteed Liabilities.

6.	Waiver of guarantor’s rights

Until all moneys, obligations and liabilities expressed to be guaranteed by all the Obligors pursuant to this Hedge Guarantee (the “Guaranteed Liabilities”) have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Obligor agrees that, without the prior written consent of the Security Trustee, it will not:

(a)	exercise its rights of subrogation, reimbursement and indemnity against any member of the Ultimate Parent Group or any other person liable under the Finance Documents; or

(b)	demand or accept any security or guarantee to be executed in respect of any of its obligations under this Hedge Guarantee or any other Indebtedness now or hereafter due to any Obligor from any member of the Ultimate Parent Group or from any other person liable under the Finance Documents; or

(c)	take any step or enforce any right against any member of the Ultimate Parent Group or any other person liable in respect of any of the Guaranteed Liabilities; or

(d)	exercise any right of set-off or counterclaim against any member of the Ultimate Parent Group or any other person liable under the Finance Documents or claim or prove or vote a creditor in competition with the Finance Parties or any of them in the liquidation, administration or other insolvency proceeding of any member of the Ultimate Parent Group or any other person liable under the Finance Documents or have the benefit of, or share in, any payment from or composition with any member of the Ultimate Parent Group or any other person liable under the Finance Documents or any Security for any of the Guaranteed Liabilities or for the obligations or liabilities of any other person liable under the Finance Documents but so that, if so directed by the Security Trustee, it will prove for the whole or any part of its claim in the liquidation of any member of the Ultimate Parent Group on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Finance Parties and applied in such manner as is specified in this Deed.

7.	Suspense accounts

Any money received in connection with this Hedge Guarantee (whether before or after any insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or other incapacity whatsoever (“Incapacity”) of any member of the Group) may be placed to the credit of a suspense account (bearing a market rate of interest which interest will be for the account of the relevant member of the Group if upon demand having been made upon any Obligor under this Hedge Guarantee they shall have paid an amount equal to the sum demanded and will otherwise be applied at the same time as such money in or towards satisfaction of the Guaranteed Liabilities as set out below) with a view to preserving the rights of the Finance Parties to prove for the whole of their respective claims against any member of the Group or any other person liable under the Finance Documents or may be applied in or towards satisfaction of the Guaranteed Liabilities as the Security Trustee may from time to time conclusively determine in its absolute discretion.

8.	Settlements conditional

Any release, discharge or settlement between any Obligor and the Hedge Counterparties or any of them shall be conditional upon no security, disposition or payment to the Hedge Counterparties or any of them by any member of the Ultimate

Parent Group or any other person liable under the Hedge Agreements being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Hedge Counterparties shall be entitled to enforce this Hedge Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

9.	Obligor to deliver up certain property

If, contrary to the terms of this Hedge Guarantee, any Obligor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Finance Parties and shall be delivered to the Security Trustee on demand.

10.	Retention of this guarantee

The Hedge Counterparties shall be entitled to retain this Hedge Guarantee until the irrevocable and unconditional payment or discharge of all the Guaranteed Liabilities. If the Security Trustee reasonably considers (on the basis of legal advice) that any of the Guaranteed Liabilities paid or discharged are capable of being avoided or otherwise set aside on the liquidation, administration, examinership or bankruptcy of any member of the Group or otherwise, then such amount shall not be considered to have been irrevocably paid for the purposes of this paragraph 10.

11.	Release of Hedge Guarantors’ right of contribution

If any Hedge Guarantor (a “Retiring Guarantor”) ceases to be a guarantor of Senior Debt in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be an Obligor:

(a)	that Retiring Guarantor is released by each other Obligor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Obligor arising by reason of the performance by any other Obligor of its obligations under the Finance Documents; and

(b)	each other Obligor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

12.	Release of Hedge Guarantee

An Obligor shall cease to have obligations or liabilities under the Hedge Guarantee if:

(a)	that Obligor is being disposed of to a person which is not a member of the Group, in accordance with the terms of the Senior Finance Documents, made with the approval of the Majority Senior Creditors; or

(b)	that Obligor ceases to be a guarantor of the Senior Debt (other than the Hedge Liabilities);

and, in either such case, no payment is due from such Obligor under the Hedge Guarantee.

13.	Guarantee Limitations of Austrian Guarantors

(a)	The obligations of any Hedge Guarantor established under the laws of Austria as a corporation (Gesellschaft mit beschränkter Haftung; Aktiengesellschaft) or as a partnership (Personengesellschaft) with its general partners (persönlich haftende Gesellschafter) being corporations (an “Austrian Guarantor”) shall not be construed to create any obligation on an Austrian Guarantor to act in violation of mandatory Austrian Capital Maintenance Rules (Kapitalerhaltungsvorschriften) (including any applicable rules on financial assistance) pursuant to Austrian company law (“Austrian Capital Maintenance Rules”), including without limitation Section 82 of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and Section 52 of the Austrian Act on Stock Corporations (Aktiengesetz), and all obligations of each Austrian Guarantor under this Hedge Guarantee shall be limited in accordance with Austrian Capital Maintenance Rules. In the event that any obligation of an Austrian Guarantor under this Hedge Guarantee infringes or contradicts Austrian Capital Maintenance Rules and is therefore held invalid or unenforceable, such obligation shall be deemed to be replaced by an obligation of a similar nature which is in compliance with Austrian Capital Maintenance Rules and which provides the best possible security interest in favour of the Finance Parties and, if required by Austrian Capital Maintenance Rules, the amount payable by such Austrian Guarantor under this Hedge Guarantee shall be reduced to such amount which is permitted pursuant to Austrian Capital Maintenance Rules. For the avoidance of doubt, it is noted that the Austrian Capital Maintenance Rules do not prevent or restrain an Austrian Guarantor from guaranteeing or providing security for the obligations of its direct or indirect subsidiaries.

(b)	Notwithstanding any term or provision of this paragraph 13 or any other term or provision in this Hedge Guarantee or any other Finance Document, any guarantee or indemnity given by an Austrian Guarantor is meant as and is to be interpreted as an abstract guarantee agreement (abstrakter Garantievertrag) and not as surety (Bürgschaft) or joint obligation as a borrower (Mitschuldnerschaft) and the Austrian Guarantor undertakes to pay the amounts due under or pursuant to this guarantee unconditionally, irrevocably, upon first demand and without raising any defences (unbedingt, unwiderruflich, auf erste Anforderung und unter Verzicht auf alle Einwendungen).

(c)	Each Austrian Guarantor agrees that the benefit of this guarantee shall be transferred and shall remain in full legal effect when any Hedge Counterparty seeks to transfer all or any of its rights and obligations under the Finance Documents by assignment or by novation to any person permitted pursuant to Clause 23.4 (Hedge Counterparty Accession).

14.	Guarantee Limitations of Romanian Guarantors

(a)	The obligations and liabilities of any Hedge Guarantor established under the laws of Romania (a “Romanian Guarantor”) under the Finance Documents and in particular under this Hedge Guarantee shall only be applicable to the extent, and be limited to the maximum amount permitted by the applicable law so that, the entry by a Romanian Guarantor into this Hedge Guarantee and the other Finance Documents does not qualify as breach of the legal requirements regarding corporate benefit (legal capacity and underlying cause of the agreement) as conditions for the validity of agreements entered into by a company incorporated in Romania according to article 34 of Decree No. 31/1954 or article 948(4) of the Romanian Civil Code and does not fall within the scope of articles 106, 144 index 4, 152, 153 index 2 paragraph (6) and article 272, respectively, of Company Law No. 31/1990.

(b)	To the extent that any Hedge Counterparty seeks to transfer, assign or transfer by novation all or any part of its rights, benefits and obligations under the Finance Documents to any person permitted pursuant to Clause 23.4 (Hedge Counterparty Accession), the Parties hereby agree in relation to any Security Documents expressed to be governed by the Romanian law, the guarantee created under this Hedge Guarantee and any security and/or security interest created under the Finance Documents and securing the rights assigned, transferred or novated, that the relevant guarantee, security and/or security interest under such Security Documents or Finance Document will be preserved and transferred accordingly to such person by maintaining the same rights and priority ranking as originally created for the transferring Hedge Counterparty, in accordance with and as allowed by Article 1134 et sequitor of the Romanian Civil Code, Article 1396 of the Romanian Civil Code and, as applicable, by Title VI of Romanian Law No. 99/1999 Respecting Certain Measures for Acceleration of Economic Reform, as amended on the legal regime of movable security.

15.	Additional Guarantee Limitations

The obligations of each Obligor that becomes a party to this Deed after the date hereof are subject to any limitations set out in the Deed of Accession by which it becomes a party to this Deed.

SCHEDULE 6

TRANSACTION DOCUMENTS

SIGNATURES

IN WITNESS whereof the parties to this deed have caused this Deed to be duly executed on the Date first above written.

The Issuer or Parent

EXECUTED and DELIVERED as a DEED	) /Lucas Duysens/
for and on behalf of	) Lucas Duysens
MAGYAR TELECOM B.V.	) Attorney in fact
by:	)

Address:	Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Attention:	Norris Case/Fauzia Fuad

Fax:	+31 20 301 3636

The Company

EXECUTED and DELIVERED as a DEED	) /R Bowker/
for and on behalf of	)
INVITEL TÁVKÖZLÉSI ZRT.	)
by:	)

Address:	Invitel Távközlési Zrt.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

The Ultimate Parent

EXECUTED and DELIVERED as a DEED	) /Dr. Zsuzsanna Czebe/
by:	) Dr. Zsuzsanna Czebe
MATEL HOLDINGS N.V.	) Attorney at law

Address:	Matel Holdings N.V.
Schottegatweg Oost 44,
Willemstad
Curaçao,
Netherland Antilles

Attention:	Robert Bowker

Fax:	+36 1 801 1363

The Obligors

EXECUTED and DELIVERED as a DEED	) /Eifert Zsuzsanna/
by:	) Eifert Zsuzsanna
INVITEL INTERNATIONAL AG	) Managing Director

Address:	c/o Invitel Távközlési Zrt.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
INVITEL INTERNATIONAL	)
HUNGARY KFT.	)

Address:	Invitel International Hungary Kft.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
INVITEL TECHNOCOM TÁVKÖZLÉSI	)
SZOLGÁLTATÓ KORLÁTOLT	)
FELELÖSSÉGÜ TÁRSASÁG	)

Address:	Invitel Technocom Távközlési Szolgátató Korlátolt Felelösségü Társaság
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
INVITEL TÁVKÖZLÉSI ZRT.	)

Address:	Invitel Távközlési Zrt.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
MTCTR MEMOREX	)
TELEKOMÜNIKASYON SANAYI VE	)
TICARET LIMITED SIRKETI	)

Address:	MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Sirketi
Eski Büyukdere Cad.
Bilek Işmerkezi No.29, D.74
Levant, Istanbul, Turkey

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /Lucas Duysens/
for and on behalf of	) Lucas Duysens
MAGYAR TELECOM B.V.	) Attorney in fact
by:	)

Address:	Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Attention:	Norris Case/Fauzia Fuad

Fax:	+31 20 301 3636

EXECUTED and DELIVERED as a DEED	) /Lucas Duysens/
for and on behalf of	) Lucas Duysens
INVITEL INTERNATIONAL HOLDINGS B.V.	) Attorney in fact
by:	)

Address:	Invitel International Holdings B.V.
Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Attention:	Norris Case / Fauzia Fuad

Fax:	+31 20 301 3636

The Subordinated Intra-Group Creditors

EXECUTED and DELIVERED as a DEED	) /Eifert Zsuzsanna/
by:	) Eifert Zsuzsanna
INVITEL INTERNATIONAL AG	) Managing Director

Address:	c/o Invitel Távközlési Zrt.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /Gregg Betz/
by:	) Gregg Betz
INVITEL INTERNATIONAL	) Managing Director
HUNGARY KFT.	) /R Bowker/

Address:	Invitel International Hungary Kft.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
INVITEL TECHNOCOM TÁVKÖZLÉSI	)
SZOLGÁTATÓ KORLÁTOLT	)
FELELÖSSÉGÜ TÁRSASÁG	)

Address:	Invitel Technocom Távközlési Szolgátató Korlátolt Felelösségü Társaság
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /R Bowker/
by:	)
INVITEL TÁVKÖZLÉSI ZRT.	)

Address:	Invitel Távközlési Zrt.
Puskás Tivadar utca 8-10
2040 Budaörs
Hungary

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) / R Bowker/
by:	)
MTCTR MEMOREX	)
TELEKOMÜNIKASYON SANAYI VE	)
TICARET LIMITED SIRKETI	)

Address:	MTCTR Memorex Telekomünikasyon Sanayi ve Ticaret Limited Sirketi
Eski Büyukdere Cad.
Bilek Işmerkezi No. 29, D.74
Levant, Istanbul, Turkey

Attention:	Robert Bowker

Fax:	+36 1 801 1363

EXECUTED and DELIVERED as a DEED	) /Lucas Duysens/
for and on behalf of	) Lucas Duysens
MAGYAR TELECOM B.V.	) Attorney in fact
by:	)

Address:	Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Attention:	Norris Case/Fauzia Fuad

Fax:	+31 20 301 3636

EXECUTED and DELIVERED as a DEED	) /Lucas Duysens/
for and on behalf of	) Lucas Duysens
INVITEL INTERNATIONAL HOLDINGS B.V.	) Attorney in fact
by:	)

Address:	Invitel International Holdings B.V.
Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Attention:	Norris Case / Fauzia Fuad

Fax:	+31 20 301 3636

The Security Trustee

SIGNED for and on behalf of	) //
BNP PARIBAS TRUST CORPORATION	)
UK LIMITED	)
by:	)

Address:	BNP Paribas Trust Corporation UK Limited
55 Moorgate
London
EC2R 6PA

Attention:	The Directors

Fax:	+44 207 595 5078

The SSB Note Trustee

SIGNED for and on behalf of	) /Noora Pahkala/ /Melissa Laidley/
BNY CORPORATE TRUSTEE SERVICES	) Noora Pahkala Melissa Laidley
LIMITED	) Senior Associate Senior Associate
by:	)

Address:	The Bank of New York Mellon
One Canada Square
London
E14 5AL

Attention:	Manager, Trustee Administration

Fax:	+44 207 964 2536

In the presence of:

Signature of witness: /Michael Lee/

Name of witness: Michael Lee Senior Associate

Address of witness

The FRN Note Trustee

SIGNED for and on behalf of	) /Noora Pahkala/ /Melissa Laidley/
BNY CORPORATE TRUSTEE SERVICES	) Noora Pahkala Melissa Laidley
LIMITED	) Senior Associate Senior Associate
by:	)

Address:	BNY Corporate Trustee Services Limited
One Canada Square
London
E14 5AL

Attention:	Manager, Trustee Administration

Fax:	+44 207 964 2536

In the presence of:

Signature of witness: /Michael Lee/

Name of witness: Michael Lee

Address of witness:

The Hedge Counterparties

SIGNED for and on behalf of	) /Jean Philippe Rouane/
BNP PARIBAS	) Jean Philippe Rouane
by:	) Director
pursuant to a power of	)
attorney dated	)

Address:	10 Harewood Avenue
London
NW1 6AA

Attention:	Angelina Georgievska

Fax:	+44 (0)20 7595 6558

In the presence of:

Signature of witness:

Name of witness:

Address of witness:

With a copy to:

Address:	BNP Paribas
37 Place du Marché Saint-Honoré
75001, Paris
France

Attention:	Jean-Philippe Rouane / Guilhem Donnard

Fax:	+33 1 42 98 1065/0979

SIGNED for and on behalf of	) / Gabor Burchner/
CALYON	) Gabor Burchner
by:	)
Bruno Pezy	)
Gabor Burchner	)

Address:	9 quai du Président Paul Doumer
92920 PARIS LA DEFENSE
France

Attention:	Bruno Pezy/ Gabor Burchner

Fax:	+33 1 41 89 91 91

With copy to:

Address:	Calyon Hungarian Branch Office
1051 Budapest
József nádor tér 7
Hungary

Attention:	Peter Bakos
Fax:	+36 1 327 9150